SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                    Franchise Finance Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:
     Franchise Finance Corporation of America common stock, par value $.01 per share
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
     56,139,499
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     Aggregate merger consideration of $1,412,619,266.00 equals the sum of
     (a) the product of $25.00 and 56,139,499 (aggregate number of shares of Franchise Finance Corporation of America common stock outstanding), and
     (b) an aggregate of $9,131,791 to be paid to holders of options to acquire Franchise Finance Corporation of America common stock in exchange for the cancellation of their options at the effective time of the merger. Fee calculated on the basis of 1/50 of 1% of the aggregate merger consideration of $1,412,619,266.00.
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
     $1,412,619,266.00
--------------------------------------------------------------------------------
5)   Total fee paid:
     $282,524.00
--------------------------------------------------------------------------------
[X] Fee paid previously with preliminary materials: A fee of $282,524.00 was paid previously with the filing of the preliminary proxy materials on May 7, 2001
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
                                  ------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                                        --------------------
     3)   Filing Party:
                        ----------------------------------------------------
     4)   Date Filed:
                      ------------------------------------------------------

                              [LETTERHEAD OF FFCA]


DEAR SHAREHOLDER:


     On behalf of the board of directors, I cordially invite you to attend a special meeting of shareholders of Franchise Finance Corporation of America to be held at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona, on Friday, July 20, 2001, at 10:00 a.m., local time.


     At the special meeting, you will be asked to consider and vote to approve a merger under which General Electric Capital Corporation would acquire Franchise Finance Corporation of America, and you would be entitled to receive $25.00 in cash for each share of FFCA common stock you hold. More detailed information about the merger, the merger agreement and the related amendment to FFCA's charter is in the accompanying proxy statement. A copy of the merger agreement is attached as Appendix A to the proxy statement. You should carefully read the accompanying material.

     THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF FFCA AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED AMENDMENT TO FFCA'S CHARTER. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE RELATED AMENDMENT TO FFCA'S CHARTER.

     YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope as soon as possible. This will allow your shares to be represented at the meeting whether or not you attend the meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting. It is important to note that the failure to submit a proxy card or vote at the meeting will have the same effect as a vote against the merger.

                                  Sincerely,

                                  /s/ Morton H. Fleischer,


June 8, 2001                      Morton H. Fleischer,
                                  CHAIRMAN OF THE BOARD AND
                                  CHIEF EXECUTIVE OFFICER

                              [LETTERHEAD OF FFCA]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 2001

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Meeting") of Franchise Finance Corporation of America, a Maryland corporation ("FFCA"), will be held on Friday, July 20, 2001 at 10:00 a.m. local time, at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona for the following purposes:


     1. To consider and vote upon a proposal to approve a merger and the related amendment to FFCA's charter, as contemplated by the Agreement and Plan of Merger, dated as of March 30, 2001, among General Electric Capital Corporation ("GE Capital"), Galahad Acquisition Corp., an indirect wholly-owned subsidiary of GE Capital ("Merger Sub"), and FFCA that will result in:

     * Merger Sub merging with and into FFCA, with FFCA surviving the merger and becoming a wholly-owned subsidiary of GE Capital; and

     * Each outstanding share of FFCA common stock held immediately prior to the effective time of the merger being converted into the right to receive $25.00 in cash, which may be reduced for persons subject to applicable withholding taxes.

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting, including without limitation, potential adjournments or postponements of the Meeting for the purpose of soliciting additional proxies in order to approve the merger and related amendment to FFCA's charter.


     Only those shareholders of record at the close of business on May 31, 2001 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.


     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted on at the special meeting. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE RELATED AMENDMENT TO FFCA'S CHARTER.

     Please do not send your FFCA common stock certificates to FFCA with your proxy card. If the merger is completed, you will receive a letter containing instructions for the surrender of your FFCA common stock certificates for payment.

                                   By Order of the Board of Directors

                                   /s/ Dennis L. Ruben,


Scottsdale, Arizona                Dennis L. Ruben,
Dated: June 8, 2001                SECRETARY

                               SUMMARY TERM SHEET

     The following summary briefly describes the material terms of the proposed acquisition of FFCA by GE Capital. While this summary describes the material terms that you should consider when evaluating the merger, the attached proxy statement contains a more detailed description of the terms of the merger. You should carefully read the proxy statement in its entirety before voting. We have included section references to direct you to a more complete description of the topics described in this summary.

Q:  HOW MUCH WILL I RECEIVE FOR MY SHARES OF FFCA COMMON STOCK IN THE MERGER?

A: If the merger is completed, you will receive $25.00 per share in cash (less applicable withholding taxes, if any) for each share of FFCA common stock you own at the time of the merger and you will have no interest in the surviving corporation. The total consideration to be paid to FFCA shareholders in the merger will be approximately $1.4 billion. See "THE MERGER AGREEMENT - Conversion of FFCA Common Stock."

Q:  WILL I HAVE TO PAY TAXES ON THE $25.00 PER SHARE I RECEIVE IN THE MERGER?

A: The receipt of cash in the merger will generally be a taxable transaction to you in the same way as if you sold your shares for $25.00 per share in cash. See "THE MERGER - Material Federal Income Tax Considerations."

Q:  WHAT WILL HAPPEN TO FFCA AND ITS SHAREHOLDERS IN THE MERGER?

A:  As a result of the merger:

     * FFCA, the surviving corporation in the merger, will become a wholly-owned subsidiary of GE Capital;

     * FFCA shareholders will receive cash in exchange for their shares and will no longer have any interest in the future earnings or growth of FFCA;

     *    FFCA will no longer be a public company; and

     * FFCA's common stock will no longer be listed or traded on the New York Stock Exchange.

See "THE MERGER AGREEMENT."

Q:  WILL I CONTINUE TO RECEIVE REGULAR QUARTERLY DIVIDENDS?

A: FFCA will continue to pay regular quarterly dividends until the merger is completed. In addition, a special pro-rated dividend will be paid for the partial quarterly period, if any, ending on the day prior to the merger. Once the merger is completed, you will no longer receive any dividends for any period following the effective time of the merger. See "THE MERGER - Effects of the Merger."

Q:  HOW DOES FFCA'S BOARD OF DIRECTORS RECOMMEND I VOTE?

A: FFCA's board of directors has determined that the merger, the merger agreement and the related amendment to FFCA's charter are advisable and in the best interests of FFCA and its shareholders, and recommends that you approve the merger and the related amendment to FFCA's charter. FFCA's board of directors and executive officers and their affiliates, who intend to vote "FOR" approval of the merger, together owned approximately 2.43% of FFCA's outstanding common stock as of the record date. In addition, Colony SB, LLC, which under an investor's agreement with FFCA has the right to nominate one member of FFCA's board of directors, has indicated that it intends to vote "FOR" approval of the merger. As of the record date, Colony owned approximately 6.76% of FFCA's outstanding common stock. See "THE MERGER - Recommendation of the Board."


Q: HAS AN OUTSIDE PARTY GIVEN ITS OPINION AS TO THE FAIRNESS OF THE MERGER CONSIDERATION?

A: FFCA's board of directors received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated, its financial advisor, to the effect that as of the date of the opinion and subject to the assumptions, limitations and qualifications contained in the opinion, the merger consideration of $25.00 per share in cash to be received by shareholders of FFCA for their FFCA common stock is fair to the shareholders from a financial point of view. See "THE MERGER - Opinion of FFCA's Financial Advisor" and "APPENDIX B."

Q:  ARE THERE ANY CONDITIONS TO COMPLETION OF THE MERGER?

A: In addition to FFCA shareholder approval, the merger is also subject to the following conditions:

     * FFCA must sell all of the properties it owns that contain underground storage tanks used to store gasoline (which currently number 178) and three additional properties which have specified environmental conditions present, at aggregate net sales prices that are at least as high as the prices determined by a formula separately agreed to by FFCA and GE Capital;

     * The absence of specified material adverse changes affecting FFCA or in specified tax laws that affect FFCA;

     * There must not be a continuing 25% decline in the NYSE composite index since March 30, 2001 or a continuing general suspension of trading on the NYSE; and

     *    Other customary closing conditions and regulatory approvals.

See "THE MERGER AGREEMENT - Conditions to the Merger."

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?


A: The merger and related charter amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of FFCA common stock on the record date, or 28,069,750 shares. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your shares at the meeting. See "THE SPECIAL MEETING - Quorum and Vote Required."


Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at the meeting. Failure to submit a proxy or vote at the meeting will have the same effect as a vote against the merger. Under Maryland law, since FFCA's shares are listed on the NYSE, FFCA dissenting shareholders do not have the right to receive the appraised value of their shares in connection with the proposed merger. If you do not vote in favor of the proposed merger and it takes place anyway, you will be bound by the terms of the merger agreement.

Q: WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?


A: The special meeting will be held at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona, on Friday, July 20, 2001, at 10:00 a.m., local time. See "THE SPECIAL MEETING."


Q:  WHO CAN VOTE?


A: Only shareholders of record as of the close of business on May 31, 2001 may vote at the meeting. See "THE SPECIAL MEETING - Record Date and Voting Power."


Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: Maryland law and FFCA's bylaws do not permit any other matters to be presented at the special meeting except related procedural matters, including adjournment of the meeting to a later date.

Q: HOW CAN I VOTE SHARES HELD IN MY BROKER'S NAME?

A: If your broker or another nominee holds your shares in its name (or in what is commonly called "street name"), then you should give your broker or nominee instructions on how to vote. Otherwise, your shares will not be voted and will have the same effect as a vote against the merger. Directions for instructing your broker are included on your proxy card. See "THE SPECIAL MEETING - Proxies, Voting and Revocation."

Q: CAN I CHANGE MY VOTE?

A: You may change your vote at any time before the vote is tabulated at the meeting. For shares held directly in your name, you may do this by sending a new proxy or a written revocation to FFCA's secretary or by attending the meeting and voting there. Attending the meeting alone will not change the vote in the proxy you sent, unless you vote at the meeting. For shares held in "street name," you may change your vote only by giving new voting instructions to your broker or nominee. See "THE SPECIAL MEETING - Proxies, Voting and Revocation."

Q: WHAT SHOULD I DO NOW?

A: Please vote. If you mail your completed, signed and dated proxy card in the enclosed envelope as soon as possible, your shares will be voted at the meeting even if you are unable to attend. No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
     CARD?

A: It means your shares are registered differently or are held in more than one account. Please complete, sign, date and mail each proxy card that you receive.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions that will tell you how to exchange your certificates for $25.00 per share in cash. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW OR WITH YOUR PROXIES. Hold your certificates until you receive further instructions.

Q: WHAT HAPPENS IF I SELL MY SHARES BEFORE THE SPECIAL MEETING?


A: The record date for the meeting is earlier than the expected completion date of the merger. If you held your shares on the record date, but have transferred those shares after the record date and before the merger, you will retain your right to vote at the meeting, but not the right to receive the merger consideration. The right to receive the merger consideration will pass to the person to whom you transferred your shares.


Q: WHO SHOULD I CONTACT IF I HAVE QUESTIONS ABOUT THE MERGER OR NEED ADDITIONAL COPIES OF THE PROXY STATEMENT?


A: If you have more questions about the merger or would like additional copies of the attached proxy statement, you should contact Georgeson Shareholder Communications, 17 State Street, 10th Floor, New York, New York 10004,
Telephone: (800) 223-2064.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION................................................................   1
SUMMARY.....................................................................   1
   The Companies Involved in the Merger.....................................   2
   Merger Description.......................................................   2
   Special Meeting and Voting...............................................   4
   Selected Merger Agreement Provisions.....................................   5
   Financing, Tax, Accounting and Regulatory Matters........................   7
   Further Information......................................................   7
THE SPECIAL MEETING.........................................................   7
   Date, Time and Place of the Special Meeting..............................   7
   Purpose of the Special Meeting...........................................   8
   Record Date and Voting Power.............................................   8
   Quorum and Vote Required.................................................   8
   Proxies, Voting and Revocation...........................................   9
   Solicitation of Proxies and Expenses.....................................   9
THE MERGER        ..........................................................   9
   Background of the Merger.................................................   9
   Reasons for the Merger; Factors Considered...............................  16
   Recommendation of the Board..............................................  18
   Opinion of FFCA's Financial Advisor......................................  18
   Interests of Directors and Officers in the Merger........................  23
   Amendment to FFCA's Charter..............................................  29
   Effects of the Merger....................................................  29
   Financing for the Merger.................................................  29
   Expected Accounting Treatment of the Merger..............................  30
   Hart-Scott-Rodino Filing.................................................  30
   Material Federal Income Tax Considerations...............................  30
THE MERGER AGREEMENT........................................................  31
   The Merger Structure.....................................................  31
   Effective Time...........................................................  32
   Conversion of FFCA Common Stock..........................................  32
   Procedures for Exchange of Stock Certificates............................  32
   Treatment of Stock Options, Restricted Stock and Warrants................  33
   Representations and Warranties...........................................  33
   Conduct of FFCA's Business Before the Merger.............................  34
   Additional Agreements....................................................  36
   Conditions to the Merger.................................................  38
   Termination of the Merger Agreement......................................  39
   Termination Fee..........................................................  40
   Amendments, Extensions and Waivers.......................................  40
INFORMATION CONCERNING FFCA.................................................  41
   Market for FFCA Common Stock.............................................  41
   Security Ownership of Certain Beneficial Owners and FFCA Management......  42
Information Concerning GE Capital and Merger Sub............................  43
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING...............................  43
WHERE YOU CAN FIND MORE INFORMATION.........................................  44
FORWARD-LOOKING STATEMENTS..................................................  44

APPENDIX A -- AGREEMENT AND PLAN OF MERGER
APPENDIX B -- FAIRNESS OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
APPENDIX C -- AMENDMENT AND RESTATEMENT OF CHARTER OF FFCA TO BECOME EFFECTIVE
              AT THE EFFECTIVE TIME OF THE MERGER

                    FRANCHISE FINANCE CORPORATION OF AMERICA
                           17207 North Perimeter Drive
                         Scottsdale, Arizona 85255-5402


               --------------------------------------------------
                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 20, 2001
               --------------------------------------------------


                                  INTRODUCTION


     This proxy statement is furnished in connection with the solicitation by the board of directors of Franchise Finance Corporation of America ("FFCA") of proxies for use at the special meeting of shareholders to be held on Friday, July 20, 2001, at 10:00 a.m., local time, at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona.

     This proxy statement and the accompanying proxy were first mailed to FFCA shareholders on or about June 8, 2001.

     As of May 31, 2001, the record date, FFCA had 56,139,499 shares of common stock outstanding. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. Each shareholder will be entitled to one vote for each share of common stock held by the shareholder as of the record date. The affirmative vote of a majority of the votes entitled to be cast at the meeting is required to approve the merger and the related amendment to FFCA's charter described in this proxy statement.


     FFCA'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED AMENDMENT TO FFCA'S CHARTER, DETERMINING THEM TO BE ADVISABLE AND IN THE BEST INTERESTS OF FFCA AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE RELATED AMENDMENT TO FFCA'S CHARTER.

     FFCA will pay the expense of soliciting proxies. Proxies will be solicited by mail and may also be solicited by telephone calls or personal calls by officers, directors, or employees of FFCA, none of whom will be specially compensated for soliciting proxies. FFCA has retained the services of Georgeson Shareholder Communications to assist in the solicitation. Fees for these services are estimated to be approximately $25,000 plus reasonable out-of-pocket expenses, which are estimated to be approximately $75,000.

                                     SUMMARY

     This summary highlights selected information presented in this proxy statement and may not contain all of the information that is important to you. To more fully understand the proposal to be voted on at the special meeting, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which it refers. A copy of the merger agreement is attached as Appendix A to this proxy statement.

THE COMPANIES INVOLVED IN THE MERGER

     GE Capital, together with its subsidiaries, provides financial services that include lending, equipment management services and annuities. GE Capital is a subsidiary of General Electric Company, which engages in providing a wide variety of industrial, commercial and consumer products and services. GE Capital's address and phone number are:

          General Electric Capital Corporation
          44 Old Ridgebury Road
          Danbury, Connecticut 06810
          (203) 796-1038
          Attention:  Joyce Peters

     FFCA is a chain store property finance company dedicated to providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets. FFCA's address and phone number are:

          Franchise Finance Corporation of America
          17207 North Perimeter Drive
          Scottsdale, Arizona 85255
          (480) 585-4500

     Galahad Acquisition Corp., an indirect wholly-owned subsidiary of GE Capital, was formed as the "Merger Sub" for the sole purpose of merging with FFCA in the merger. As of the date of the merger agreement, Merger Sub did not have any significant assets or liabilities or engage in any activities other than those related to completing the merger. Merger Sub's address and phone number are:

          Galahad Acquisition Corp.
          44 Old Ridgebury Road
          Danbury, Connecticut 06810
          (203) 796-1038
          Attention:  Joyce Peters

MERGER DESCRIPTION

     THE MERGER STRUCTURE. The merger agreement provides that Merger Sub will be merged with and into FFCA. The merger will become effective when the articles of merger have been filed with and accepted by the State Department of Assessments and Taxation of the State of Maryland in accordance with the Maryland General Corporation Law, or at a subsequent time as GE Capital and FFCA agree and specify in the articles of merger. At that time, Merger Sub will be merged with and into FFCA and will cease to exist as a separate entity, and FFCA will become a subsidiary of GE Capital. FFCA expects the merger to become effective as soon as practicable after the approval of the merger by FFCA's shareholders and the satisfaction or waiver of all other conditions to the merger. See "THE MERGER AGREEMENT - The Merger Structure."

     WHAT YOU WILL RECEIVE IN THE MERGER. At the effective time of the merger, each issued and outstanding share of FFCA common stock will be converted into the right to receive $25.00 in cash, which may be reduced for persons subject to applicable withholding taxes. See "THE MERGER AGREEMENT - Conversion of FFCA Common Stock."

YOU SHOULD NOT SEND IN YOUR FFCA COMMON STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.

     QUARTERLY DIVIDENDS. Regular quarterly dividends will be paid by FFCA until the merger is completed. In addition, a special pro-rated dividend will be paid for the partial quarterly period, if any, ending on the day prior to the merger. Once the merger is completed, you will no longer receive any dividends for any period following the effective time of the merger.

     RECOMMENDATION OF THE BOARD OF DIRECTORS OF FFCA. FFCA's board of directors believes that the merger, the merger agreement and the related amendment to FFCA's charter are advisable and in the best interests of FFCA and its shareholders, and recommends that you vote "FOR" the proposal to approve the merger and the related amendment to FFCA's charter. See "THE MERGER - Recommendation of the Board."

     BACKGROUND AND REASONS FOR THE MERGER. In making the determination to approve the merger, the merger agreement and the related amendment to FFCA's charter, FFCA's board of directors considered various factors and alternatives to the merger, including those described under the headings "THE MERGER - Background of the Merger," and "- Reasons for the Merger; Factors Considered."

     OPINION OF FINANCIAL ADVISOR TO FFCA. In connection with the merger, FFCA's board of directors received an opinion from FFCA's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as to the fairness, from a financial point of view, of the merger consideration to FFCA's shareholders. Merrill Lynch's written opinion, dated March 29, 2001, is attached to this proxy statement as Appendix B. We encourage you to carefully read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch in providing its opinion.

     Merrill Lynch's fairness opinion is addressed to the FFCA board of directors and does not address the merits of the underlying decision by FFCA to engage in the merger and does not constitute a recommendation to any shareholder as to how any shareholder should vote on the merger. See "THE MERGER - Opinion of FFCA's Financial Advisor."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Some of the directors and officers of FFCA have interests in the merger that are different from, or in addition to, your interests as a shareholder. These interests may relate to or arise from, among other things, option and restricted stock payments and change-in-control payments. For the FFCA officers, these interests may also include compensation received from the surviving company following the merger. See "THE MERGER - Interests of Directors and Officers in the Merger" for a more detailed description of these interests.


     As of the record date, FFCA's executive officers and directors owned stock options to acquire 2,419,172 shares of FFCA common stock. Although the shares that may be acquired by exercising the options can not be voted at the meeting, these officers and directors will receive cash payments for options with an exercise price of less than $25.00 per share (the per share merger consideration) if the merger is completed.

     As of the record date, FFCA's directors and executive officers and their affiliates, who intend to vote "FOR" approval of the merger, beneficially owned an aggregate of 1,361,445 shares of FFCA common stock (not including shares relating to unexercised options), representing approximately 2.43% of the shares of FFCA common stock outstanding on the record date. In addition, Colony SB, LLC, which under an investor's agreement with FFCA has the right to nominate one member of FFCA's board of directors, has indicated it intends to vote "FOR" approval of the merger. As of the record date, Colony owned approximately 6.76% of FFCA's outstanding common stock.


     DISSENTERS' RIGHTS. Under Maryland law, since FFCA's shares are listed on the NYSE, dissenting FFCA shareholders do not have the right to receive the appraised value of their shares in connection with the proposed merger. There are no dissenters' or appraisal rights offered in the merger agreement or otherwise in connection with the merger.

SPECIAL MEETING AND VOTING


     THE SPECIAL MEETING. The special meeting of the shareholders will be held at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona on Friday, July 20, 2001, at 10:00 a.m., local time. At the meeting, FFCA's shareholders will be asked to consider and vote upon a proposal to approve the merger and the related amendment to FFCA's charter. See "THE SPECIAL MEETING."

     RECORD DATE AND VOTING POWER. FFCA's board of directors has fixed the close of business on May 31, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting. As of the record date, FFCA had 56,139,499 shares of common stock outstanding, held by approximately 14,326 shareholders of record. FFCA has no other class of voting securities outstanding. Shareholders of record on the record date will be entitled to one vote per share of common stock on any matter that may properly come before the meeting and any adjournment or postponement of the meeting. See "THE SPECIAL MEETING - Record Date and Voting Power."

     QUORUM AND VOTE REQUIRED. FFCA's charter and bylaws require (1) the presence, in person or by duly executed proxy, of shares representing at least a majority of the votes entitled to be cast at the meeting in order to constitute a quorum, and (2) the affirmative vote of shares representing at least a majority of the votes entitled to be cast at the meeting in order to approve the merger and related amendment to FFCA's charter. Failure to return your proxy or direct your broker or nominee how to vote your proxy will have the same effect as a vote against the merger. See "THE SPECIAL MEETING - Quorum and Vote Required."


     PROXIES, VOTING AND REVOCATION. Shares represented at the meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted at the meeting, and at any adjournments or postponements of the meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, except for broker non-votes, the shares represented by that proxy will be voted "FOR" the approval of the merger and the related amendment to FFCA's charter. Proxies are being solicited on behalf of FFCA's board of directors.

     A proxy may be revoked by the person who executed it at, or before, the meeting by: (1) delivering to FFCA's secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy; (2) duly executing, dating and delivering to FFCA's secretary a subsequently dated proxy; or (3) attending the meeting and voting in person. Attendance at the meeting will not, by itself, constitute revocation of a proxy. See "THE SPECIAL MEETING
- Proxies, Voting and Revocation."

     FFCA will bear its own cost of solicitation of proxies. FFCA will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of FFCA common stock held in their names. FFCA has retained the services of Georgeson Shareholder Communications to assist in the solicitation. Fees for these services are estimated to be approximately $25,000 plus reimbursement of reasonable out-of-pocket expenses, which are estimated to be approximately $75,000.

     BROKER VOTES. Shares held in the name of your broker or a nominee, or in "street name," will not be voted by your broker or nominee unless you provide instructions on how to vote. Your broker or nominee will provide you directions regarding how to instruct your broker or nominee to vote your shares. Without your instructions, your shares will not be voted, which will have the same effect as a vote against the merger and related amendment to FFCA's charter.

SELECTED MERGER AGREEMENT PROVISIONS

     CONDITIONS TO THE MERGER. Each party's obligation to complete the merger depends on the satisfaction or waiver of a number of conditions, including the following:

     * the approval of the merger and related amendment to FFCA's charter by FFCA's shareholders;

     * the expiration or termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which was terminated on April 13, 2001;

     * the absence of governmental actions having the effect of making the merger illegal or otherwise prohibiting the merger; and

     * the material correctness of the representations and warranties of the other party in the merger agreement and the material performance of the obligations to be performed by the other party under the merger agreement.

     GE Capital's and Merger Sub's obligation to complete the merger also depends on the satisfaction or waiver of a number of additional conditions, including the following:

     * the sale by FFCA of all of the properties it owns that contain underground storage tanks used to store gasoline (which currently number 178) and an additional three properties which have specified environmental conditions present, at net aggregate sales prices that are at least as high as the prices determined by a formula separately agreed to by FFCA and GE Capital;

     * the receipt by GE Capital of an opinion of counsel as to the status of FFCA as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Tax Code") and the tax status of specified subsidiaries;

     * the non-occurrence of specified material adverse changes in the business of FFCA or specified tax laws that affect FFCA; and

     * there must not be a continuing 25% decline in the NYSE composite index since March 30, 2001 or a continuing general suspension of trading on the NYSE.

For a more detailed description of the conditions to the merger, see "THE MERGER AGREEMENT - Conditions to the Merger."

     TERMINATION OF THE MERGER AGREEMENT. FFCA and GE Capital may, by mutual written consent, agree to terminate the merger agreement without completing the merger. The merger agreement may also be terminated:

     By either FFCA or GE Capital:

     * if the merger is not approved by FFCA's shareholders at the special meeting or any adjournment or postponement of the meeting;

     *    if the merger is not completed on or before December 31, 2001;

     * if any final, nonappealable order of any governmental entity or court is in effect that prevents the completion of the merger; or

     * if any of the conditions to a party's duty to complete the merger become impossible to fulfill and are not waived by the other party.

     By FFCA:

     * if FFCA approves or recommends an alternative acquisition proposal which FFCA's board of directors concludes to be a superior proposal (as defined in the merger agreement) to the merger, as long as FFCA has permitted GE Capital a two-day period to revise its merger proposal to make a counter proposal that is at least as favorable as the alternative acquisition proposal.

     By GE Capital:

     * if FFCA's board of directors withdraws or modifies in any adverse manner its approval or recommendation of the merger, or approves or recommends a superior proposal.

For a more detailed description relating to termination of the merger agreement, see "THE MERGER AGREEMENT - Termination of the Merger Agreement" and " - Termination Fee."

TERMINATION FEE UNDER THE MERGER AGREEMENT. FFCA must pay GE Capital a $60 million termination fee if the merger agreement is terminated:

     * by GE Capital, as a result of FFCA's board of directors withdrawing or modifying in any adverse manner its approval or recommendation of the merger agreement or approving or recommending to FFCA's shareholders a superior proposal;

     * by FFCA, as a result of FFCA's board determining to approve or recommend a superior proposal to the merger; or

     * by either FFCA or GE Capital as a result of (1) the FFCA shareholders not approving the merger at the special meeting, (2) at the time of such meeting, an acquisition proposal, in which the consideration offered to FFCA shareholders has a value in excess of $25.00 per share, has been publicly announced and has not been publicly rejected by the board, and (3) within 12 months after termination of the merger agreement, FFCA either (a) completes the transaction with respect to such acquisition proposal, or (b) enters into a definitive agreement to complete such transaction (or any other transaction which likewise offers FFCA shareholders per share value in excess of $25.00) and any such transaction is completed at any time after entering into that agreement.

For a more detailed description relating to termination of the merger agreement, see "THE MERGER AGREEMENT - Termination of the Merger Agreement" and " - Termination Fee."

FINANCING, TAX, ACCOUNTING AND REGULATORY MATTERS

     FINANCING FOR THE MERGER. GE Capital intends to fund the merger consideration internally with cash generated from GE Capital's operations. There are no financing contingencies to the completion of the merger.

ACCOUNTING TREATMENT. The merger will be treated as a "purchase" in accordance with generally accepted accounting principles. See "THE MERGER - Expected Accounting Treatment of the Merger."

     FEDERAL INCOME TAX CONSEQUENCES. In general, each FFCA shareholder will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received in payment for the shareholder's stock and the shareholder's adjusted tax basis in the stock. This transaction may also be taxable for state, local or foreign tax purposes. See "THE MERGER - Material Federal Income Tax Considerations."

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

     REGULATORY MATTERS. The Hart-Scott-Rodino Act requires FFCA and GE Capital to furnish information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires a 30-day waiting period to expire or be terminated before the merger can be completed. FFCA and GE Capital filed the required information on April 10, 2001 and the waiting period was terminated early on April 13, 2001. See "THE MERGER - Hart-Scott-Rodino Filing."

FURTHER INFORMATION

     ADDITIONAL INFORMATION. This proxy statement contains important information regarding the proposed merger. It also contains important information about the factors FFCA and its board of directors considered in evaluating the proposed merger. We urge you to read this document carefully, including the appendices, before voting your shares.

     SHAREHOLDER QUESTIONS. If you have more questions about the merger, you may contact:


          Georgeson Shareholder Communications
          17 State Street
          New York, New York  10004
          (800) 223-2064


                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


     This proxy statement is being used in connection with the solicitation of proxies for the special meeting of shareholders of FFCA, which will be held at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona on Friday, July 20, 2001, at 10:00 a.m., local time, and at any adjournment or postponement thereof. This proxy statement and the enclosed form of proxy are first being mailed to shareholders of FFCA on or about June 8, 2001.

PURPOSE OF THE SPECIAL MEETING

     At the meeting, you will be asked to consider and vote on a proposal to approve the transactions described in this proxy statement, including the merger of Merger Sub (Galahad Acquisition Corp.) with and into FFCA and the related amendment to FFCA's charter, as more completely described under the headings "THE MERGER AGREEMENT" and "THE MERGER-Amendment to FFCA's Charter." As a result of the merger, FFCA will become a wholly-owned subsidiary of GE Capital. If the merger is completed, FFCA shareholders will receive $25.00 per share in cash, less applicable withholding taxes, if any, for each share of FFCA common stock they hold and will no longer be shareholders of FFCA following the merger.

     Only business that is brought before the special meeting by or at the direction of the board of directors will be conducted at the meeting. Except for the merger proposal, the board of directors knows of no other business to be brought before the meeting. If consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies is made, the persons named in the enclosed form of proxy and acting under that proxy generally will have discretion to vote on such matters in accordance with their best judgment. FFCA's board of directors, after careful consideration, has unanimously approved the merger, the merger agreement and the related amendment to FFCA's charter and recommends that you vote "FOR" approval of the merger and the related amendment to FFCA's charter.

RECORD DATE AND VOTING POWER


     FFCA's board of directors has fixed the close of business on May 31, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. As of the record date, there were 56,139,499 shares of FFCA common stock outstanding, held by approximately 14,326 shareholders. FFCA's common stock is FFCA's only outstanding class of capital stock. Shareholders of record on the record date will be entitled to one vote per share on any matter that properly comes before the meeting and any adjournment or postponement of that meeting.


QUORUM AND VOTE REQUIRED


     FFCA's charter and bylaws require (1) the presence, in person or by duly executed proxy, of the holders of shares of common stock representing at least a majority of the votes entitled to be cast at the meeting in order to constitute a quorum and (2) the affirmative vote of the holders of shares of FFCA common stock representing a majority of the votes entitled to be cast at the meeting in order to approve the merger and related transactions. For purposes only of determining the presence or absence of a quorum for the transaction of business, abstentions will be counted as present at the meeting. Abstentions and broker non-votes will have the same effect as a vote against the merger. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     As of the record date, FFCA's directors and executive officers and their affiliates, who intend to vote "FOR" approval of the merger, beneficially owned an aggregate of 1,361,445 shares of FFCA common stock (not including shares relating to unexercised options), representing approximately 2.43% of the shares of FFCA common stock outstanding on the record date. In addition, as of the record date, Colony SB, LLC, which under an investor's agreement with FFCA has the right to nominate one member of FFCA's board of directors and has indicated that it intends to vote "FOR" approval of the merger, owned approximately 6.76% of FFCA's outstanding common stock.

PROXIES, VOTING AND REVOCATION

     Shares of common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, except for broker non-votes, the shares of common stock represented by that proxy will be voted "FOR" the approval of the merger and related amendment to FFCA's charter. Proxies are being solicited on behalf of the board of directors. Shares held in the name of your broker, or in "street name," will be voted by your broker according to your instructions. Your broker will provide you directions regarding how to instruct your broker to vote your shares.

     A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

     * delivering to FFCA's secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;

     * duly executing, dating and delivering to FFCA's secretary a subsequent proxy; or

     * attending the meeting and voting in person. Attendance at the meeting will not, by itself, constitute revocation of a previously delivered proxy. The shareholder must also vote in person to revoke the previously granted proxy.

     Any written notice revoking a proxy should be delivered to: Dennis L. Ruben, Secretary, Franchise Finance Corporation of America, 17207 North Perimeter Drive, Scottsdale, Arizona 85255. Shareholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the FFCA special meeting.

SOLICITATION OF PROXIES AND EXPENSES

     FFCA will bear its own cost of solicitation of proxies. FFCA will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of FFCA common stock held in their names. FFCA has retained the services of Georgeson Shareholder Communications to assist in the solicitation. Fees for these services are estimated to be approximately $25,000 plus reasonable out-of-pocket expenses, which are estimated to be approximately $75,000. Original solicitation of proxies by mail may also be supplemented by telephone or personal solicitation by FFCA's directors, officers or other regular employees of FFCA. No additional compensation will be paid to FFCA's directors, officers or other regular employees for these services.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Beginning in early 1999, FFCA's senior management commenced a strategic review of its then current method of operations. At that time, FFCA's method of operations had been changing with a greater emphasis on loan securitizations and fee-based services. In addition, new business opportunities were being identified which were not related to the passive ownership of real estate. The Tax Code limits FFCA's ability to pursue many of these future growth opportunities because of FFCA's status as a REIT. At the same time, FFCA was facing competition from existing and new sources. In addition, the capital markets that FFCA participated in for funding new financings were undergoing changes. The effects on FFCA's operations of these changes in the capital markets, competition and REIT provisions of the Tax Code are discussed in more detail below.

     CAPITAL MARKETS. Since FFCA's organization as a REIT in 1994, FFCA has relied principally on four external sources of capital to fund new investments: loan securitizations, whole loan sales, corporate borrowings and the sale of common stock. As described below, each of these capital sources presented, and continues to present, unique challenges that FFCA believes may limit FFCA's operating results and stock market performance in the future.

     * LOAN SECURITIZATIONS. Since 1994, FFCA's largest source of capital has been through the securitization of loans. In these securitizations, FFCA's loans are transferred to a trust that issues trust certificates or other securities that are then sold to institutional investors. FFCA believes that the securitization markets may not be a reliable and competitive source of capital for FFCA in the future since the number of purchasers for securities issued in this type of transaction is becoming more limited and there have been recent loan delinquencies in comparable securitizations that were sponsored by parties other than FFCA. In addition, future reliance on loan securitizations to fund substantial investments by FFCA will likely result in a greater percentage of FFCA's assets being comprised of subordinated securitization securities that FFCA retains when it enters into a securitization transaction. The cash flows from, and value of, these subordinated securitization securities can be volatile. FFCA also believes that further material increases in the amount of subordinated securitization securities it holds may negatively affect FFCA's corporate debt ratings in the future, making it more difficult to raise capital through the issuance of debt.

     * WHOLE LOAN SALES. In 2000, FFCA commenced a whole loan sale program as a result of the execution of a loan sale agreement and servicing agreement with Washington Mutual Bank, FA. Under this program, a taxable REIT subsidiary of FFCA receives income from the origination and sale of loans, as well as continuing revenue from FFCA's servicing of the loans after they are sold. Under the loan sale agreement, which is scheduled to expire on December 31, 2002, Washington Mutual is not obligated to and does not purchase all loans originated by FFCA. During 2000, Washington Mutual purchased approximately half of the loans FFCA originated. In addition, the purchase of loans under the loan sale agreement is subject to borrower credit concentration limits. Washington Mutual has recently informally indicated to FFCA that it intends to reduce these concentration limits. This recent indication by Washington Mutual will require FFCA to continue to develop the use of other capital sources to fund new investments. Although whole loan sales permit FFCA to conduct business without the need for additional capital, FFCA believes there are risks in substantially relying on whole loan sales as a source of capital in the future since the sale of loans to Washington Mutual or other institutional investors is not under FFCA's complete control. In addition, FFCA believes that whole loan sales have increased the volatility of FFCA's funds from operations ("FFO"), making FFCA's future growth more difficult for investors to evaluate. As a result, FFCA believes that investors may discount FFCA's ability to originate and sell loans in the future in amounts sufficient to achieve acceptable increases in FFO, which may negatively affect the market price of FFCA's stock. In addition, governmentally regulated financial institutions may be subject to regulations which may restrict or limit their ability to purchase franchise loans. These restrictions, if increased, could negatively affect FFCA's ability to sell loans in the future.

     * CORPORATE BORROWINGS. As of March 31, 2001, FFCA had investment-grade debt ratings of BBB, Baa2 and BBB- from Fitch, Moody's and Standard and Poor's, respectively. FFCA believes that favorable credit ratings are essential to make additional borrowings at favorable rates in the future and strongly influence FFCA's costs of shorter-term credit lines. FFCA also believes a material increase in the amount of subordinated securitization securities it holds from entering into securitization transactions as described above could negatively affect FFCA's corporate credit ratings and result in reduced financial flexibility and greater shareholder risk in the future. Incurring debt to fund increasing origination volumes without accessing new equity capital presents difficulties for FFCA because FFCA is required to maintain specified debt-to-equity ratios under various agreements.

     * COMMON STOCK. Since January 1997, the market price of FFCA's common stock has declined as a multiple of the estimate of FFCA's projected FFO by security analysts that follow FFCA's stock. As a result of FFCA's lower FFO trading multiples, FFCA currently believes that the issuance of its common stock would result in the dilution of its shareholders or would not achieve an acceptable rate of return. Since the amount of corporate debt which FFCA may issue is limited by covenants relating to FFCA's debt-to-equity ratio, FFCA's inability to issue common stock at appropriate prices effectively limits its ability to issue debt to fund financing activities, thereby reducing corporate financial flexibility and competitiveness in the future.

     COMPETITIVE ENVIRONMENT. Over the past several years, FFCA has encountered competition in FFCA's principal business of financing chain stores from large, diversified financial institutions competing in FFCA's market. FFCA believes that these diversified financial institutions have competitive advantages over FFCA because of their lower cost and greater availability of capital as compared to FFCA. Higher capital costs limit FFCA's ability to offer financing at rates similar to those offered by diversified financial institutions and could restrict FFCA's growth.

     REIT STATUS. In order to maintain FFCA's status as a REIT under the Tax Code, a substantial majority of FFCA's income and assets must be derived from passive real estate activities. Income from whole loan sales, servicing third parties' loan portfolios and the sale of products and services to chain store operators (such as insurance products and personnel services) are not qualifying income under the REIT provisions of the Tax Code. As a result, FFCA believes that the REIT provisions of the Tax Code could limit its business opportunities in the future.

     CHRONOLOGY. In light of these business issues, FFCA's senior management, with the concurrence of its board of directors, retained Merrill Lynch & Co. and Bear, Stearns & Co., Inc. during the first quarter of 1999 to act as FFCA's financial advisors. The financial advisors were retained to review FFCA's position in its industry and strategic alternatives, and to identify companies which would potentially be interested in a merger, consolidation, reorganization or other strategic business transaction with FFCA.

     On April 7, 1999, at a special meeting of FFCA's board of directors, representatives of Merrill Lynch and Bear Stearns discussed the state of the commercial finance industry and the valuation of commercial finance companies, and reviewed their process for identifying strategic alternatives for FFCA. At that meeting, the law firm of Simpson Thacher & Bartlett was retained as special counsel to FFCA and representatives of that firm reviewed with the board its legal duties in connection with the exploration of strategic alternatives. Representatives of Simpson Thacher & Bartlett also reviewed the terms of a proposed shareholders' rights agreement for FFCA, which was adopted by the board of directors at that meeting. At that meeting, the board also authorized the compensation committee of the board to consider the adoption of change-in-control or similar agreements to provide appropriate protection and incentives for FFCA's senior management and other key employees of FFCA to continue their employment with FFCA in light of FFCA's exploration of strategic alternatives. The board of directors also authorized the financial advisors to solicit indications of interest from third parties for a possible transaction with FFCA.

     Following the April 7, 1999 meeting, Merrill Lynch and Bear Stearns identified potential purchasers and joint venture partners to be contacted. Initially, approximately 25 companies were identified and contacted. These companies were selected based upon their market capitalization, cost of and access to capital and interest and/or participation in FFCA's targeted industry. These companies included diversified finance companies, foreign and domestic depository institutions and insurance companies. Of these 25 companies, 14 companies signed confidentiality and standstill agreements, following which information regarding FFCA was provided to them. Following the initial review of FFCA's confidential material, only two of these 14 interested companies expressed non-binding indications of interest to continue discussions with FFCA relating to the purchase of all of the common stock of FFCA. FFCA believes, based on the various discussions held with the interested companies and with the other contacted parties, that the limited number of interested parties was primarily a result of FFCA's large size and its unique mix of assets. In addition, FFCA believes that many of the potential purchasers did not pursue an acquisition of FFCA because FFCA's assets were limited to a single asset class or loan type which exceeded the loan concentration policies of the potential purchasers or exceeded limits placed on those entities by federal and state regulators. FFCA's direct ownership of real estate creates obstacles for financial institutions in acquiring FFCA because those institutions are subject to regulation by federal and state banking authorities that prevent the institutions from acquiring real estate asset portfolios like FFCA's portfolio.

     On April 29, 1999 and May 7, 1999, the compensation committee of the board of directors held meetings and received advice from representatives of Hewitt Associates, independent compensation consultants to FFCA, and representatives of Simpson Thacher & Bartlett regarding proposals for continuity (change-in-control) agreements to be entered into with FFCA's executive officers and other senior managers. No action was taken by the compensation committee at these meetings.

     At a regularly scheduled meeting held on May 12, 1999, the board of directors, upon the recommendation of the compensation committee which met earlier on the same date, approved and adopted the proposed change-in-control program for FFCA's management in order to provide management with appropriate protection and incentives to continue their employment with FFCA. At that meeting, Morton H. Fleischer, Chairman and Chief Executive Officer of FFCA, reviewed with and updated the board of directors as to the status of the financial advisors' and management's efforts regarding a strategic transaction, including the number of parties contacted and the difficulties the contacted parties expressed in pursuing a possible transaction with FFCA.

     On May 19 and May 26, 1999, FFCA received separate written non-binding indications of interest from GE Capital and another party expressing preliminary interest in pursuing a transaction with FFCA. In order to complete a transaction with FFCA, the other potential acquiror indicated that additional parties would be required to participate with it in the transaction. The other potential acquiror did not continue negotiations with FFCA with respect to the acquisition.

     During May and June of 1999, GE Capital conducted its initial due diligence review of FFCA's operations in Scottsdale, Arizona.

     After further due diligence, on July 12, 1999, FFCA received a subsequent non-binding indication of interest from GE Capital to purchase all of FFCA's outstanding common stock, identifying a number of significant conditions to the signing and completion of a transaction, including continued due diligence review, negotiation of a mutually satisfactory merger agreement, receipt of a private letter ruling from the Internal Revenue Service as to FFCA's retention of its REIT status for the year in which the then proposed GE Capital acquisition would occur in a form satisfactory to GE Capital, execution of employment agreements with various members of FFCA's management and defeasance or repayment of FFCA's then outstanding debt. At the same time that this expression of interest was made, Weil, Gotshal & Manges LLP, GE Capital's legal counsel, distributed written comments, reflecting GE Capital's proposal including the conditions listed above, to the form of merger agreement prepared by FFCA's counsel. Mr. Fleischer individually advised the members of the board of FFCA's receipt of and terms of this indication of interest. FFCA, with the concurrence of its board, decided to further pursue this indication of interest and directed its financial and legal advisors to continue negotiations and due diligence activities with GE Capital and its advisors.

     During July through September 1999, FFCA and its advisors continued the diligence and negotiation efforts with GE Capital and its advisors, attempting to resolve the various open issues between the parties, including the purchase price and the conditions contained in GE Capital's proposal.

     On July 30 and August 9, 1999, at meetings of the board of directors, Mr. Fleischer advised the board on the current status of the proposed transaction with GE Capital, and representatives of the financial advisors reviewed with the board the results of their efforts to solicit interest in a strategic transaction, including the fact that an initial list of approximately 25 companies was contacted, 14 companies signed confidentiality and standstill agreements and received confidential materials and two companies had submitted non-binding indications of interest and conducted further due diligence. Except for the July 12, 1999 subsequent non-binding indication from GE Capital, no other subsequent indications of interest were received. The board of directors instructed the company and its advisors to continue their efforts.


     During August 1999, FFCA's senior management met with representatives of Morgan Stanley Dean Witter to discuss strategic alternatives to the proposed acquisition by GE Capital. Morgan Stanley was contacted because of its knowledge of FFCA's securitization transactions, and in particular, the cash flows generated by FFCA's assets. In addition, Morgan Stanley was at that time generally regarded as the leading investment banking firm with respect to franchise loan securitizations. Morgan Stanley has been the primary investment banker for FFCA's recent mortgage loan securitization transactions, and as a result, has significant knowledge and experience relating to the cash flows generated by FFCA's assets. Following these discussions, at the direction of FFCA, Morgan Stanley conducted extensive portfolio modeling to review the potential for funding a corporate recapitalization and new business through significant mortgage securitization transactions. The portfolio modeling consisted of a review and analysis of the cash flow generated by FFCA's assets and estimated future financings. These strategic alternatives were not pursued by FFCA because of their reliance on a single funding strategy within increasingly volatile capital markets.


     On September 17, 1999, at a special meeting of the board, representatives of Merrill Lynch and Bear Stearns reviewed with the board the current status of negotiations with GE Capital. In addition, FFCA's counsel reviewed the current draft of the merger agreement with respect to the significant issues which remained unresolved. At that meeting, representatives of Merrill Lynch and Bear Stearns also advised the board of directors regarding structural alternatives to a sale of FFCA. FFCA's senior management previously requested that the advisors review these alternatives so that the board could consider all possible alternatives to a sale of FFCA. These alternatives included:

     * the creation of a taxable corporation whose stock would be distributed to FFCA shareholders in a spin-off transaction;

     * the organization of a taxable corporation as one of FFCA's subsidiaries; and

     * the organization of a taxable corporation with a real estate investment trust as a subsidiary.

The proposed purpose of forming these corporations was to isolate in a separate taxable corporation the activities that would create income that would not qualify under the REIT provisions of the Tax Code in order to give FFCA greater operational flexibility. Although no action was taken at this time with respect to any alternatives, the board directed FFCA and its advisors to continue negotiating with GE Capital and its advisors while also investigating alternative operating structures available to FFCA.

     Following this meeting, negotiations and due diligence with GE Capital continued with respect to the proposed transaction, but the parties were unable to resolve numerous issues with respect to GE Capital's acquisition of FFCA. In addition, FFCA and its advisors continued to pursue operating structures which presented alternatives to a sale of FFCA.

     On October 29, 1999, at a special meeting of the board, representatives of Merrill Lynch, Bear Stearns and FFCA's legal advisors reported to the board on the status of negotiations with GE Capital, including the inability of the parties to reach agreement on the unresolved issues and various conditions contained in GE Capital's proposal. Following discussion, the board declined to pursue GE Capital's proposal and decided to terminate negotiations with GE Capital at that time. The board directed its financial advisors to inform GE Capital and its advisors of the board's decision. The board's decision was based in part on the difficulties of the parties in reaching agreement on the terms and conditions for a transaction and on the existence of other alternatives the board believed were available to potentially enhance FFCA's liquidity and access to capital, including the origination and sale of whole loans to third parties, specifically under a proposed whole loan sale program with Washington Mutual Bank, FA.

     On December 10, 1999, the board held a special meeting to approve the terms of a whole loan sale program under a proposed loan purchase agreement with Washington Mutual. Under this agreement, Washington Mutual agreed to purchase loans originated by FFCA under stated conditions. At this time, the board also approved employment agreements with FFCA's five executive officers, as required by Washington Mutual, having terms that matched the term of the Washington Mutual agreement.

     On January 4, 2000, in order to facilitate FFCA's whole loan sale program, FFCA organized FFCA Funding Corporation as a non-qualified REIT subsidiary to originate and sell mortgage loans (FFCA Funding was subsequently converted into a taxable REIT subsidiary in January, 2001). For tax years beginning after December 31, 2000, generally not more than 20% of a REIT's total assets can be represented by securities of one or more taxable REIT subsidiaries. Therefore, this rule could potentially constrain FFCA's ongoing ability to pursue business opportunities within its taxable REIT subsidiary.

     On January 28, 2000, at a regularly scheduled meeting, the board of directors approved a change of FFCA's state of incorporation from Delaware to Maryland, which was subsequently approved by FFCA's shareholders in May 2000. The change in the state of incorporation was done primarily to save $150,000 annually on amounts FFCA was paying in Delaware state franchise taxes and to obtain the favorable benefits of Maryland law that apply to REITs.

     During 2000, FFCA's primary sources of capital used to fund its investment activity were through whole loan sales to Washington Mutual and loan securitizations.

     On October 23, 2000, representatives of Goldman Sachs & Co., GE Capital's financial advisor, contacted representatives of Merrill Lynch to determine FFCA's interest in renewing discussions with GE Capital regarding a potential acquisition of FFCA's common stock by GE Capital. In November 2000, representatives of GE Capital had a telephone call with Mr. Fleischer to renew the negotiations that had been suspended on October 29, 1999. Following this call, Mr. Fleischer advised the members of FFCA's board that GE Capital wanted to resume negotiations and the board agreed that FFCA should resume the negotiations.

     On December 13, 2000, Mr. Fleischer and Christopher H. Volk, President and Chief Operating Officer of FFCA, met with representatives of GE Capital in New York and continued discussions for the renewal of the parties' negotiations.

Following this meeting, Mr. Fleischer instructed Merrill Lynch to renew negotiations with GE Capital's advisors, as well as to renew its efforts to solicit indications of interest from other companies (including parties previously contacted) to determine if any additional parties would be interested in a transaction with FFCA.

     On January 23, 2001, FFCA received a non-binding indication of interest from GE Capital to purchase all of FFCA's outstanding common stock for a cash price of $25 per share. The indication was subject to completion by GE Capital of its due diligence review of FFCA's operations and other stated conditions, including receipt of the previously requested private letter ruling from the Internal Revenue Service, environmental due diligence, resolution of management employment issues and disposition of any real estate FFCA owned that had underground storage tanks used for storing gasoline or other properties which have specified environmental conditions present.

     On January 26, 2001, the board of directors held a regularly scheduled meeting. At the meeting, representatives of Merrill Lynch delivered a report to the board regarding the market for publicly traded REITs, the franchise lending sector of the markets (including competitive factors in the sector), the stock market outlook for "net lease" REITs, the recent performance of FFCA's common stock and the terms of the new proposal by GE Capital to acquire all of FFCA's outstanding common stock for $25 per share. Merrill Lynch also advised the board of its efforts to solicit indications of interest during December 2000 and January 2001. Merrill Lynch advised the board that eight financial institutions were approached regarding a proposed transaction, but only two institutions, other than GE Capital, signed confidentiality and standstill agreements. Following their initial due diligence review, neither of these two companies expressed an interest to continue discussions for a strategic transaction with FFCA. FFCA was again advised that financial institutions subject to regulation by federal and state banking authorities continued to have difficulties pursuing a transaction with FFCA because of regulatory and other issues associated with FFCA's direct ownership of real estate, size and unique asset mix. The board authorized management and its advisors to continue to pursue the proposed transaction with GE Capital, instructing management and its advisors to substantially remove the conditionality of GE Capital's proposed offer and to maintain the board's ability to pursue a superior offer if one should arise in the future.

     On February 9, 2001, FFCA received a revised merger agreement from GE Capital's counsel reflecting the terms and conditions under which GE Capital was willing to complete a transaction.

     On February 13, 2001, FFCA and its advisors met with GE Capital and its advisors in New York to discuss the terms of the proposed transaction. At that meeting, a number of the conditions to the completion of a transaction previously required by GE Capital were eliminated (including the condition of a receipt of a private letter ruling from the Internal Revenue Service, which ruling GE Capital determined to be unnecessary as a result of a change in the structure of the transaction), thereby reducing the uncertainty presented in GE Capital's proposal. Also discussed were proposals to settle other unresolved issues prior to signing the merger agreement, including management employment issues and the terms under which FFCA would be required to sell properties with underground storage tanks prior to completion of the merger.

     From February 14, 2001 through March 27, 2001, negotiations continued between the parties with respect to the merger agreement, management and employment issues, due diligence and the sale of the properties with underground storage tanks. On March 28, 2001, the parties met with advisors in Scottsdale, Arizona to finalize the terms of the merger agreement, including terms for the condition related to the sale of the properties with underground storage tanks or other properties which have specified environmental conditions present and to discuss terms for FFCA's senior officers' future employment with GE Capital.

     On March 29, 2001, at a special meeting of the board of directors, the proposed transaction was discussed. At this meeting, representatives of Merrill Lynch and Bear Stearns were present. Representatives of Merrill Lynch reviewed the terms of the transaction and the fairness of the $25.00 per share offer. At that meeting, FFCA's legal advisors also reviewed the terms of the transaction, including review by FFCA's special Maryland counsel, Ballard Spahr Andrews & Ingersoll, LLP, of the board's duties under Maryland law. The board was advised that the terms for the condition related to the sale of the properties having underground storage tanks and certain other properties which have specified environmental conditions present were not yet finalized and the board appointed a signing committee of the board of directors to approve the related provisions of the merger agreement. Merrill Lynch orally delivered its fairness opinion to the board, which was subsequently confirmed in writing, that as of March 29, 2001, and subject to the assumptions made, matters considered and limitations on the review undertaken, the $25.00 per share in cash proposed to be received by the FFCA shareholders under the merger agreement was fair from a financial point of view to the shareholders (the full text of the opinion, which sets forth the assumptions made, the procedures followed, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement, and FFCA shareholders should carefully read this opinion in its entirety). Subject to final approval by the signing committee, the board of directors unanimously approved the transaction and recommended that the FFCA shareholders approve the merger and the transactions contemplated by the merger agreement.

     On March 29, 2001, the parties completed negotiation of the terms of the merger agreement, including the terms for the condition related to the sale of the properties which contain underground storage tanks and three other properties which have specified environmental conditions present, which were approved at a meeting of the signing committee later that day.

     On March 30, 2001, the merger agreement was executed and FFCA and GE Capital issued a press release announcing the signing of the merger agreement.

     On April 10, 2001, FFCA and GE Capital filed the information and materials required under the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act was terminated on April 13, 2001.

REASONS FOR THE MERGER; FACTORS CONSIDERED

     In making the determination and recommendations described above, the board of directors considered various factors and alternatives, including the following:

     * FFCA's business, current financial condition, results of operations, future prospects, the historic trading range of FFCA's common stock and the board's belief, on the basis of its familiarity with these matters, that the consideration to be received by FFCA's stockholders in the merger fairly reflects FFCA's value;

     *    The fact that the merger consideration of $25.00 per share represents:
          - an 11.2% premium above FFCA's one-month average closing price as of March 27, 2001, the date on which Merrill Lynch's fairness presentation to the board was based;
          - a 13.3% premium above FFCA's closing price one month prior to March 27, 2001;
          -    a 9.6% premium above FFCA's closing price on March 27, 2001; and
          - a 5.4% premium above FFCA's closing price as of March 29, 2001, the day prior to the public announcement of the merger;
     * The recent evaluation by the board of FFCA's strategic plans and the execution risks related to achieving those plans compared to the risks and benefits of the merger including, in particular, the factors listed below with regard to FFCA's competitive environment and capital raising capabilities:

          - The competition in FFCA's target market by companies with greater financial resources which have a lower cost of capital in comparison to FFCA's cost of capital;
          - FFCA's concern that over the long-term, this limited access to capital at competitive rates will limit or alter FFCA's growth prospects;
          - FFCA's limited ability to finance additional investments through the issuance of additional corporate debt without issuing common stock to maintain required debt-to-equity ratios;
          - FFCA's current inability to issue common stock at prices which do not dilute FFCA's existing shareholders or achieve an acceptable rate of return, based on the recent trading ranges for FFCA's common stock;
          - FFCA's reliance on whole loan sales with the following considerations:
               * Washington Mutual is not obligated to, and does not, purchase all loans originated by FFCA;
               * Washington Mutual only purchased approximately half of the loans FFCA originated during 2000; and
               * Washington Mutual's recent informal indication that it intends to reduce the concentration limits of loans to any one borrower that it will purchase;
          - FFCA's reliance on the securitization markets, which FFCA believes will be volatile in the future, with the following considerations:
               * the limited investor base for loans of the type originated by FFCA; and
               * recent loan defaults for sponsors, other than FFCA, of franchise loan securitizations which have led to concern about the quality of loans in these securitizations by the purchasers of the securitization securities;
     * The fact that FFCA conducted an extensive solicitation process involving over 25 parties, the review of confidential information by 15 parties, the receipt of two indications of interest and only one proposal to acquire FFCA;
     * The board's belief that, based on FFCA's size and unique asset mix and the results from its solicitation process, it was unlikely that it would receive a third party acquisition proposal (in cash or stock) that was financially superior to the consideration to be received under the merger agreement;
     * Possible alternatives to the merger, including continuing to operate as an independent public company, selling or spinning off various assets and possible alternative restructuring actions;
     * The fairness opinion of Merrill Lynch dated as of March 29, 2001, to the effect that as of that date, the merger consideration of $25.00 per share to be received by the shareholders was fair to the shareholders, from a financial point of view (the full text of the written opinion of Merrill Lynch & Co., which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion is attached to this proxy statement as Appendix B; FFCA shareholders should read the opinion in its entirety);
     * The terms and conditions of the merger agreement, including terms which are designed to enable FFCA's board to be permitted to review and evaluate and, under stated circumstances, accept a superior proposal, if presented, subject to FFCA's obligation to pay GE Capital a $60 million termination fee;
     * The ability of FFCA to continue to pay its regularly scheduled quarterly dividend to its shareholders until completion of the merger, including a pro-rated dividend for the period ending immediately before the effective time of the merger;
     * The fact that FFCA's recent growth in income has been largely generated by loan sale and loan servicing activities, which income does not constitute qualifying income for REITs under the Tax Code; over the long term, these income sources will likely become an increasing percentage of the overall income base of FFCA; and, as such, this has, over the long term, the potential of negatively affecting FFCA's REIT status and exposing it to potentially volatile income performance unless those activities are limited or FFCA increases its ownership of real estate assets;
     * The condition in GE Capital's proposal with respect to the sale of properties which either contain underground storage tanks or may have specified environmental conditions present and the possibility that this condition may not be satisfied;
     * The board's conclusion that the size of the termination fee, and the circumstances when that fee is payable, were reasonable in light of the benefits of the merger and the auction process conducted by and on behalf of FFCA; and
     *    The other terms and conditions of the merger.

     The board of directors did not assign relative weights to the above factors or determine that any factor was of more importance than any other factor. Rather, the board viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

RECOMMENDATION OF THE BOARD

     The board of directors of FFCA has determined, by unanimous vote, and declared that the merger, the merger agreement and the related amendment to FFCA's charter are advisable and in the best interests of FFCA and its shareholders. Accordingly, FFCA's board of directors has unanimously approved the merger, the merger agreement and the related amendment to FFCA's charter and recommends that you approve the merger and the related amendment to FFCA's charter by voting "FOR" the proposal on the merger.

OPINION OF FFCA'S FINANCIAL ADVISOR

     On March 29, 2001, Merrill Lynch rendered its opinion to FFCA's board of directors that, as of that date and based upon and subject to the factors and assumptions contained in its opinion, the $25.00 per share in cash (the "merger consideration") to be received by the holders of shares of common stock of FFCA was fair to the shareholders from a financial point of view.

     THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. YOU SHOULD READ MERRILL LYNCH'S OPINION CAREFULLY AND IN ITS ENTIRETY. MERRILL LYNCH'S OPINION IS DIRECTED TO THE FFCA BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID BY GE CAPITAL TO THE FFCA SHAREHOLDERS. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE AT THE FFCA SPECIAL MEETING. THE SUMMARY OF THE FAIRNESS OPINION IN THIS PROXY STATEMENT, WHILE IT CONTAINS ALL MATERIAL PROVISIONS OF THE OPINION, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     The opinion of Merrill Lynch was addressed to the board of directors of FFCA and evaluated only whether the merger consideration to be received was fair from a financial point of view to holders of common stock of FFCA. The opinion of Merrill Lynch did not address any other aspect of the merger. The terms of the merger, including the merger consideration, were determined through negotiations between GE Capital and FFCA and were not determined by Merrill Lynch. Specifically, the opinion of Merrill Lynch did not address the merits of the underlying decision of FFCA to participate in the merger.

     In arriving at its opinion, Merrill Lynch, among other things:

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
     * Reviewed certain publicly available business and financial information relating to FFCA that Merrill Lynch deemed to be relevant;
     * Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of FFCA;
     * Conducted discussions with members of senior management of FFCA concerning the matters described in the two bullet points above;
     * Reviewed the market prices and valuation multiples for FFCA's common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;
     * Reviewed the results of operations of FFCA and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;
     * Compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;
     * Participated in certain discussions and negotiations among representatives of FFCA and GE Capital and their financial and legal advisors;
     * Reviewed a draft of the merger agreement dated March 29, 2001; and o Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed for or by it, or publicly available, and Merrill Lynch has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any assets or liabilities of FFCA. Merrill Lynch is not an expert in the evaluation of allowances for loan and lease losses, and Merrill Lynch has neither made an independent evaluation of the adequacy of the allowance for loan and lease losses of FFCA, nor reviewed any individual credit files relating to FFCA, and, as a result, Merrill Lynch has assumed that the aggregate allowance for loan and lease losses for FFCA is adequate to cover such losses. In addition, Merrill Lynch has not assumed any obligation to conduct any physical inspection of the properties or facilities of FFCA. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by FFCA, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of FFCA's management as to the expected future financial performance of FFCA. In addition, Merrill Lynch has assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. Merrill Lynch has assumed that the merger agreement would not be materially different from the last draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated, and on the information made available to Merrill Lynch as of the date of its opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch and FFCA. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Merrill

Lynch opinion was among several factors taken into consideration by the FFCA board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the FFCA board or management of FFCA with respect to the fairness of the consideration to be paid to FFCA shareholders.

     The following is a summary of the material financial analyses presented by Merrill Lynch to the FFCA board on March 29, 2001 in connection with the rendering of its opinion on that date and is not a complete description of the analyses underlying the Merrill Lynch opinion or presentation. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Merrill Lynch believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The financial analyses presented in the tables alone do not constitute a complete description of the financial analyses.

     MARKET PREMIUM ANALYSIS. Merrill Lynch reviewed the terms of the merger. It also analyzed the merger consideration as a premium to the trading price of the FFCA common stock at different intervals prior to the board meeting on March 29, 2001. This analysis indicated that the merger consideration represented a premium of:

     * 9.6% over the market price of FFCA common stock on March 27, 2001, three days immediately before the signing of the merger agreement and the date on which Merrill Lynch's fairness presentation to the board was based;
     * 13.3% over the market price of the FFCA common stock on February 27, 2001, one month prior to the board meeting; and
     * 11.2% over the average market price of the FFCA common stock during the month immediately prior to the board meeting.

     TRANSACTION VALUE AND TRANSACTION PRICING MULTIPLES. Merrill Lynch compared the transaction and enterprise values of FFCA based upon the market price of FFCA on March 27, 2001 of $22.80 and the merger consideration of $25.00. The transaction value was obtained by multiplying (1) either the market price of FFCA common stock or the merger consideration, as the case may be, by (2) the total number of outstanding shares of FFCA common stock on March 27, 2001. The enterprise value was obtained by adding the respective transaction value to FFCA's outstanding debt of approximately $724 million. This analysis indicated that the implied transaction and enterprise value of FFCA based on the merger consideration were $1.403 billion and $2.127 billion, respectively, and that the transaction and enterprise value of FFCA based on the closing price of FFCA common stock on March 27, 2001 were $1.280 billion and $2.004 billion, respectively.

     Merrill Lynch also analyzed and compared the per share merger consideration to be received by FFCA shareholders as a multiple of FFCA's (1) fully-diluted funds from operations per share ("FFO per share") for 2000, (2) FFO per share for the years 2001 and 2002 as published by First Call and (3) book value per share as of December 31, 2000 with the corresponding multiples based on the closing price of FFCA common stock on March 27, 2001. This analysis indicated that:

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
                                        CLOSING PRICE AS
  IMPLIED TRANSACTION MULTIPLES         OF MARCH 27, 2001   MERGER CONSIDERATION
  -----------------------------         -----------------   --------------------

2000 Actual First Call FFO per share           8.0x                 8.7x
2001 Estimated First Call FFO per share        7.5x                 8.2x
2002 Estimated First Call FFO per share        7.0x                 7.6x
Book Value as of December 31, 2000             1.39x                1.53x

First Call is a recognized data service that monitors and publishes compilations of earnings and FFO per share estimates by selected research analysts regarding companies of interest to institutional investors.

     HISTORICAL TRADING ANALYSIS. Merrill Lynch reviewed the historical trading prices for FFCA common stock. This analysis indicated that:

     *    From January 1, 2000 to March 27, 2001, FFCA's trading price decreased
          5%.
     * Over the three-year period March 27, 1998 to March 27, 2001, FFCA's trading price decreased 18%. o From March 27, 1996 to March 27, 2001, the forward FFO trading multiple for FFCA common stock decreased from 10.4x to 7.3x.
     * From December 31, 1997 to March 27, 2001, FFCA's trading price decreased 16% while quarterly FFO per share increased 29%.
     * From January 1, 2000 to March 27, 2001, approximately 99% of FFCA's publicly-traded shares traded below the merger consideration of $25.00 per share.

     SUMMARY OF VALUATION ANALYSIS. Merrill Lynch compared the merger consideration to each range of implied valuation shown below, which was derived from analyses performed by Merrill Lynch, and noted that the merger consideration to be paid to FFCA shareholders of $25.00 per share was higher than or in the range of such valuations.

           METHODOLOGY                              LOW           HIGH
           -----------                              ---           ----

Comparable Public Companies Analysis               $14.26        $24.92
Control Premium Analysis                           $23.33        $28.09
Discounted Cash Flow Analysis                      $20.66        $24.99
Net Asset Valuation                                $20.00        $22.96

     COMPARABLE COMPANY TRADING ANALYSIS. Using publicly available information, Merrill Lynch compared selected historical and estimated stock price and financial ratios for FFCA with corresponding data and ratios of selected publicly traded companies in the net lease REIT industry. These companies were selected by Merrill Lynch based upon Merrill Lynch's views as to the comparability of the financial and operating characteristics of these companies to FFCA. The companies comparable to FFCA included:

     *    Realty Income Corp.;
     *    Commercial Net Lease Realty, Inc.;
     *    Lexington Corporate Properties Trust;
     *    US Restaurant Properties, Inc.; and
     *    CapTec Net Lease Realty, Inc.

     In order to determine an implied equity reference range based upon an analysis of comparable companies, Merrill Lynch compared the price of FFCA's common stock as a multiple of (1) actual 2000 FFO per share, (2) estimated 2001 and 2002 FFO per share based on First Call reports and (3) December 31, 2000 book value to the corresponding ratios for each of the comparable companies. This analysis indicated that:

     * The 2000 Price/FFO per share ratio for the comparable companies ranged from 6.5x to 10.4x with an adjusted mean and median of 7.7x, whereas FFCA's ratio was 8.0x. The mean and median calculations for the comparable company trading analyses were adjusted to exclude Realty Income as an outlier.
     * The 2001 Price/FFO per share ratio for the comparable companies ranged from 7.1x to 9.9x with an adjusted mean of 7.6x and an adjusted median of 7.7x, whereas FFCA's ratio was 7.5x.
     * The 2002 Price/FFO per share ratio for the comparable companies ranged from 6.7x to 9.5x with an adjusted mean of 7.3x and an adjusted median of 7.6x, whereas FFCA's ratio was 7.0x.
     * The price-to-book value ratio for the comparable companies ranged from 0.9x to 1.4x with an adjusted mean of 1.0x and an adjusted median of 0.9x, whereas FFCA's ratio was 1.4x.

     Based on Merrill Lynch's judgment, Merrill Lynch applied various multiple ranges to the corresponding financial data and estimates of future financial performance of FFCA to derive an implied equity reference range of $14.26 to $24.92 per share for FFCA's common stock.

     Because of the inherent differences among the operations of FFCA and the selected comparable companies, Merrill Lynch believes that a purely quantitative comparable company analysis would not be dispositive in the context of the merger. Merrill Lynch further believes that an appropriate use of a comparable company analysis in this instance involves qualitative judgments concerning differences among the financial and operating characteristics of FFCA and the selected comparable companies, which judgments are reflected in the Merrill Lynch opinion.

     CONTROL PREMIUM ANALYSIS. Merrill Lynch also reviewed the premium paid over the trading price, as of one month prior to the announcement of the transaction, for REIT mergers since January 1, 1999 of companies valued at more than $500 million. Excluding the highest and lowest premiums paid, the range of premiums was 5.7% to 27.3% and the mean and median were 15.7% and 13.2%, respectively. Applying these premiums to corresponding financial data of FFCA indicated an implied equity reference range of $23.33 to $28.09 per share for FFCA common stock.

     COMPARABLE TRANSACTION ANALYSIS. Merrill Lynch also reviewed publicly available information relating to REIT and commercial finance sector merger and acquisition transactions since January 1, 1996. Merrill Lynch determined that none of the reviewed transactions were deemed sufficiently comparable to the merger, and therefore, were not relevant to this analysis.

     No transaction utilized as a comparison in any of the analysis described is identical to the merger. An analysis of publicly traded comparable companies and comparable acquisition transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies involved and other factors that could affect the public trading value of the comparable companies or the company to which they are being compared.

     DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch also performed a discounted cash flow analysis of the projected dividends of FFCA assuming FFCA continued to operate as a stand-alone entity. Projections for calendar years 2001 through 2005 were based on management estimates. The projections assumed that common stock dividends per share would grow at 5.75% annually and that earnings in excess of those necessary to maintain FFCA's current modified equity-to-assets ratio at 48.85% could be used to repurchase common shares.

     The terminal value for FFCA was calculated by applying a forward trading multiple of 7.5x to FFCA's projected 2006 FFO per share, which was based on an estimated annual asset origination growth rate of between 5% and 15% for the period 2002 to 2005. The terminal value of FFCA, as well as the projected dividends of FFCA for the period from 2001 to 2005, were discounted back to January 1, 2000 using discount rates ranging from 16% to 20%, which Merrill Lynch viewed as the appropriate range of discount rates for a company with FFCA's risk characteristics. This analysis resulted in an equity reference range for FFCA of $20.66 to $24.99 per share.

     NET ASSET VALUATION ANALYSIS. Merrill Lynch also performed a net asset valuation for the December 31, 2000 balance sheet. FFCA's leases were valued by applying a capitalization rate ranging from 9% to 10%. The range for capitalization rates was based on management estimates. The remaining assets and liabilities were valued using management's estimate of liquidation value. Property appraisals were not performed for this analysis. The analysis resulted in an equity reference range for FFCA of $20.00 to $22.96 per share.

     FFCA retained Merrill Lynch based on its experience and expertise. Merrill Lynch is an internationally recognized investment banking advisory firm. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In addition, Merrill Lynch has, in the past, provided financial advisory and financing services to FFCA and GE Capital and its affiliates, and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade securities of FFCA and GE Capital and its affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Under a letter agreement between FFCA and Merrill Lynch, dated as of April 6, 1999, FFCA agreed to pay Merrill Lynch for financial advisory services rendered through the closing of the merger a fee of $300,000 upon execution of the merger agreement. Merrill Lynch will be entitled to a transaction fee equal to 0.30% times the total enterprise value of the transaction, or $6,381,000, upon completion of the merger. Any fees previously paid to Merrill Lynch will be deducted from any fee to which Merrill Lynch becomes entitled upon completion of the merger. FFCA has also agreed to reimburse Merrill Lynch for the reasonable out-of-pocket expenses incurred by it in connection with its engagement (including reasonable fees and disbursements of its legal counsel) and to indemnify Merrill Lynch and its affiliates from and against certain liabilities and expenses, which may include certain liabilities under federal securities laws, in connection with its engagement.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER

     In considering the recommendation of the FFCA board of directors, FFCA shareholders should be aware that some of the directors and members of FFCA's management team may have interests in the merger that are different from, or in addition to, the interests of FFCA shareholders generally, and that may create potential conflicts of interest. FFCA's board of directors was aware of these interests and considered them, among other factors, in approving the merger, the merger agreement and the related amendment to FFCA's charter. These interests are summarized below.


     SHARE OWNERSHIP. As of the record date, FFCA's directors and executive officers and their respective affiliates, who have indicated they intend to vote "FOR" approval of the merger, directly owned approximately 2.43% of the outstanding shares of FFCA common stock. In addition, Colony SB, LLC, which under an investor's agreement with FFCA has the right to nominate one member of

FFCA's board of directors, has indicated it intends to vote "FOR" approval of the merger and owned approximately 6.76% of FFCA's outstanding common stock as of the record date.


     EMPLOYMENT AND SEVERANCE ARRANGEMENTS. FFCA and GE Capital have entered into letter agreements with FFCA's executive officers, Morton H. Fleischer, Christopher H. Volk, John Barravecchia, Dennis L. Ruben and Stephen G. Schmitz, relating to their continued employment with FFCA following the merger, which are referred to in this proxy statement as the "new employment letters" or, in the case of Mr. Fleischer, the "consulting agreement." If the merger is completed, the new employment letters and the consulting agreement will replace the existing employment agreements, which are referred to in this proxy statement as the "old employment agreements," that the executive officers have with FFCA and, effective immediately prior to the completion of the merger, the old employment agreements will be terminated, except for "gross-up" payment obligations which will continue after the closing, as described below. As a result of the signing of the new employment letters and the consulting agreement, FFCA and GE Capital have waived the provision in the merger agreement that required the termination of the executive officers before completion of the merger, permitting the executive officers to continue as officers of FFCA following the merger, except for Mr. Fleischer, who will be an independent consultant to FFCA with the title of Chairman Emeritus, as described below.

     Under the old employment agreements, if an executive officer is terminated without cause or for good reason (both as defined in the old employment agreements) following or in connection with a change of control of FFCA (which would include the acquisition of FFCA by GE Capital), the executive would be entitled to receive, among other things, a lump sum payment in cash equal to three times the total of (a) the executive's annual base salary on the date of the change in control, and (b) the highest annual cash bonus payable to the executive with respect to any of the three years completed immediately before the date of termination. The old employment agreements also provide that, if an executive officer is not terminated following or in connection with a change of control, and if, at any time and for any reason (or no reason), the executive voluntarily terminates his employment during the thirteenth month following the change of control, the executive would be entitled to receive a lump sum payment of two times his base salary and bonus (rather than the three times payment described above), except for Mr. Fleischer, who in this event would be entitled to receive a lump sum payment of three times his base salary and bonus. The old employment agreements further provide that, if these payments (when aggregated with any other payments they received) become subject to an excise tax imposed under Section 4999 of the Tax Code (or any similar tax), the executive will be entitled to receive a "gross-up" payment in respect of these taxes and in respect of any taxes on such gross-up payment. The old employment agreements will be terminated immediately before the completion of the merger and replaced by the new employment letters and, in the case of Mr. Fleischer, the consulting agreement.

     The following discussion is a summary of the material terms of the new employment letters for Messrs. Volk, Barravecchia, Ruben and Schmitz. Mr. Fleischer's new consulting agreement is discussed separately below.

     The new employment letters provide that each executive officer will receive a base salary and be eligible to receive an incentive bonus and a deferred bonus. The bonuses are based on FFCA and/or the executive meeting various performance targets set by GE Capital. The incentive bonus is payable annually with a target amount of 100% of the executive's base salary if the performance targets are met, but may range from a minimum of 60% of the executive's base salary to a maximum of 125% of the executive's base salary, provided the executive uses his reasonable best efforts to maximize FFCA's performance and results. The deferred bonus is payable on the second and fourth anniversaries of the merger, each time with a target amount of 200% of the executive's base salary if the targets are met. The new employment letters further provide that the executive officers will receive, at the effective time of the merger, a lump sum cash payment consisting of a sign-on bonus and a payment for agreeing to the non-compete provisions of the new employment letters (and, in the case of Mr. Ruben, a payment in respect of a covenant not to disparage FFCA). In addition, under the new employment letters, GE Capital will recommend a grant of options to acquire 5,000 shares of General Electric Company common stock to each of the executives, subject to the approval of GE's board of directors and subject to customary terms and conditions relating to GE stock option grants. If the stock option grants are not made, the parties have agreed to negotiate for additional compensation to replace the stock option grants. The cash amounts to be received for entering into the new employment letters for each executive officer are shown in the table below.

       NAME AND TITLE                                                         NON-DISPARAGEMENT
   FOLLOWING THE MERGER            SIGN-ON BONUS      NON-COMPETE PAYMENT         PAYMENT
   --------------------            -------------      -------------------         -------
Christopher H. Volk,                  $650,000             $700,000                    --
President and Chief Operating
Officer

John Barravecchia,                    $425,000             $600,000                    --
Executive Vice President and
Chief Financial Officer

Dennis L. Ruben,                      $450,000             $500,000              $150,000
Executive Vice President and
General Counsel

Stephen G. Schmitz,                   $475,000             $800,000                    --
Executive Vice President -
Marketing

Under the new employment letters, each executive's base salary will be the same as his current base salary. These salaries currently are (1) $367,500 for Mr. Volk, (2) $262,500 for Mr. Barravecchia, (3) $288,800 for Mr. Ruben, and (4) $330,800 for Mr. Schmitz. In addition to the payments in the above table, the executives will also receive cash payments for their outstanding FFCA options and restricted stock, as discussed below.

     The employment arrangements under the new employment letters may be terminated at any time by either the executive or FFCA, with or without cause. The new employment letters define cause to generally include (1) the executive's breach of the restrictive covenants in the new employment letter or any other material breach of the employment letter, any of which results in material harm to FFCA, (2) the executive committing fraud, embezzlement, theft or a material dishonest act against FFCA, (3) the executive's conviction of a felony or other specified crime that results in material harm to FFCA, (4) the executive's willful failure to perform his duties, or (5) a violation of GE's "Integrity" policy. If FFCA terminates the employment of the executive without cause at any time during the 18-month period that begins at the effective time of the merger, then the executive will be entitled to receive (a) the executive's accrued and unpaid base salary through the date of termination, (b) the executive's base salary after the date of termination through the balance of the 18 months after the effective time of the merger (or any amount then payable under an applicable severance plan, if higher), and (c) the pro-rata portion of any incentive bonus that the executive would have been entitled to receive, which payment will be calculated assuming the applicable performance targets were met.

     Mr. Fleischer, FFCA's Chairman of the Board and Chief Executive Officer, has entered into a consulting agreement with FFCA, where, after the merger, Mr. Fleischer will be an independent consultant to FFCA with the title of Chairman Emeritus. The consulting agreement is for a one-year term that will automatically renew for one additional year, unless it is terminated prior to the renewal date by Mr. Fleischer or FFCA. The consulting fee under the agreement is at a rate of $551,300 annually, which is equal to the current annual base salary of Mr. Fleischer. Under the agreement, Mr. Fleischer will be eligible to receive an annual incentive bonus and a deferred bonus. Similar to the bonuses under the new employment letters described above, the bonuses are based on FFCA and/or Mr. Fleischer meeting various performance targets set by GE Capital. The incentive bonus is payable annually with a target amount of 100% of the annual consulting fee if the performance targets are met, but may range from a minimum of 60% of the annual consulting fee to a maximum of 125% of the annual consulting fee, provided Mr. Fleischer uses his reasonable best efforts to maximize FFCA's performance and results. The deferred bonus is payable on the first anniversary of the merger, and the second anniversary of the merger if the consulting agreement is renewed for a one-year term, each time with a target amount of 100% of the annual consulting fee if the targets are met.


     In connection with entering into the consulting agreement and in consideration of his efforts to assist in the completion of the merger, Mr. Fleischer will receive a lump sum cash payment for a transaction bonus in the amount of $1,102,000. Mr. Fleischer will also receive a lump sum cash payment of $1,000,000 for agreeing to the non-compete provisions of the consulting agreement described below. If Mr. Fleischer's consulting agreement is terminated without cause (defined similar to "cause" in the new employment letters), he will be entitled to receive the accrued and unpaid consulting fee through the end of the consulting term, plus the pro-rated portion of the incentive bonus, calculated assuming the incentive performance targets were met. In addition to these payments, Mr. Fleischer will also receive cash payments for his outstanding FFCA options and restricted stock, as discussed below.

     Under the terms of the new employment letters and the consulting agreement, if specified payments under the agreements become subject to an excise tax imposed under Section 4999 of the Tax Code (or any similar tax), the executive or Mr. Fleischer will be entitled to receive a "gross-up" payment in respect of these taxes and in respect of any taxes on such gross-up payment. As consideration for the non-compete payments in the new employment letters and the consulting agreement described above, under the terms of those agreements, the executives and Mr. Fleischer have agreed:

     * not to be engaged in or own a material financial interest in any business that is competitive with FFCA during the 18-month period following the completion of the merger, or during the consulting term in the case of Mr. Fleischer;

     * not to attempt to hire any FFCA or specified GE Capital employees during the 24-month period following the completion of the merger, or, if later, the 12-month period following termination of the executive's employment or termination of Mr. Fleischer's consulting term, as the case may be; and

     * not to use or disclose any confidential and proprietary information applicable to FFCA relating to its business, personnel or policies during and after the executive's employment (or Mr. Fleischer's consulting term) with FFCA, unless that information was known by the executive (or Mr. Fleischer) prior to being employed by FFCA or is generally known to the public or the trade.


     FFCA's senior management is currently negotiating the terms of the continued employment with FFCA of eight senior vice presidents following the merger, which terms FFCA expects will be similar to the terms of the new employment letters described above. Although FFCA, GE Capital and the eight senior vice presidents all desire that these senior vice presidents continue as officers of FFCA following the merger, the explicit terms of the merger agreement require these officers to be terminated before completion of the merger. If these eight senior vice presidents are able to agree to continued employment terms with FFCA following the merger, GE Capital and FFCA have agreed to waive the provision in the merger agreement that requires these officers to be terminated before completion of the merger. These eight senior vice presidents currently have continuity agreements (severance agreements) with FFCA. If any of these eight officers are unable to agree to continued employment terms with FFCA following the merger, that officer will be terminated before completion of the merger. If any of these officers are terminated in connection with the merger, the continuity agreements provide that the officer would be entitled to receive, among other things, a lump sum payment in cash equal to two times the sum of (a) the officer's annual base salary on the date of the merger, and (b) the highest annual cash bonus payable to the officer with respect to any of the three full years immediately before the date of termination. In addition, the officer would be entitled to receive the unpaid portion of any bonus awarded to the officer prior to the termination and the pro-rated portion of the officer's actual bonus from January 1 of the year in which the termination occurs to the date of termination. The continuity agreements also provide the officers with a "gross-up" payment and the continuation of employee benefits and perquisites. If all eight of these senior vice presidents were terminated on the effective date of the merger, FFCA estimates that the maximum aggregate cash payment to these officers for base salary and annual bonus multipliers under the continuity agreements would be approximately $3,900,000, not including potential "gross-up" payments. These eight senior vice presidents, regardless of whether they enter into employment arrangements for continued employment with FFCA following the merger, will also receive cash payments for their outstanding FFCA options and restricted stock, as discussed below.

     CHANGE-OF-CONTROL SEVERANCE PLAN. FFCA has a change-of-control severance plan that covers its key employees, other than those covered by the new employment letters or the continuity agreements described above. The key employees covered by the severance plan are FFCA's vice-presidents. Under this severance plan, the key employee will receive a lump sum cash payment equal to the sum of (1) the employee's annual base salary on the date of the change of control (or if higher, the annual base salary in effect immediately before termination) plus the highest bonus payable to the employee with respect to the three full years immediately before the date of termination, (2) the unpaid portion of any bonus awarded prior to the termination, and (3) the pro-rated portion of the employee's actual bonus from January 1 of the year in which the termination occurs to the date of termination, if the key employee (a) resigns with good reason as it is defined in the severance plan, or (b) is terminated by FFCA, other than terminations for death, for cause as it is defined in the severance plan or disability, in either of case (a) or (b):

     * during the two-year period following a change in control of FFCA (which would include the acquisition of FFCA by GE Capital in the merger); or


     * after the execution of an agreement which, if consummated, would result in a change of control (which would include the merger agreement) but before the completion of the change of control, where the termination is at the request or suggestion of the acquiror or merger partner of FFCA, or otherwise is in connection with the anticipated change of control.


The severance plan also provides for the continuation of welfare benefits and perquisites until the earlier of two years following the date of termination or the date the employee is covered by a subsequent employer. The severance plan will remain in place after completion of the merger. The severance plan has automatic one-year renewals on May 12 of each year, unless written notice of termination is given to the plan participants at least 120 days before the annual renewal date. However, if the merger is completed, the severance plan may not be terminated earlier than two years after the effective date of the merger.

     OPTIONS. As contemplated by the merger agreement and the agreements governing FFCA's stock options, FFCA's compensation committee will take action so that all stock options held by FFCA employees, including the officers, will vest immediately prior to the effective time of the merger. All stock options held by FFCA's non-employee directors were exercisable on the date of grant, and will continue to be exercisable until the effective time of the merger. If the merger is completed, the merger agreement contemplates that the option holders will, in exchange for cancellation of their options, receive cash for each stock option equal to the excess, if any, of the per share merger consideration over the exercise price per share of each option, less applicable withholding taxes. No consideration will be paid for options with an exercise price of $25.00 per share or higher, and such options will be canceled.

     The options held by the directors and executive officers will be converted into the right to receive cash in the following amounts:

                                                 CASH PAYMENTS FOR OPTIONS WITH
                         CASH PAYMENTS FOR       VESTING DATES BEING ACCELERATED
      NAME            CURRENTLY VESTED OPTIONS    IN CONNECTION WITH THE MERGER
      ----            ------------------------    -----------------------------
Morton H. Fleischer           $  667,559                  $  413,891
Willie R. Barnes              $   38,808                          --
Kelvin L. Davis               $   12,476                          --
Kathleen H. Lucier            $    7,500                          --
Dennis E. Mitchem             $   23,441                          --
Louis P. Neeb                 $   38,808                          --
Kenneth B. Roath              $   38,808                          --
Casey J. Sylla                $   38,808                          --
Shelby Yastrow                $   12,476                          --
Christopher H. Volk           $  849,362                  $  309,831
John Barravecchia             $  869,349                  $  161,469
Dennis L. Ruben               $  775,599                  $  137,844
Stephen G. Schmitz            $  841,300                  $  169,707
                              ----------                  ----------
      Total                   $4,214,294                  $1,192,742
                              ==========                  ==========

As of the record date, the FFCA employees not listed in the table above held options with exercise prices below $25.00, the per share merger consideration, to purchase, in the aggregate, approximately 864,000 shares of FFCA common stock. If the merger is completed, FFCA expects that the aggregate cash payment to these remaining employees in exchange for cancellation of their outstanding options will be approximately $2,652,000.

     RESTRICTED STOCK. If the merger is completed, the merger agreement and the agreements governing FFCA's restricted common stock contemplate that the compensation committee will take action so that all shares of unvested restricted stock held by the officers and employees of FFCA will vest immediately before the merger. In connection with the merger, these restricted stock holders will receive $25.00 per share in exchange for each share of restricted stock they hold that vests immediately prior to the merger, consistent with the treatment of shares of FFCA common stock under the merger agreement.

     As of the date of this proxy statement, the executive officers of FFCA held restricted stock and will receive payments in cash for those shares in the following amounts upon completion of the merger:

                            NUMBER OF SHARES OF             RESTRICTED STOCK
       NAME                RESTRICTED STOCK HELD                PAYMENTS
       ----                ---------------------                --------
Morton H. Fleischer                61,138                      $1,528,450
Christopher H. Volk                41,504                      $1,037,600
John Barravecchia                  26,834                      $  670,850
Dennis L. Ruben                    25,967                      $  649,175
Stephen G. Schmitz                 29,218                      $  730,450
                                  -------                      ----------
    Total                         184,661                      $4,616,525
                                  =======                      ==========

As of the record date, the FFCA employees not listed above held, in the aggregate, 69,215 shares of restricted stock. If the merger is completed, FFCA expects that these remaining employees will receive an aggregate cash payment of approximately $1,730,000 for their restricted stock.

     INDEMNIFICATION OF FFCA OFFICERS AND DIRECTORS. The merger agreement provides that GE Capital will, or will cause the surviving corporation to, indemnify each present and former director of FFCA and other persons entitled to indemnification under the charter and bylaws of FFCA and its subsidiaries to the fullest extent permitted under applicable law against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring before the effective time of the merger. The merger agreement further provides that GE Capital will cause the surviving corporation to maintain, for a period of at least six years following the merger, FFCA's directors' and officers' liability insurance policies covering the persons serving as the officers and directors of FFCA and its subsidiaries immediately prior to the merger.

AMENDMENT TO FFCA'S CHARTER

     Under the merger agreement, FFCA's charter will be amended and restated at the effective time of the merger in the form of the new charter attached as Appendix C to this proxy statement. FFCA's amended and restated charter will, among other things, remove the charter's current restriction on the ownership of FFCA common stock, which currently prevents any one individual or entity from owning more than 9.8% of FFCA's outstanding common stock. This restriction is in FFCA's charter so that FFCA will continue to satisfy the REIT requirements of the Tax Code. Because GE Capital will own 100% of FFCA's common stock after the merger is completed, FFCA's charter must be amended to delete this restriction before completion of the merger. Since the merger agreement requires FFCA's new charter to be effective at the same time as the merger is completed, Maryland law requires that, as part of FFCA shareholder approval of the merger, the shareholders approve the related amendment to FFCA's charter.

     You do not need to indicate a separate vote to approve the amendment to FFCA's charter. By voting "FOR" approval of the merger you will also be voting in favor of the related amendment to the FFCA charter. If the merger agreement is terminated before completion of the merger, or the merger is not otherwise completed, the related amendment to FFCA's charter will not be made and the ownership restriction described above will remain in place.

EFFECTS OF THE MERGER

      Following completion of the merger, FFCA will become a wholly-owned subsidiary of GE Capital. FFCA shareholders will receive cash in exchange for their shares of FFCA common stock and will no longer have any interest in the future earnings or growth of FFCA. After the merger, FFCA will no longer be a public company and its shares will no longer be listed or traded on the NYSE.

     FFCA's regular quarterly dividends will be paid until the merger is completed. In addition, a special pro-rated dividend will be paid for the partial quarterly period, if any, ending on the day prior to the merger. Once the merger is completed, FFCA shareholders will no longer receive any dividends for any period following the effective time of the merger.

FINANCING FOR THE MERGER

     GE Capital intends to fund the merger consideration internally with cash generated from GE Capital's operations. There are no financing contingencies to the completion of the merger.

EXPECTED ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for using the purchase method of accounting for financial reporting purposes under accounting principles generally accepted in the United States. Under this method of accounting, the aggregate consideration paid by GE Capital in connection with the merger will be allocated to FFCA's assets and liabilities based on their fair values, with any excess or deficit being treated as goodwill. The assets and liabilities and results of operations of FFCA will be consolidated into the assets and liabilities and results of operations of GE Capital from the date of the merger.

HART-SCOTT-RODINO FILING

     Under the Hart-Scott-Rodino Act, and the rules promulgated under that act, the merger may not be completed until Notification and Report Forms under the Act have been filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission and either a 30-day waiting period requirement has been satisfied or the 30-day waiting period is terminated early. On April 10, 2001, GE Capital and FFCA each filed a Notification and Report Form under the Act with the Antitrust Division and the FTC. The 30-day waiting period was terminated early on April 13, 2001. At any time before or after the merger, the FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to require either GE Capital or FFCA to divest substantial assets. Neither FFCA nor GE Capital believes the merger will violate the antitrust laws or will be enjoined; however, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, that it would not be successful.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Upon completion of the merger, each outstanding share of FFCA common stock will be converted into the right to receive $25.00 in cash, without interest, subject to reduction for applicable withholding taxes. The following discussion is a summary of the material federal income tax consequences of the merger to the shareholders of FFCA whose shares of common stock are surrendered in connection with the merger. The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular shareholders in light of their individual circumstances, and is not intended for shareholders subject to special treatment under the federal income tax law, including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign persons, shareholders who hold their stock as part of a hedge, integrated transaction, appreciated financial position, straddle or conversion transaction, traders who elect to use the mark-to-market method to account for their securities, shareholders who do not hold their stock as capital assets and shareholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws. The discussion below is based upon current provisions of the Tax Code, currently applicable treasury regulations promulgated under the Tax Code, and judicial and administrative decisions and rulings. Future legislative changes, judicial administrative changes or interpretations could alter or modify the statements and conditions described in this proxy statement, and these changes or interpretations could be retroactive and could affect the tax consequences to the shareholders of FFCA.

     THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A SHAREHOLDER BASED ON SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS ANY ASPECT OF STATE, LOCAL OR FOREIGN TAX LAWS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO THE SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER,

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INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS. FOREIGN
SHAREHOLDERS SHOULD CONSULT WITH LOCAL ADVISORS AS TO THE TAX CONSEQUENCES OF
THE MERGER.

     The right to receive cash pursuant to the merger will be a taxable transaction at the effective time of the merger for federal income tax purposes under the Tax Code. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the cash received by the shareholder under the merger agreement and the shareholder's adjusted tax basis in the shares of common stock surrendered in connection with the merger agreement. This gain or loss will be a capital gain or loss. The applicable tax rate for this gain, if any, for non-corporate shareholders (including individuals, estates and trusts) will, as a general matter, depend upon each shareholder's holding period for the shares of common stock at the effective time of the merger. If a non-corporate shareholder's holding period for the shares of common stock is more than one year, the shareholder will be subject to federal income tax at a maximum rate of 20%. If the shareholder's holding period for the shares of common stock is one year or less, the gain will be taxed at the same rate as ordinary income. Capital loss recognized by non-corporate shareholders generally is deductible only to the extent of capital gain plus ordinary income of up to $3,000. Net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

     For corporations, capital losses are allowed only to the extent of capital gains, and net capital gain is taxed at the same rate as ordinary income. Corporations generally may carry capital losses back up to three years and forward up to five years.

     Payment in connection with the merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the shareholder fails to furnish the shareholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment which may be refunded to the extent it results in an overpayment of tax, provided that specific required information is furnished to the Internal Revenue Service. Various persons generally are exempt from backup withholding, including corporations and financial institutions. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Shareholders should consult with their own tax advisors as to the qualifications and procedures for exemption from backup withholding.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated in this document by reference. This summary does not contain all the information you should consider and is qualified in its entirety by reference to the merger agreement. We urge all FFCA shareholders to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

THE MERGER STRUCTURE

     THE MERGER. The merger agreement provides that Galahad Acquisition Corp. ("Merger Sub"), an indirect wholly-owned subsidiary of GE Capital, will be merged with and into FFCA. At the time of the merger, the separate corporate existence of Merger Sub will cease and FFCA will continue as the surviving corporation and be a wholly-owned subsidiary of GE Capital.

     FFCA'S CHARTER AND BYLAWS. Under the merger agreement, FFCA's charter will be amended and restated at the effective time of the merger in the form attached as Appendix C to this proxy statement. As described above under "THE MERGER - Amendment to FFCA's Charter," the amended and restated charter will, among other things, remove the share ownership restrictions currently contained in FFCA's

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charter. These restrictions must be removed so that the merger can be completed.
At the effective time of the merger, the surviving corporation will also adopt new bylaws.

     OFFICERS AND DIRECTORS. None of the FFCA directors will be directors of the surviving corporation after the merger. Mr. Fleischer, Chairman of the Board and Chief Executive Officer of FFCA, will become an independent contractor of FFCA with the title of Chairman Emeritus. The current executive officers of FFCA will continue as executive officers of FFCA following the merger under the terms of their new employment letters discussed above under the heading "THE MERGER - Interests of Directors and Officers in the Merger." Also as discussed above, the remaining senior officers of FFCA are in active discussions regarding the terms of their continued employment with FFCA following the merger. The merger agreement provides that each of the remaining senior officers of FFCA will be terminated at the effective time of the merger. FFCA and GE Capital have agreed to waive this provision if the current discussions with these officers result in mutually agreeable terms for the continued employment of the senior officers by FFCA following completion of the merger.

EFFECTIVE TIME

     The merger will become effective when the articles of merger have been filed with and accepted by the State Department of Assessments and Taxation of the State of Maryland in accordance with the Maryland General Corporation Law, or at a subsequent time as GE Capital and FFCA shall agree and specify in the articles of merger. At that time, Merger Sub will be merged with and into FFCA and will cease to exist as a separate entity, and FFCA will become a subsidiary of GE Capital. FFCA expects the merger to become effective as soon as practicable after approval of the merger by the FFCA shareholders and the satisfaction or waiver of all other conditions to the merger. The merger must be completed on or before December 31, 2001, unless that date is extended by the parties.

CONVERSION OF FFCA COMMON STOCK

     At the effective time of the merger, each issued and outstanding share of FFCA common stock will be converted into the right to receive $25.00 in cash, without interest, subject to reduction for applicable withholding taxes, if any. Under Maryland law, since FFCA's shares are listed on the NYSE, FFCA shareholders do not have the right to dissent and receive the appraised value of their shares in connection with the proposed merger. There are no dissenters' or appraisal rights provided under the merger agreement or otherwise offered in the merger.

PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES

     Prior to the effective time of the merger, Merger Sub will appoint a bank or trust company acceptable to FFCA to act as exchange agent. At or prior to the effective time, GE Capital will deposit with the exchange agent, in trust for the benefit of the holders of the common stock of FFCA, all the cash to be paid in exchange for the outstanding shares of FFCA common stock. Within five days after the effective time of the merger, the exchange agent will send to each record holder of outstanding stock a letter of transmittal. The letter of transmittal will specify that delivery will be effected and risk of loss and title to the stock certificates will pass only upon delivery of the stock certificate to the exchange agent. In addition, the exchange agent will also mail to each record holder instructions on how to properly surrender their stock certificates for payment.

     At and following the effective time of the merger, the holders of FFCA stock certificates will cease to have any rights with respect to their shares of FFCA common stock, except as otherwise provided by law. On or after the effective time of the merger, any certificates presented to the exchange agent, FFCA or GE Capital for any reason will be cancelled and exchanged for the merger consideration.

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     No interest will be paid or accrued on the cash payable upon the surrender of your stock certificate. In the event of a transfer of ownership of FFCA common stock which is not registered in the transfer records of FFCA, a check in the proper amount of cash may be issued with respect to such stock to the transferee if the certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid.

     After the effective time of the merger, there will be no transfers of certificates that previously represented shares of common stock on the stock books of FFCA.

     HOLDERS OF FFCA COMMON STOCK SHOULD NOT SEND IN THEIR FFCA COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

TREATMENT OF STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

     The merger agreement provides that immediately prior to the effective time of the merger, each outstanding option to purchase FFCA common stock under FFCA's stock option plan and each share of restricted stock, whether or not then vested or exercisable, will be accelerated by FFCA's compensation committee and be considered vested or exercisable, as contemplated by the option and restricted stock agreements. Immediately after the merger, the stock options will be cancelled and each share of restricted shares will be converted into the right to receive the merger consideration. Each holder of a cancelled option will receive an amount in cash equal to the number of shares of FFCA common stock previously subject to the option multiplied by the excess, if any, of $25.00 per share over the exercise price per share of FFCA common stock previously subject to such option, less any applicable withholding taxes. All outstanding shares of FFCA's restricted stock will become free of any restrictions and will be converted into the right to receive the merger consideration as described above. At the effective time of the merger, each outstanding warrant of FFCA will become exercisable for the exercise price contained in the warrant. Since the exercise price of all of FFCA's warrants is greater than $25.00, all of the warrants will be cancelled and no consideration will be issued to any warrant holder.

REPRESENTATIONS AND WARRANTIES

     BY FFCA. In the merger agreement, FFCA made customary representations and warranties, subject, in most cases, to materiality qualifications and specific exceptions which were disclosed to GE Capital and Merger Sub, concerning the business and assets of FFCA and its subsidiaries relating to the following:

     * FFCA and its subsidiaries' organization, qualification, capital structure and similar corporate matters;

     * the due authorization, execution and delivery of the merger agreement and the authorization of the transactions described in the merger agreement and elsewhere in this proxy statement, except for the required vote of the FFCA shareholders;

     *    consents or approvals necessary to completion of the merger;

     * the accuracy of FFCA's SEC filings, including the information in this proxy statement (other than information provided by GE Capital);

     * the absence of material adverse changes, undisclosed liabilities and litigation;

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     *    the approval of the merger and merger agreement by FFCA's board of directors;

     *    FFCA's compliance with applicable laws;

     * FFCA's amendment of the shareholders' rights agreement to ensure that the rights will expire immediately prior to the effective time and that neither GE Capital, the Merger Sub nor any of their affiliates or associates will be deemed to be acquiring persons, nor has a flip-in event, distribution date or stock acquisition date occurred under the shareholders' rights agreement;

     * FFCA's REIT status for all taxable years commencing with the taxable year beginning June 1, 1994 through the date of the merger;

     * customary representations and warranties regarding employees of FFCA and its subsidiaries, employee benefit matters and environmental matters;

     *    the absence of undisclosed broker's fees; and

     *    related-party transactions.

     BY GE CAPITAL AND MERGER SUB. The merger agreement also contains customary representations and warranties of GE Capital and Merger Sub concerning various aspects of their businesses, relating to the following:

     *    GE Capital and Merger Sub's organization and qualification;

     * the due authorization, execution and delivery of the merger agreement and the authorization of the transactions described in the merger agreement;

     * the absence of violation of GE Capital and Merger Sub's organizational documents;

     * the approval of the merger and merger agreement by the respective boards of directors of GE Capital and Merger Sub;

     * the consent of Merger Sub's shareholder to the merger, and that such consent will not be withdrawn;

     * the accuracy of the information provided by GE Capital or Merger Sub for inclusion in this proxy statement;

     *    the businesses of GE Capital competitive with FFCA's business;

     *    the absence of undisclosed broker fees;

     *    the funds to pay all consideration due under the merger agreement; and

     *    GE Capital and Merger Sub's not owning FFCA common stock.

CONDUCT OF FFCA'S BUSINESS BEFORE THE MERGER

     FFCA has agreed that, prior to the merger, FFCA and its subsidiaries will (except as contemplated or permitted by the merger agreement, including as

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
otherwise disclosed to GE Capital, as required by law or rules and regulations of a governmental entity or the NYSE, or to the extent GE Capital consents in writing, which consent may not be unreasonably withheld):

     * conduct their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as conducted until now;

     * use reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having ongoing business with FFCA;

     *    not enter any new material line of business;

     * take all action necessary to preserve the status of FFCA as a REIT within the meaning of the Tax Code (except that any effect on FFCA's status as a REIT caused by a failure to pay a dividend in excess of the amounts permitted by the merger agreement will not be considered a default of this provision);

     * not pay dividends on or make distributions with respect to FFCA common stock, other than regular quarterly dividends in an amount not to exceed $0.56 per share of common stock for each dividend (including a pro-rated dividend for the portion of the quarterly dividend period ending the day prior to the effective time of the merger);

     * not split, combine or reclassify any capital stock, nor issue, authorize or propose the issuance of any other securities in respect of shares of capital stock, other than under specified previously existing contractual agreements or any transaction by a wholly owned subsidiary of FFCA which remains a wholly owned subsidiary of FFCA after that transaction;

     * not repurchase, redeem or otherwise acquire any shares of their respective capital stock or any securities convertible into or exercisable for any shares of their respective capital stock, other than under previously existing contractual agreements or in the ordinary course of business consistent with past practice;

     * not amend their respective organizational and governing documents, other than amendment to the charter of FFCA described in this proxy statement;

     * not acquire, merge with and into, consolidate with or enter into any other business combination with any other entity, except for internal reorganizations and consolidations involving existing subsidiaries of FFCA or the creation of new subsidiaries of FFCA organized to conduct or continue activities permitted by the merger agreement;

     * not sell, lease, encumber or otherwise dispose of any asset, other than in the ordinary course of business, internal reorganizations or consolidations involving existing subsidiaries of FFCA, sales of loans, or pursuant to the merger agreement;

     * not acquire or operate any real property on which an underground storage tank used for, or intended for the use of, storing gasoline is located;

     * not make any loans, advances, capital contributions, or investments, other than in the ordinary course of business or by FFCA or its subsidiaries to FFCA or its subsidiaries;

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
     * not create, incur, or assume indebtedness, other than under FFCA's existing lines of credit or in the ordinary course of business;

     * not materially change FFCA's method of accounting, except as required by generally accepted accounting principals, or make or revoke any material tax elections;

     * not enter into or adopt any employment, change in control, severance or other similar plan or agreement with respect to any employee of FFCA or its subsidiaries, nor increase the compensation of directors, officers or employees of FFCA or its subsidiaries except in the ordinary course of business consistent with past practice;

     * not enter into, adopt, amend or terminate any employee benefit arrangement, except in the ordinary course of business consistent with past practice or pursuant to the merger agreement;

     * not pay any bonuses or incentive awards in excess of a certain dollar amount, other than pursuant to the merger agreement;

     * not adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization, other than the transaction contemplated under the merger agreement;

     *    not enter into, renew or modify specified material contracts;

     * not settle or compromise specified types of suits, actions or claims pending or threatened against FFCA or its subsidiaries with respect to environmental liabilities that are not covered by environmental insurance or would exceed a specified amount; and

     * not enter into an agreement to take any of the actions described above in this section.

ADDITIONAL AGREEMENTS

     PROXY STATEMENT. FFCA has agreed to prepare and file this proxy statement with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting.

     SHAREHOLDERS' MEETING. Under the merger agreement, FFCA has agreed to convene a special meeting of the FFCA shareholders to consider and vote upon the approval of the merger and the related amendment to FFCA's charter. In connection with this meeting, FFCA will take all lawful action to solicit the approval of the proposal.

     DISPOSITION OF PROPERTIES CONTAINING UNDERGROUND STORAGE TANKS AND SPECIFIED ENVIRONMENTAL CONDITIONS. GE Capital has required that, as a condition to the merger, FFCA must sell any real estate owned by FFCA which has, or has had, either an underground storage tank for the storage of gasoline or which may have specified environmental conditions present. As of the date of this proxy statement, FFCA owns 178 properties with underground storage tanks and GE Capital has identified three additional properties owned by FFCA which may have specified environmental conditions present. These properties are generally convenience stores that sell gasoline, or properties where gasoline was sold in the past. These properties must be sold prior to the completion of the merger. The aggregate of the net sales prices for these properties must be at least as high as the price determined by the valuation formula separately agreed to by the parties. The actual sales prices of these properties will not change the $25.00 per share merger consideration that FFCA shareholders will receive if the merger is completed.

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
     REASONABLE BEST EFFORTS TO BE TAKEN. GE Capital and FFCA have agreed to use their reasonable best efforts to take all actions and do all things necessary, proper or advisable under the merger agreement and applicable laws to complete the merger as soon as possible after March 30, 2001, the date of the merger agreement. Accordingly, GE Capital and FFCA have agreed to, as soon as practicable, obtain all permits, consents, approvals and authorizations necessary or advisable in order to complete the merger. The parties have also agreed to make the appropriate filings under the Hart-Scott-Rodino Act and take any necessary action under that act, except neither GE Capital or FFCA is required to sell, hold separate or otherwise dispose of or conduct their respective businesses in a manner that would reasonably be expected to have a material adverse effect on FFCA's business or on GE Capital's "business asset funding" business. On April 10, 2001, FFCA and GE Capital filed the information and materials required under the Hart-Scott-Rodino Act and the waiting period was terminated early on April 13, 2001.

     NO SOLICITATION OF TRANSACTIONS. The merger agreement provides that FFCA will not itself, and will not permit any of its subsidiaries or any of their representatives, directly or indirectly to, initiate, solicit or knowingly encourage the submission of any proposal for a business combination transaction (except as contemplated in the merger agreement), including:

     * any merger, consolidation, share exchange, business combination, or other similar transaction;

     * any sale, lease, exchange or other disposition (other than a pledge or mortgage) of 20% or more of the assets of FFCA; and

     * the acquisition by a person or entity of beneficial ownership of 20% or more of the shares of FFCA, whether by tender offer, exchange offer or otherwise.

The above business combination transactions are referred to in the merger agreement and this proxy statement as an "acquisition proposal."

     In addition, FFCA and its subsidiaries may not participate in discussions with or furnish any information to any person who is attempting to make, or otherwise negotiate or accept, a proposal for a business combination transaction. However, FFCA's board may, in response to a bona fide unsolicited written proposal for a business combination transaction:

     * furnish information to, request information from and engage in negotiations with the persons making the proposal if FFCA's board determines in good faith that the proposal could reasonably be expected to constitute or result in a superior proposal (as defined in the merger agreement);

     * recommend such proposal or withdraw or modify in any adverse manner its approval or recommendation of the merger if FFCA's board determines in good faith that the proposal is a superior proposal; and

     * in either case, prior to taking the above action, FFCA must provide notice to GE Capital as required under the merger agreement and receive from the person offering the bona fide unsolicited written proposal for a business combination transaction a confidentiality and standstill agreement on terms no less favorable to FFCA than its confidentiality agreement with GE Capital.

The merger agreement defines a "superior proposal" as a bona fide written acquisition proposal made by a third party which FFCA's board determines in good faith (1) would, if completed, result in a transaction that represents greater value to the FFCA shareholders, from a financial point of view, than the merger consideration, and (2) is reasonably capable of being completed.

     As permitted by the merger agreement and in connection with their duties under Maryland law, FFCA's board of directors may evaluate and accept a superior proposal, whether received before or after FFCA shareholder approval of the

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
merger is obtained. FFCA has agreed to keep GE Capital informed of the status of any negotiations relating to another proposal.

     INDEMNIFICATION OF FFCA OFFICERS AND DIRECTORS. The merger agreement provides that GE Capital will, or will cause the surviving corporation to, indemnify each present and former director of FFCA and other persons entitled to indemnification under the charter and bylaws of FFCA and its subsidiaries to the fullest extent permitted under applicable law against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring before the effective time of the merger. The merger agreement further provides that GE Capital will cause the surviving corporation to maintain, for a period of at least six years following the merger, FFCA's directors' and officers' liability insurance policies covering the persons serving as the officers and directors of FFCA and its subsidiaries immediately prior to the merger.

     SALE OF SECURITIZATION INTERESTS. FFCA has agreed to sell to an affiliate of GE Capital, immediately before the merger, FFCA's securitization assets, not including servicing rights held by FFCA. This sale will not delay completion of the merger and will not affect the $25.00 per share merger consideration to be received by FFCA shareholders in the merger.

     ACCESS TO INFORMATION. FFCA has agreed to give GE Capital reasonable access, prior to completion of the merger, to FFCA's business, properties and personnel as GE Capital may reasonably request.

CONDITIONS TO THE MERGER

     The parties' respective obligations to complete the merger are subject to satisfaction or waiver of the following conditions:

     * the merger, including the related amendment of FFCA's charter, is approved by the shareholders of FFCA;

     * no governmental authority has enacted, promulgated, enforced or entered any order or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting completion of the merger; and

     * any waiting period under the Hart-Scott-Rodino Act has terminated or expired, which waiting period was terminated on April 13, 2001.

     In addition, the obligations of GE Capital and Merger Sub to complete the merger are subject to satisfaction or waiver of the following conditions:

     * FFCA will have performed in all material respects each of its obligations under the merger agreement required to be performed by FFCA at or before the effective time, and each of the representations and warranties of FFCA in the merger agreement will be true and correct in all material aspects (provided that this condition will be deemed to be satisfied if all failures of the representations and warranties taken together would not reasonably be expected to have a material adverse effect on FFCA and its subsidiaries taken as a whole);

     * since March 30, 2001, no change or event has occurred that would reasonably be expected to have a material adverse effect on FFCA and its subsidiaries taken as a whole;

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
     * GE Capital has received an opinion from Kutak Rock LLP or other counsel to FFCA reasonably acceptable to GE Capital as to the status of FFCA as a REIT for federal income tax purposes and the tax status of specified subsidiaries, and substantially in the form attached as an exhibit to the merger agreement or as otherwise agreed to by the parties;

     * no governmental suit is pending or threatened which would either have the effect of making the merger illegal, place any material limitations on GE Capital's or Merger Sub's ownership or operation of all or a material portion of FFCA's business, or otherwise compel GE Capital or its affiliates to dispose of or hold separate (1) a material portion of the business or assets of GE Capital's business unit that specializes in providing financing for franchise operations, or (2) any portion of the business or assets of FFCA, if it would reasonably be expected to have a material adverse effect on FFCA's business;

     * since March 30, 2001, no adverse changes in tax laws has occurred and is continuing that would reasonably be expected to result in a material risk that FFCA would not qualify as a REIT at or before the effective time;

     * since March 30, 2001 through the effective time, there must not be a 25% decline in the NYSE composite index or a general suspension of trading on the NYSE, in each case, that is continuing as of the effective time; and

     * FFCA has disposed of all real estate FFCA owns which contain underground storage tanks and the three additional properties which have specified environmental conditions present, as required by the merger agreement.

     The obligation of FFCA to complete the merger is subject to the satisfaction or waiver of the following condition:

     * GE Capital and Merger Sub will have performed in all material respects each of their respective obligations under the merger agreement that are required to be performed at or before the effective time of the merger, and each of the representations and warranties of GE Capital and Merger Sub in the merger agreement will be true and correct in all material aspects.

     TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after approval by FFCA's shareholders has been obtained:

     *    by mutual written consent of FFCA and GE Capital;

     * by either GE Capital or FFCA if the merger is not approved by FFCA's shareholders at the special meeting or any adjournment or postponement of the meeting;

     * by either GE Capital or FFCA if the merger is not completed on or before December 31, 2001;

     * by either GE Capital or FFCA if any final, nonappealable order of any governmental entity or court is in effect that prevents completion of the merger;

     * by FFCA if any of the conditions to FFCA's duty to complete the merger become impossible to fulfill and are not waived in accordance with the terms of the merger agreement;

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
     * by FFCA, after giving two days' advance notice to GE Capital, if FFCA accepts a proposal for a business combination which FFCA deems to be a superior proposal (as defined in the merger agreement) to the merger after giving effect to any modification GE Capital makes to its offer during the two day period, provided that the conditions and requirements of the merger agreement have been satisfied;

     * by GE Capital if any of the conditions to GE Capital's duty to complete the merger become impossible to fulfill and are not waived in accordance with the terms of the merger agreement; or

     * by GE Capital if the board of directors of FFCA withdraws or modifies in any adverse manner its approval or recommendation of the merger agreement or approves or recommends a superior proposal.

TERMINATION FEE

     FFCA must pay GE Capital a $60 million termination fee if the merger agreement is terminated:

     * by GE Capital, as a result of FFCA's board of directors withdrawing or modifying in any adverse manner its approval or recommendation of the merger agreement or approving or recommending to FFCA's shareholders a superior proposal;

     * by FFCA, as a result of FFCA's board determining to approve or recommend a superior proposal to the merger; or

     * by either FFCA or GE Capital as a result of (1) the FFCA shareholders not approving the merger at the special meeting, (2) at the time of such meeting, an acquisition proposal, in which the consideration offered to FFCA shareholders has a value in excess of $25.00 per share, has been publicly announced and has not been publicly rejected by the board, and (3) within 12 months after termination of the merger agreement, FFCA either (a) completes the transaction with respect to such acquisition proposal, or (b) enters into a definitive agreement to complete such transaction (or any other transaction which likewise offers FFCA shareholders per share value in excess of $25.00) and any such transaction is completed at any time after entering into that agreement.

AMENDMENTS, EXTENSIONS AND WAIVERS

     The merger agreement may be amended by action taken by the respective boards of directors of FFCA, GE Capital and Merger Sub at any time before or after approval of the merger by the shareholders of FFCA or Merger Sub; but after any such approval by the shareholders of FFCA or Merger Sub, no amendment may be made that would require additional FFCA or Merger Sub shareholder approval without obtaining such additional shareholder approval.

     At any time prior to the merger, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement, or (c) waive compliance with any agreement or condition contained in the merger agreement.

                           INFORMATION CONCERNING FFCA


     FFCA, based in Scottsdale, Arizona, is a single-tenant retail property finance company dedicated to providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets. FFCA's financing alternatives include mortgages and long-term real estate leases, construction and acquisition financing, equipment loans and other custom financing solutions. Diversified by industry, geographic location, client and chain, FFCA had a combined investment and servicing portfolio of more than 6,400 properties throughout the U.S. as well as in Canada as of March 31, 2001. Its clients operate some of the best-known chains in the country, including Applebee's, Arby's, Burger King, Checker Auto Parts, Chevron, Circle K, Citgo, Cracker Barrel, Hardee's, Jack in the Box, Long John Silver's, Midas Muffler Shops, Pizza Hut, 7-Eleven, Taco Bell, Texaco, Valvoline Instant Oil Change and Wendy's.


MARKET FOR FFCA COMMON STOCK

     FFCA's common stock is currently traded on the New York Stock Exchange under the symbol "FFA". FFCA began trading on the NYSE on June 29, 1994. The following tables sets forth the high and low sales prices per share as quoted by the NYSE and the dividends declared per share for the following quarters of the fiscal years indicated:

                                      SALES PRICES
                                  --------------------     DIVIDENDS
      FISCAL 2001                   HIGH         LOW        DECLARED
      -----------                   ----         ---        --------
     First Quarter**              $24.970      $22.000       $ .56


                                      SALES PRICES
                                  --------------------     DIVIDENDS
      FISCAL 2000                   HIGH         LOW        DECLARED
      -----------                   ----         ---        --------
     Fourth Quarter               $23.875      $20.063       $ .56
     Third Quarter                 25.250       22.188         .53
     Second Quarter                25.250       21.688         .53
     First Quarter                 24.938       22.250         .53
                                                             -----
                                                             $2.15
                                                             =====

                                      SALES PRICES
                                  --------------------     DIVIDENDS
      FISCAL 1999                   HIGH         LOW        DECLARED
      -----------                   ----         ---        --------
     Fourth Quarter               $24.500      $20.813       $ .53
     Third Quarter                 24.188       21.188         .49
     Second Quarter                25.250       20.750         .49
     First Quarter                 25.563       20.125         .49
                                                             -----
                                                             $2.00
                                                             =====

----------
** Includes closing prices after the public announcement of the merger on March 30, 2001.

     Future distributions will be dependent upon cash flow from operations, financial position and cash requirements of FFCA. In addition, as permitted by the merger agreement, FFCA intends to continue to pay its regularly scheduled quarterly dividends until the completion of the merger, including a special pro-rated dividend for the partial quarterly period, if any, ending the day before completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND FFCA MANAGEMENT


     The following table contains information as of May 31, 2001, the record date, regarding beneficial ownership of shares by (1) each director of FFCA, (2) the CEO and each of the named executive officers (the four most highly compensated officers after the CEO), (3) all directors and executive officers of FFCA as a group, and (4) all persons known to FFCA to be the beneficial owner of 5% or more of the outstanding shares of FFCA. Unless otherwise noted in the footnotes following the table, the persons as to whom information is given have sole voting and investment power over the shares beneficially owned.

                                                 Aggregate                              Total Number
                                              Number of Shares         Shares            of Shares
                                               Beneficially          Acquirable         Beneficially       Percent
    Name                                         Owned(1)         Within 60 Days(2)      Owned(2)(3)      of Class
    ----                                         --------         -----------------      -----------      --------
Morton H. Fleischer ........................    1,078,355(4)          428,373           1,506,728(4)        2.7%
Willie R. Barnes ...........................        2,148              19,631              21,779            *
Kelvin L. Davis ............................          300              11,335              11,635            *
Kathleen H. Lucier .........................        2,500               6,000               8,500            *
Dennis E. Mitchem ..........................        6,946              16,704              23,650            *
Louis P. Neeb ..............................       19,648              19,631              39,279            *
Kenneth B. Roath ...........................        8,842              19,631              28,473            *
Casey J. Sylla .............................       12,838(5)           19,631              32,469(5)         *
Shelby Yastrow .............................       14,989              11,335              26,324            *
Christopher H. Volk ........................       78,071             336,408             414,479            *
John Barravecchia ..........................       55,959             261,066             317,025            *
Dennis L. Ruben ............................       45,843             211,066             256,909            *
Stephen G. Schmitz .........................       35,006             263,200             298,206            *
Colony SB, LLC .............................    3,795,999           1,476,908           5,272,907(6)        9.2%(6)
 1999 Avenue of the Stars, Suite 1200
 Los Angeles, California 90067
Directors  and  executive  officers as
 a group (14 persons) ......................    1,369,908           1,706,427           3,076,335           5.3%

----------
*    Less than one percent
(1) Share amount and percentage figures are rounded to the nearest whole number.
(2) All shares not outstanding but which may be acquired by such shareholder within 60 days by the exercise of any stock option or any other right, are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such shareholder, but not by any other shareholder. The foregoing share amounts include shares which may be acquired pursuant to stock options and warrants exercisable within 60 days of May 31, 2001, but do not include options that are not currently exercisable that will be accelerated in connection with the merger.
(3) Does not include shares awarded to employees as the matching portion of FFCA's 401(k) plan.
(4) Includes an aggregate of 10,000 shares held by Donna H. Fleischer, the wife of Mr. Fleischer.
(5) Includes an aggregate of 1,200 shares held by Dolores Sylla, the wife of Mr. Sylla.
(6) These shares consist of 3,795,999 shares currently owned by Colony SB, LLC ("Colony"), and 1,476,908 shares which Colony has the right to acquire pursuant to an immediately exercisable warrant agreement dated March 13, 1998. Based upon a Schedule 13D, dated March 23, 1998, and information provided to FFCA by Colony, these shares are also deemed to be beneficially owned by Colony GP III, Inc., Colony Capital III, L.P., Colony Investors III, L.P. and Thomas J. Barrack, Jr. The address of these beneficial owners is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. As the sole shareholder of Colony GP III, Inc., Mr. Barrack is deemed to have the power to vote and dispose of, or to direct the vote or disposition of, Colony's shares. As described above under the heading "THE MERGER AGREEMENT
     - Treatment of Stock Options, Restricted Stock and Warrants," Colony's warrants have an exercise price that is greater than $25.00 per share and will be cancelled as a result of the merger. Excluding shares acquirable upon the exercise of Colony's warrant, Colony beneficially owned approximately 6.76% of FFCA's shares.


                INFORMATION CONCERNING GE CAPITAL AND MERGER SUB

     Merger Sub (Galahad Acquisition Corp.) was organized solely for the purposes of merging with FFCA under the merger agreement. All of the outstanding capital stock of Merger Sub is owned indirectly by GE Capital. GE Capital is a wholly-owned subsidiary of General Electric Capital Services, Inc. GE Capital Services is a wholly-owned subsidiary of General Electric Company ("GE"). GE Capital, together with its subsidiaries, engages in financing services that include lending, equipment management services and annuities.

     The business of GE Capital Services consists of the ownership of two principal subsidiaries which, together with their affiliates, constitute GE's principal financial services businesses. GE engages in providing a wide variety of industrial, commercial and consumer products and services.

     GE Capital Commercial Equipment Financing is one of GE Capital's business units and serves a broad financing market from small businesses to Fortune 100 companies worldwide. Their portfolio includes more than 90 different equipment types, including trucks and trailers, corporate aircraft, manufacturing facilities and construction, medical and office equipment. GE Capital, with assets of more than $370 billion, is a global, diversified financial services company grouped into six key operating segments comprised of 24 business units. GE Capital, based in Stamford, Connecticut, provides a variety of consumer services, such as credit cards and life and automobile insurance; mid-market financing; specialized financing; specialty insurance; equipment management, and specialized services, to businesses and individuals in 47 countries around the world. GE is a diversified services, technology and manufacturing company with operations worldwide.

     GE Capital and Galahad Acquisition Corp. do not beneficially own any shares of FFCA common stock.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Due to the special meeting and anticipated merger, FFCA does not currently expect to hold a 2002 annual meeting of shareholders, as FFCA will no longer be a public company and will be a wholly owned subsidiary of GE Capital if the merger is completed. If the merger is not completed and the 2002 annual meeting is held, shareholder proposals for inclusion in proxy materials for the 2002 annual meeting must be received at FFCA's offices on or before December 1, 2001, in order to be considered for inclusion in FFCA's proxy statement and form of proxy relating to that meeting.

     If a shareholder intends to submit a proposal at FFCA's 2002 Annual Meeting of Shareholders, if held, which proposal is not intended to be included in FFCA's proxy statement and form of proxy relating to such meeting, the shareholder's notice of the proposal must be received by FFCA between December 1, 2001 and December 31, 2001. If a shareholder fails to submit the proposal by such date, FFCA will not be required to provide any information about the nature of the proposal in its proxy statement, and the proposal will not be considered at the 2002 Annual Meeting of Shareholders.

     Shareholder proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     Proposals should be sent to Dennis L. Ruben, Executive Vice President, General Counsel and Secretary of FFCA, at 17207 North Perimeter Drive, Scottsdale, Arizona 85255-5402.

                       WHERE YOU CAN FIND MORE INFORMATION

     FFCA and GE Capital are subject to the informational requirements of the Securities Exchange Act of 1934, and in compliance with that act file periodic reports and other information with the SEC. These reports and other information FFCA and GE Capital file with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 and at several of its regional offices which are located in the New York Regional Office, Seven World Trade Center, Suite 1300, New York, NY 10048, and the Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The SEC's telephone number is (800) SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like FFCA and GE Capital that file electronically with the SEC at the following Internet address: http://www.sec.gov.

     We have not authorized anyone to give any information or make any representations other than those contained in this proxy statement in connection with the solicitation of proxies made by this proxy statement, and, if given or made, you must not rely upon such information as having been authorized by FFCA or any other person.


     This proxy statement is dated June 8, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than June 8, 2001, and the mailing of this proxy statement to you does not create any implication to the contrary.


                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, including in particular the statements about FFCA's plans, strategies and prospects. Although FFCA believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, FFCA can give no assurance that these plans, intentions or expectations will be achieved. FFCA has included important factors that could cause actual results to differ materially from the forward-looking statements in its Annual Report on Form 10-K for the year ended December 31, 2000 under the headings "Business - Factors Affecting Future Operating Results" and "- Regulation." FFCA qualifies the forward looking statements contained in this proxy statement by the cautionary statement included in FFCA's Form 10-K.

================================================================================




                                   APPENDIX A




                          AGREEMENT AND PLAN OF MERGER



                                      Among



                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            GALAHAD ACQUISITION CORP.



                                       and



                    FRANCHISE FINANCE CORPORATION OF AMERICA.



                           Dated as of March 30, 2001




================================================================================

                         SECTION INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

1995 Stock Option Plan...........................................ss. 3.1(b)(iii)
2001 Bonus Amount.....................................................ss. 5.6(d)
Acquisition Proposal.....................................................ss. 5.5
Agreement...............................................................Preamble
Articles of Merger.......................................................ss. 1.3
BAF Business..........................................................ss. 5.4(b)
Benefit Plans........................................................ss. 8.11(a)
Board Approval........................................................ss. 3.1(h)
Board of Directors...................................................ss. 8.11(b)
Business Day.........................................................ss. 8.11(c)
Cancelled Shares.....................................................ss. 1.8(ii)
CERCLA............................................................ss. 3.1(q)(iv)
Certificate...........................................................ss. 1.1(a)
Claims................................................................ss. 3.1(m)
Closing..................................................................ss. 1.2
Closing Date.............................................................ss. 1.2
COBRA............................................................ss. 3.1(p)(vii)
Code.....................................................................ss. 2.8
Company.................................................................Preamble
Company Common Stock....................................................Recitals
Company Disclosure Schedule..............................................ss. 3.1
Company Employees..................................................ss. 3.1(p)(i)
Company Permits.......................................................ss. 3.1(n)
Company Plans......................................................ss. 3.1(p)(i)
Company SEC Reports...................................................ss. 3.1(d)
Company Stockholders Meeting..........................................ss. 5.1(b)
Company Voting Debt...............................................ss. 3.1(b)(ii)
Confidentiality Agreement.............................................ss. 5.3(b)
Costs.................................................................ss. 5.8(a)
Covered Persons.......................................................ss. 5.8(a)
Data Tape.............................................................ss. 3.1(x)
Disposition.............................................................Recitals
DOJ...................................................................ss. 5.4(c)
Effective Time...........................................................ss. 1.3
Environmental Claims..............................................ss. 3.1(q)(iv)
Environmental Law.................................................ss. 3.1(q)(iv)
Environmental Liabilities.........................................ss. 3.1(q)(iv)
Environmental Policies................................................ss. 3.1(v)
ERISA..............................................................ss. 3.1(p)(i)
ERISA Affiliate....................................................ss. 3.1(p)(i)

                         SECTION INDEX OF DEFINED TERMS
                                   (continued)

Defined Term                                                             Section
------------                                                             -------

ESPP..................................................................ss. 5.6(e)
Exchange Act.....................................................ss. 3.1(c)(iii)
Exchange Agent...........................................................ss. 2.1
Exchange Fund............................................................ss. 2.1
Executives...........................................................ss. 8.11(d)
Expenses.................................................................ss. 5.7
Filed Audited Financials..............................................ss. 3.1(e)
Financial Advisor.....................................................ss. 3.1(j)
FRIC....................................................................Recitals
FTC...................................................................ss. 5.4(c)
Funding...........................................................ss. 3.1(o)(ii)
Galahad.................................................................Recitals
Governmental Entity..............................................ss. 3.1(c)(iii)
Hazardous Materials...............................................ss. 3.1(q)(iv)
Holdings ...............................................................Recitals
HSR Act .........................................................ss. 3.1(c)(iii)
knowledge ...........................................................ss. 8.11(e)
Laws .............................................................ss. 3.1(c)(ii)
Leased Real Property .................................................ss. 3.1(r)
Liens ............................................................ss. 3.1(b)(iv)
Material Adverse Effect .............................................ss. 8.11(f)
Material Contracts ...................................................ss. 3.1(s)
Merger .................................................................Recitals
Merger Consideration .................................................ss. 1.1(a)
Merger Sub .............................................................Preamble
MGCL ....................................................................ss. 1.1
NYSE ............................................................ss. 3.1(c)(iii)
Option ...............................................................ss. 1.9(a)
Option Plans .........................................................ss. 1.9(c)
Owned Real Property ..................................................ss. 3.1(r)
Parent .................................................................Preamble
Permitted Liens .....................................................ss. 8.11(g)
Person ..............................................................ss. 8.11(h)
Policies .............................................................ss. 3.1(v)
Proxy Statement ......................................................ss. 5.1(a)
Qualifying Acquisition Proposal ......................................ss. 7.2(b)
RCRA .............................................................ss. 3.1(q)(iv)
Real Property ........................................................ss. 3.1(r)
Regulatory Law .......................................................ss. 5.4(c)
REIT .............................................................ss. 3.1(o)(ii)
Release ..........................................................ss. 3.1(q)(iv)

                         SECTION INDEX OF DEFINED TERMS
                                   (continued)

Defined Term                                                             Section
------------                                                             -------

Required Company Vote ................................................ss. 3.1(i)
Required Consents ...............................................ss. 3.1(c)(iii)
Rights ............................................................ss. 3.1(b)(i)
Rights Agreement ..................................................ss. 3.1(b)(i)
SEC ..................................................................ss. 3.1(d)
Securitization Interests ...............................................Recitals
Subsidiary ..........................................................ss. 8.11(i)
Superior Proposal ...................................................ss. 8.11(j)
Surviving Corporation ...................................................ss. 1.1
Systems ..............................................................ss. 3.1(w)
Tax, Taxes ........................................................ss. 3.1(o)(i)
Tax Authority .....................................................ss. 3.1(o)(i)
Tax Return, Tax Returns ...........................................ss. 3.1(o)(i)
Termination Date .....................................................ss. 7.1(b)
Termination Fee ......................................................ss. 7.2(b)
U.S. GAAP ............................................................ss. 3.1(d)
Violation ........................................................ss. 3.1(c)(ii)
WARN ...........................................................ss. 3.1(p)(viii)
Warrants ........................................................ss. 3.1(b)(iii)

                             INDEX OF DEFINED TERMS

Defined Term                                                                Page
------------                                                                ----

1995 Stock Option Plan .....................................................   8
2001 Bonus Amount ..........................................................  38
Acquisition Proposal .......................................................  36
Agreement ..................................................................   1
Articles of Merger .........................................................   2
BAF Business ...............................................................  35
Benefit Plans ..............................................................  50
Board Approval .............................................................  12
Board of Directors .........................................................  50
Business Day ...............................................................  50
Cancelled Shares ...........................................................   3
CERCLA .....................................................................  21
Certificate ................................................................   4
Claims .....................................................................  14
Closing ....................................................................   2
Closing Date ...............................................................   2
COBRA ......................................................................  19
Code .......................................................................   6
Company ....................................................................   1
Company Common Stock .......................................................   1
Company Disclosure Schedule ................................................   7
Company Employees ..........................................................  17
Company Permits ............................................................  14
Company Plans ..............................................................  17
Company SEC Reports ........................................................  10
Company Stockholders Meeting ...............................................  33
Company Voting Debt ........................................................   8
Confidentiality Agreement ..................................................  34
Costs ......................................................................  39
Covered Persons ............................................................  39
Data Tape ..................................................................  24
Disposition ................................................................   1
DOJ ........................................................................  35
Effective Time .............................................................   2
Environmental Claims .......................................................  20
Environmental Law ..........................................................  20
Environmental Liabilities ..................................................  21
Environmental Policies .....................................................  23
ERISA ......................................................................  17
ERISA Affiliate ............................................................  17
ESPP .......................................................................  38
Exchange Act ...............................................................  10
Exchange Agent .............................................................   5
Exchange Fund ..............................................................   5
Executives .................................................................  50
Expenses ...................................................................  39
Filed Audited Financials ...................................................  11
Financial Advisor ..........................................................  13
FRIC .......................................................................   1
FTC ........................................................................  35
Funding ....................................................................  17
Galahad ....................................................................   1
Governmental Entity ........................................................  10
Hazardous Materials ........................................................  21
Holdings ...................................................................   1
HSR Act ....................................................................  10
knowledge ..................................................................  50
Laws .......................................................................  10
Leased Real Property .......................................................  22
Liens ......................................................................   9
Material Adverse Effect ....................................................  50
Material Contracts .........................................................  22
Merger .....................................................................   1
Merger Consideration .......................................................   4
Merger Sub .................................................................   1
MGCL .......................................................................   2
NYSE .......................................................................  10
Option .....................................................................   4
Option Plans ...............................................................   4
Owned Real Property ........................................................  22
Parent .....................................................................   1
Permitted Liens ............................................................  51
Person .....................................................................  51
Policies ...................................................................  23
Proxy Statement ............................................................  32
Qualifying Acquisition Proposal ............................................  46
RCRA .......................................................................  21
Real Property ..............................................................  22
Regulatory Law .............................................................  35
REIT .......................................................................  16
Release ....................................................................  21
Required Company Vote ......................................................  13
Required Consents ..........................................................  10
Rights .....................................................................   8

                             INDEX OF DEFINED TERMS
                                  (continued)

Defined Term                                                                Page
------------                                                                ----

Rights Agreement ...........................................................   8
SEC ........................................................................  10
Securitization Interests ...................................................   1
Subsidiary .................................................................  51
Superior Proposal ..........................................................  52
Surviving Corporation ......................................................   2
Systems ....................................................................  24
Tax ........................................................................  16
Tax Authority ..............................................................  16
Tax Return .................................................................  16
Tax Returns ................................................................  16
Taxes ......................................................................  16
Termination Date ...........................................................  44
Termination Fee ............................................................  46
U S  GAAP ..................................................................  11
Violation ..................................................................  10
WARN .......................................................................  19
Warrants ...................................................................   8

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I     THE MERGER................................................... A-2

     1.1      The Merger................................................... A-2

     1.2      Closing...................................................... A-2

     1.3      Effective Time............................................... A-2

     1.4      Effects of the Merger........................................ A-2

     1.5      Charter...................................................... A-2

     1.6      By-Laws...................................................... A-2

     1.7      Officers and Directors of the Surviving Corporation.......... A-3

     1.8      Effect on Capital Stock...................................... A-3

     1.9      Treatment of Options and Restricted Stock.................... A-4

ARTICLE II    EXCHANGE OF CERTIFICATES..................................... A-5

     2.1      Exchange Fund................................................ A-5

     2.2      Exchange Procedures.......................................... A-5

     2.3      No Further Ownership Rights in Company Common Stock.......... A-5

     2.4      Termination of Exchange Fund................................. A-6

     2.5      No Liability................................................. A-6

     2.6      Investment of the Exchange Fund.............................. A-6

     2.7      Lost Certificates............................................ A-6

     2.8      Withholding Rights........................................... A-6

     2.9      Further Assurances........................................... A-7

     2.10     Stock Transfer Books......................................... A-7

ARTICLE III   REPRESENTATIONS AND WARRANTIES............................... A-7

     3.1      Representations and Warranties of the Company................ A-7

          (a) Organization, Standing and Power............................. A-7

          (b) Capital Structure............................................ A-8

          (c) Authority; No Conflicts...................................... A-9

          (d) Reports and Financial Statements............................. A-10

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

          (e) Liabilities.................................................. A-11

          (f) Absence of Certain Changes or Events......................... A-11

          (g) Information Supplied......................................... A-12

          (h) Board Approval............................................... A-12

          (i) Vote Required................................................ A-13

          (j) Opinion of Financial Advisor................................. A-13

          (k) Rights Agreement............................................. A-13

          (l) Related Party Transactions................................... A-13

          (m) Litigation................................................... A-14

          (n) Compliance with Laws; Permits................................ A-14

          (o) Taxes........................................................ A-14

          (p) Employee Benefits; Employees................................. A-17

          (q) Environmental Matters........................................ A-19

          (r) Properties................................................... A-22

          (s) Contracts.................................................... A-22

          (t) Disposition Properties....................................... A-23

          (u) Brokers or Finders........................................... A-23

          (v) Insurance.................................................... A-23

          (w) Intellectual Property........................................ A-24

          (x) Data Tape.................................................... A-24

          (y) Canadian Assets.............................................. A-24

     3.2      Representations and Warranties of Parent..................... A-25

          (a) Organization, Standing and Power............................. A-25

          (b) Authority; No Conflicts...................................... A-25

          (c) Board Approval............................................... A-26

          (d) Vote Required................................................ A-26

          (e) Information Supplied......................................... A-26

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

          (f) Financing.................................................... A-27

          (g) Brokers or Finders........................................... A-27

          (h) Interest in Company.......................................... A-27

          (i) BAF Business................................................. A-27

ARTICLE IV    COVENANTS RELATING TO CONDUCT OF BUSINESS ................... A-27

     4.1      Covenants of the Company..................................... A-27

          (a) Ordinary Course.............................................. A-28

          (b) Dividends; Changes in Share Capital.......................... A-28

          (c) Issuance of Securities....................................... A-29

          (d) Governing Documents.......................................... A-29

          (e) No Acquisitions.............................................. A-29

          (f) No Dispositions.............................................. A-30

          (g) Investments; Indebtedness.................................... A-30

          (h) Accounting Methods; Income Tax Elections..................... A-30

          (i) Compensation................................................. A-31

          (j) Fundamental Transactions..................................... A-31

          (k) Material Contracts........................................... A-31

          (l) Settlements and Compromises.................................. A-28

          (m) Commitments.................................................. A-32

     4.2      No Control of Company Business............................... A-32

ARTICLE V     ADDITIONAL AGREEMENTS........................................ A-32

     5.1      Preparation of Proxy Statement; Company Stockholders Meeting. A-32

     5.2      Disposition.................................................. A-33

     5.3      Access to Information........................................ A-33

     5.4      Reasonable Best Efforts...................................... A-34

     5.5      Acquisition Proposals........................................ A-36

     5.6      Employee Benefits Matters.................................... A-37

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

     5.7      Fees and Expenses............................................ A-38

     5.8      Directors' and Officers' Indemnity........................... A-39

     5.9      Sale of Securitization Interests............................. A-40

     5.10     Public Announcements......................................... A-41

ARTICLE VI    CONDITIONS PRECEDENT......................................... A-41

     6.1      Conditions to Each Party's Obligation to Effect the Merger... A-41

          (a) Stockholder Approval......................................... A-41

          (b) No Injunctions or Restraints; Illegality..................... A-41

          (c) HSR Act...................................................... A-41

     6.2      Additional Conditions to Obligations of Parent and
                Merger Sub................................................. A-41

          (a) Representations and Warranties............................... A-41

          (b) Performance of Obligations of the Company.................... A-42

          (c) REIT and Subsidiary Status Opinion........................... A-42

          (e) No Material Adverse Change................................... A-42

          (f) No Governmental Suits........................................ A-42

          (g) No Adverse Changes in Tax Laws............................... A-43

          (h) No Adverse Changes in Equity Markets......................... A-43

          (i) Closing of the Disposition................................... A-43

     6.3      Additional Conditions to Obligations of the Company.......... A-43

          (a) Representations and Warranties............................... A-44

          (b) Performance of Obligations of Parent and Merger Sub.......... A-44

ARTICLE VII   TERMINATION AND AMENDMENT ................................... A-44

     7.1      Termination.................................................. A-44

     7.2      Effect of Termination........................................ A-45

     7.3      Amendment.................................................... A-46

     7.4      Extension; Waiver............................................ A-46

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE VIII  GENERAL PROVISIONS........................................... A-47

     8.1      Non-Survival of Representations, Warranties and Agreements... A-47

     8.2      Notices...................................................... A-47

     8.3      Interpretation............................................... A-48

     8.4      Counterparts................................................. A-48

     8.5      Entire Agreement; No Third Party Beneficiaries............... A-48

     8.6      Governing Law................................................ A-49

     8.7      Severability................................................. A-49

     8.8      Assignment................................................... A-49

     8.9      Submission to Jurisdiction Waivers........................... A-49

     8.10     Enforcement.................................................. A-50

     8.11     Definitions.................................................. A-50

     AGREEMENT AND PLAN OF MERGER, dated as of March 30, 2001 (this "Agreement"), among General Electric Capital Corporation, a New York corporation ("Parent"), Galahad Acquisition Corp., a Maryland corporation ("Merger Sub") and a wholly owned subsidiary of Parent, and Franchise Finance Corporation of America, a Maryland corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of the Company with Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger pursuant to which each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Parent or directly by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(b)); and

     WHEREAS, following the date hereof and prior to the Effective Time, the Company intends, with the cooperation of Parent, to dispose of certain assets set forth on Annex A hereto (as amended from time to time pursuant to Section
5.2 hereof) and certain liabilities associated therewith (the "Disposition");

     WHEREAS, immediately prior to the Effective Time, the Company intends, with the cooperation and at the direction of Parent, to transfer all of the interests in the securitizations of the Company set forth on Section 5.9 of the Company Disclosure Schedule (excluding any rights, duties or obligations as a servicer or subservicer) that are held by the Company or any of its Subsidiaries (including those held by FFCA Residual Interest Corporation ("FRIC") (the "Securitization Interests")) to Galahad REIT Corporation, a Delaware corporation ("Galahad") and a wholly owned subsidiary of General Electric Capital Services, Inc. ("Holdings"), the parent corporation of Parent; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the MGCL as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto (any such date, the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, unless another place is agreed to by the parties hereto.

     1.3 Effective Time. As soon as practicable following the Closing, the parties shall (i) file articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with the relevant provisions of, the MGCL, and (ii) make all other filings or recordings required under the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the State Department of Assessments and Taxation of Maryland, or at such subsequent time as Parent and the Company shall agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.5 Charter. The charter of the Company as in effect immediately prior to the Effective Time, shall upon the Effective Time and by virtue of the Merger be amended to read in its entirety as set forth in Exhibit 1.5, and as so amended shall be the charter of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6 By-Laws. The by-laws of the Company as in effect immediately prior to the Effective Time shall upon the Effective Time be amended to read in their entirety as set forth in Exhibit 1.6, and as so amended shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7 Officers and Directors of the Surviving Corporation. Except as set forth on Section 1.7 of the Company Disclosure Schedule, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be an officer, as the case may be. The Company shall use its reasonable best efforts to cause each of the directors of the Company to tender their resignations as directors of the Company immediately prior to the Effective Time, which such resignations shall become effective at and as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be a director, as the case may be.

     1.8 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or any holder of any capital stock thereof:

          (a)(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in Section 1.8(a)(ii)), shall be converted into the right to receive $25.00 per share in cash, without interest thereon.

          (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned or held by Parent or any of its Subsidiaries and each share of Company Common Stock held in treasury of the Company at the Effective Time ("Cancelled Shares") shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and no Merger Consideration or other consideration shall be delivered in exchange therefor. For purposes of this Section 1.8(a)(ii), shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, Parent or any of their respective Subsidiaries will not be deemed to be held by the Company, Parent or any such Subsidiary, regardless of whether the Company, Parent or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

          (iii) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock outstanding immediately prior to such time shall cease to be outstanding and shall be cancelled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the consideration specified in Section 1.8(a)(i) (the "Merger Consideration") in accordance with Article II upon the surrender of such Certificate (other than in the case of Cancelled Shares); provided, however, that the foregoing shall not affect the payment of dividends with a record date prior to the Effective Time to the holders of record on such record date.

     1.9 Treatment of Options and Restricted Stock.

     (a) Immediately prior to the Effective Time, each then outstanding employee or other stock option and each then outstanding director stock option (each, an "Option"), whether or not then vested or exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable and such Options immediately thereafter shall be cancelled by the Company, and each holder of a cancelled Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company (and, if necessary, Parent shall provide funds to the Company sufficient for such payments) in consideration for the cancellation of such Option an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Option, less any applicable withholding taxes.

     (b) Immediately prior to the Effective Time, all restrictions on all outstanding shares of restricted Company Common Stock granted to employees or directors shall lapse, and such shares of Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with
Section 1.8(a)(i).

     (c) The Company shall (i) take all actions necessary and appropriate so that all stock or other equity based plans maintained with respect to the Company Common Stock, including, without limitation, the stock or other equity based plans listed on Section 3.1(p) of the Company Disclosure Schedule ("Option Plans"), shall terminate as of the Effective Time, (ii) use its reasonable best efforts to provide that any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be amended to provide that no further issuances, transfers or grants shall be permitted from and after the Effective Time, and (iii) use its reasonable best efforts to provide that, from and after the Effective Time, no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company,

Parent or the Surviving Corporation. Prior to the Effective Time, the Company shall use its reasonable best efforts to (x) obtain all necessary consents from, and provide (in a form reasonably acceptable to Parent) any required notices to, holders of Options and (y) amend the terms of the applicable Option Plan, in each case, as is necessary to give effect to the provision of this paragraph
(c).

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     2.1 Exchange Fund. Prior to the Effective Time, Merger Sub shall appoint a bank or trust company acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.8, all the cash to be paid pursuant to this Agreement in exchange for outstanding Company Common Stock. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     2.2 Exchange Procedures. As promptly as practicable, but in any event within five (5) Business Days after the Effective Time, the Exchange Agent will send to each record holder of a Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor the Merger Consideration with respect to the aggregate number of shares of Company Common Stock previously represented by such Certificate. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.8. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a check in the proper amount of cash pursuant to Section 1.8 may be issued with respect to such Company Common Stock to such a transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     2.3 No Further Ownership Rights in Company Common Stock. All cash paid upon surrender of Certificates in accordance with the terms of Article I and this
Article II shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law.

     2.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for the Merger Consideration to which such holders are entitled pursuant to Section 1.8 with respect to the shares of Company Common Stock formerly represented thereby.

     2.5 No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.6 Investment of the Exchange Fund. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-l or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to
Section 2.4 hereof.

     2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

     2.8 Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Options in respect of which such deduction and withholding was made.

     2.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets deemed acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.10 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Corporation or Parent for any reason shall be cancelled and exchanged for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and all other representations and warranties to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty readily apparent), the Company represents and warrants to Parent as follows:

          (a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(f)) on the Company. The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing document) of the Company and each of its Subsidiaries which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (b) Capital Structure.

          (i) As of March 26, 2001, the authorized capital stock of the Company consisted of (A) 200,000,000 shares of Company Common Stock, of which 56,124,714.6660 shares were issued and outstanding and no shares were held in treasury and (B) 10,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares of Series A Junior Participating Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement, dated as of April 7, 1999, between the Company and Wells Fargo Bank Minnesota, N.A., as successor rights agent (as amended, the "Rights Agreement"). Since March 26, 2001 to the date of this Agreement, there have been no issuances or deliveries by the Company of shares of its capital stock or any other securities of the Company except deliveries by the Company of Company Common Stock (and the associated Rights) related to open market purchases by the Company of shares of Company Common Stock pursuant to the Company's Dividend Reinvestment Plan and the 1997 Employee Stock Purchase Plan. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries.

          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

          (iii) Except (A) for the acquisition by stockholders of the Company of shares of Company Common Stock pursuant to the Company's Dividend Reinvestment Plan (all of which shares shall be acquired after the date hereof by the Company for delivery to the applicable stockholders of the Company solely through open market purchases), (B) for Options and other rights representing in the aggregate the right to purchase 3,973,618 shares of Company Common Stock under (1) the 1995 Stock Option and Incentive Plan, as amended, of the Company (the "1995 Stock Option Plan") and (2) the 1997 Employee Stock Purchase Plan, (C) for the Rights, (D) for warrants to acquire (1) 1,476,908 shares of Company Common Stock issued on March 13, 1998 and (2) 2,000,000 shares of Company Common Stock issued on December 14, 1999 (collectively, the "Warrants") and (E) for the acquisition by the Company of shares of Company Common Stock pursuant to the Company's 401(k) Plan (all of which shares shall be acquired after the date hereof by the Company solely through open market purchases), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed or acquired, shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

          (iv) All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company and/or one or more of its wholly owned Subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except
     (A) for the capital stock or other ownership interests of its Subsidiaries,
     (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement or similar transactions, and (C) for security interests held in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to the business of the Company and its Subsidiaries, taken as a whole.

     (c) Authority; No Conflicts.

          (i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the receipt of the Required Company Vote (as defined in Section 3.1(i)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the receipt of the Required Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or require an offer to purchase to be made under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the charter, articles or certificate of incorporation or by-laws or similar governing document of the Company or any Subsidiary of the Company, or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order, decree, statute, law, ordinance, rule or regulation ("Laws") applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or the United States government or any United States domestic state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any United States domestic quasi-governmental or private body exercising any regulatory, taxing, importing or other United States domestic governmental or quasi-governmental authority (a "Governmental Entity"), is required by the Company or any Subsidiary of the Company as a result of the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the MGCL with respect to the filing of the Articles of Merger, (D) the Required Company Vote, (E) the rules and regulations of the New York Stock Exchange (the "NYSE"), (F) state approvals required in connection with the Surviving Corporation's commercial loan and lease origination, servicing and selling activities and
     (G) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (F) are hereinafter referred to as "Required Consents."

     (d) Reports and Financial Statements. The Company has filed all material reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, including all exhibits thereto, the "Company SEC Reports"). No Subsidiary of the Company is required to file any form, report or other document with the SEC. None of the Company SEC Reports filed as of their respective dates (or, if amended or superseded by a subsequent filing, then as of the date of such filing), as so amended or superseded, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or failed to comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and, in each case, the rules and regulations promulgated thereunder. Each of the consolidated financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments.

     (e) Liabilities. Except for (i) liabilities incurred in the ordinary course of business consistent with past practice or otherwise permitted hereunder, (ii) liabilities arising from this Agreement or the transactions contemplated hereby and transaction expenses incurred in connection with this Agreement, (iii) liabilities disclosed in the Company SEC Reports filed prior to the date hereof, and (iv) liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, since the date of the most recent audited annual financial statements included in the Company SEC Reports filed with the SEC prior to the date of this Agreement (the "Filed Audited Financials"), neither the Company nor any of its Subsidiaries has incurred any liabilities (whether accrued, absolute, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with U.S. GAAP as applied in preparing the fiscal year end consolidated balance sheet of the Company and its Subsidiaries contained in the Filed Audited Financials.

     (f) Absence of Certain Changes or Events. Except as otherwise contemplated hereby, from the date of the Filed Audited Financials to the date hereof: (i) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course in substantially the same manner as heretofore conducted; (ii) there has not been any Material Adverse Effect on the Company;
(iii) the Company has not declared any dividends on or made any other distributions in respect of any of its capital stock, except regular quarterly dividends by the Company in an amount not in excess of $0.56 per share for each dividend; (iv) the Company has not changed its methods of accounting for financial accounting or tax purposes in any manner that would be reasonably expected to have a significant adverse effect on its financial statements; (v) the Company has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither the Company nor any of its Subsidiaries has
(A) waived in writing any rights which waiver would reasonably be expected to have a Material Adverse Effect on the Company, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which would reasonably be expected to have a Material Adverse Effect on the Company, (C) made or agreed to make any material increase in the compensation payable or to become payable to any Company Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary and usual course of business consistent with past practices, (D) made or agreed to make any increase in any Company Plan or adopt a new employee benefit plan, which in either case would result in a material increase in liability to the Company, or (E) made any capital expenditures in respect of its business or operations (excluding capital expenditures made in respect of portfolio or other properties held or controlled in the course of its business) in excess of $2,500,000 in the aggregate.

     (g) Information Supplied.

          (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.1(a)), on the date it is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

          (ii) Notwithstanding the foregoing provisions of this Section 3.1(g), no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent for inclusion therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to Holdings, Parent or Merger Sub or their respective Subsidiaries will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

     (h) Board Approval. The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Board Approval"), has duly (i) declared that this

Agreement and the Merger and the other transactions contemplated hereby are advisable to, and in the best interests of, the Company and its stockholders,
(ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby. The Board Approval (assuming the accuracy of the representation in Section 3.2(h)) (together with opt-out exemptions incorporated in the Company's by-laws) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Subtitle 6 of Title 3 of the MGCL) set forth in Subtitle 6 of Title 3 of the MGCL and the limitations on the voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL, and to the knowledge of the Company as of the date hereof, no other state business combination or takeover statute or similar statute or regulation applies to the Merger and this Agreement (and the transactions provided for herein).

     (i) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the "Required Company Vote") is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby (assuming the accuracy of the representation in Section 3.2(h)).

     (j) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co. (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

     (k) Rights Agreement. The Company has amended the Rights Agreement to ensure that (i) none of a "Flip-In Event", a "Distribution Date" or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) will occur, and none of Parent, Merger Sub or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) the Rights will expire immediately prior to the Effective Time. On or prior to the date hereof, no "Flip-In Event", "Distribution Date" or "Stock Acquisition Date" (as defined in the Rights Agreement) has occurred.

     (l) Related Party Transactions. Except for those arrangements, agreements and contracts disclosed (or incorporated by reference) in the Company SEC Reports filed prior to the date hereof and except for the Company Plans, set forth on Section 3.1(l) of the Company Disclosure Schedule is a list of all written arrangements, agreements and contracts currently in effect entered into by the Company or any of its Subsidiaries with any Person who is an officer, director or affiliate of the Company, or any entity of which any of the foregoing is an affiliate, other than those arrangements, agreements and understandings which (i) are terminable by the Company upon no more than 30 days' prior notice without payment of any premium or penalty or (ii) would not, individually or in the aggregate, reasonably be expected to create or result in a liability to the Company in excess of $100,000.

     (m) Litigation. There are no claims, actions, suits, proceedings or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against the Company or any of its Subsidiaries, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, there has not been any investigation of the Company or any of its Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of the Company and its Subsidiaries to conduct their respective businesses.

     (n) Compliance with Laws; Permits. The businesses of the Company and its Subsidiaries are not being and have not during the past two years been, conducted in violation of any Law of any Governmental Entity, except for any violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (the "Company Permits"), that are required for each of them to own, lease or operate their assets and to carry on their businesses as presently conducted, except where the failure to hold Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have not received any notice of any default under or violation of, any such Company Permit, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (o) Taxes.

          (i) The Company and each of its Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed all income or franchise Tax Returns and all other material Tax Returns (as defined below) required to be filed by it (after giving effect to any extension properly granted by a Tax Authority (as defined below) having authority to do so) and has timely paid (or the Company has timely paid on its behalf), or adequately provided for on the Company's financial statements in accordance with U.S. GAAP, all income, franchise and other material Taxes (as defined below) due and owing except such Taxes that are being contested in good faith by appropriate proceedings and for which the Company or any of its Subsidiaries shall have set aside on its books adequate reserves. Each such Tax Return is complete and accurate in all material respects. The most recent financial statements of the Company filed with the SEC reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements for which no Tax Return is yet due. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries and, to the knowledge of the Company, no such deficiencies otherwise have been proposed, asserted or assessed. No requests for waivers of the time to assess any federal income taxes or other material Taxes are pending and no extensions of time to assess any such Taxes are in effect. There are no material pending actions or proceedings by any Tax Authority for assessment or collection of any Tax. No claim has been made in writing by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by the jurisdiction and, to the knowledge of the Company, no such claim otherwise has been made, in both cases, where such claim, were it to be sustained, would result in a material Tax liability to the Company and/or any of its Subsidiaries. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Company or any of its Subsidiaries have been timely withheld, collected and paid over to the proper Tax Authority. Since the most recent audited financial statements contained in the Company SEC Reports, the Company has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, determined without regard to the transactions contemplated under this Agreement and any actions taken by Parent on or after the Closing Date, and since December 31, 2000, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business, determined without regard to the transactions contemplated under this Agreement and any actions taken by Parent on or after the Closing Date. Determined without regard to the transactions contemplated under this Agreement and any actions taken by Parent on or after the Closing Date, no event has occurred, and no condition or circumstance exists, which presents a material risk and, since December 31, 2000, no event has occurred, and no condition or circumstance has arisen, which presents a risk that (i) any Tax described in the preceding sentence will be imposed upon the Company or any of its Subsidiaries in a material amount or (ii) the Company has not or will not qualify as a REIT for federal income tax purposes. Complete copies of all federal and all material state and local income or franchise Tax

     Returns that have been filed by the Company and each of its Subsidiaries for all taxable years beginning on or after January 1, 1996, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Tax Authority relating thereto (including all examination reports relating thereto), have been made available to Parent and the representatives of Parent. Neither the Company nor any of its Subsidiaries holds any material asset (A) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19 or Treas. Reg. ss. 1.337-5T, or (B) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. Neither the Company nor any of its Subsidiaries is obligated, at the date hereof, to make any payment that would not be deductible pursuant to Section 162(m) of the Code prior to or at the Closing. Neither the Company nor any of its Subsidiaries is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes (other than any reimbursement agreement relating to payroll Taxes in respect of shared employees). As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto and any liability in respect of Taxes as a transferee, successor, by contract or otherwise. As used in this Agreement, "Tax Return" or "Tax Returns" shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. As used in this Agreement, "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

          (ii) The Company (x) for all taxable years commencing with the taxable year beginning June 1, 1994 through December 31, 2000 has been properly subject to taxation as a real estate investment trust within the meaning of
     Section 856 of the Code (a "REIT") and has qualified as a REIT for such years, (y) has operated since December 31, 2000, and will continue to operate to and including the Closing, in such a manner as to qualify as a REIT for its taxable year beginning January 1, 2001, determined as if such taxable year ended as of the Closing and (z) has not taken or omitted to take any action which action or omission would reasonably be expected to result in a challenge to its status as a REIT and no such challenge is pending or to the Company's knowledge threatened; provided, however, that the Company shall not be deemed to be in breach of this representation by reason of its failure to make a distribution in excess of that permitted to be made pursuant to Section 4.1(b). Each of the Company's Subsidiaries which is a (x) partnership, joint venture or limited liability company (A) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (B) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code, or (y) corporation has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code, except as set forth on Section 3.1(o) of the Company Disclosure Schedule. The Company and FFCA Funding Corporation, a Delaware corporation ("Funding") have properly and timely elected, effective for the taxable year beginning on January 1, 2001, to treat Funding as a "taxable REIT subsidiary" for purposes of the Code. The Company has not elected and will not elect to pay Tax on any capital gain recognized on or after January 1, 2001.

          (iii) The representations set forth in this Section 3.1(o) that are qualified as to Material Adverse Effect on the Company shall be deemed to be untrue if the aggregate failures of any such representations to be true has a Material Adverse Effect on the Company.

     (p) Employee Benefits; Employees.

          (i) Section 3.1(p) of the Company Disclosure Schedule sets forth a list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy sponsored or maintained by the Company, any of its Subsidiaries, any of their affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 4.14(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), in which present or former employees of the Company or any of its Subsidiaries or ERISA Affiliates ("Company Employees") participate (collectively, the "Company Plans"). All Company Plans set forth on Section 3.1(p) of the Company Disclosure Schedule, if any, that would result in the payment to any Company Employee of any money or other property or accelerate or provide any other rights or benefits thereto as a result of the transactions contemplated by this Agreement, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G, are so indicated by an asterisk. The Company Plans are in compliance with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in all material respects in accordance with their terms and such Laws, except where the failure to so comply or be administered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each Company Plan which is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to cause the loss of such qualification or the loss of the tax-exempt status for any trust maintained with respect to any such Company Plan.

          (ii) Except with respect to (A) the Company's Change of Control Severance Plan and (B) any liabilities which arise under any Company Plans which by their terms are required to be satisfied after the Effective Time, neither the Company nor Parent shall, at or after the Effective Time, have any liability with respect to any employment, change in control, "continuity" or severance agreement, plan, program or policy with or with respect to any Company Employee.

          (iii) No Company Plan is subject to Title IV of ERISA (including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA)), and neither the Company nor any of its ERISA Affiliates has ever contributed or been obligated to contribute to any pension plan subject to Title IV of ERISA (including any multiemployer plan).

          (iv) No event or condition has occurred, to the knowledge of the Company, in connection with which the Company or any of its ERISA Affiliates would be subject to any liability, encumbrance or Lien with respect to any Company Plan under ERISA, the Code or any other applicable Law or under any agreement or arrangement pursuant to or under which the Company or any of its ERISA Affiliates are required to indemnify any person against such liability, where such liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

          (v) True, correct and complete copies of the following documents with respect to each of the Company Plans have been made available or delivered to Parent by Company, to the extent applicable: (A) any plans or agreements, all amendments thereto and related trust documents, and amendments thereto; (B) the most recent Form 5500 and all schedules thereto and the most recent actuarial report, if any; (C) the most recent IRS determination letter; and (D) any summary plan descriptions.

          (vi) With respect to any Company Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened in writing and (B) to the knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims, in each case which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

          (vii) None of the Company Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and any such participation is at the expense of the participant or the participant's beneficiary.

          (viii) None of the Company Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization, nor has the Company or any of its Subsidiaries recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any such employees. To the knowledge of the Company, there is no union organization activity involving any of the Company Employees, pending or threatened in writing, nor has there been any union representation involving such employees within the past two years. To the Company's knowledge, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, threatened in writing, by or before any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act ("WARN") and any similar state or local "mass layoff' or "plant closing" law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where the failure to be so in compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its Subsidiaries in the 90 day period immediately prior to the date hereof.

     (q) Environmental Matters.

          (i) Other than exceptions to any of the following that would not result in the Company and its Subsidiaries incurring Environmental Liabilities (as hereinafter defined) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (including, for avoidance of doubt, after giving effect to any environmental insurance policies for which the Company or any of its Subsidiaries is a named insured): (A) the Company and its Subsidiaries and, to the knowledge of the Company, all Owned Real Property or any real property on which the Company or its Subsidiaries have a mortgage, are in compliance with applicable Environmental Laws (as hereinafter defined); (B) there are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, with respect to any Owned Real Property or any real property on which the Company or its Subsidiaries has a mortgage; and (C) there are no facts, circumstances or conditions associated with the Company or its Subsidiaries or any Owned Real Property, Leased Real Property or real property over which the Company or its Subsidiaries exercise day-to-day control or, to the knowledge of the Company, any real property on which the Company or any of its Subsidiaries has a mortgage, that, individually or in the aggregate, would reasonably be expected to result in the assertion of an Environmental Claim against the Company or its Subsidiaries or otherwise result in the Company or its Subsidiaries incurring any Environmental Liability.

          (ii) Neither the Company nor any of its Subsidiaries is a party to any order or, to the knowledge of the Company, any written agreement pursuant to which any of them is obligated under any applicable Environmental Law to remediate any condition relating to any Hazardous Materials.

          (iii) Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this
     Section 3.1(q) are the only representations and warranties in this Agreement with respect to Environmental Laws or Hazardous Materials.

          (iv) For purposes of this Agreement, the terms below shall be defined as follows:

          "Environmental Claims" refers to any complaint, summons, written allegation, citation, notice, directive, order, claim, litigation, judicial or administrative proceeding, judgment, or letter made or filed by, or from, any Governmental Entity or Person involving known or alleged violations of Environmental Laws, or Releases or threatened Releases of Hazardous Materials.

          "Environmental Law" means any and all federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety (as such health and safety relates to the environment or natural resources or conditions affecting either the environment or natural resources) and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 33 U.S.C.ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.Css. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials) as such laws have been amended or supplemented, and the statutes, regulations, rules, ordinances or other legal requirements, and all analogous federal, state or local statutes imposing liability in connection with, or establishing standards for, or requirements for conduct in connection with, the protection of any of the environment, natural resources or public or employee health and safety (as such health and safety relates to the environment or natural resources or conditions affecting either the environment or natural resources).

          "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, reasonable costs and expenses (including out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest relating to any Environmental Claim.

          "Hazardous Materials" means any substance, chemical, material or waste defined, characterized, classified as or otherwise included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "regulated substances," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "contaminants," "pollutants," "medical waste," "infectious waste," "solid waste," "special waste," or words of similar meaning or import under any applicable Environmental Law. Without limiting the generality of the foregoing, the term "Hazardous Materials" shall include (a) any petroleum or petroleum byproducts, gasoline, oil, flammable substances, explosive or radioactive materials; (b) methyl tertiary butyl ether; (c) asbestos in any form; (d) urea formaldehyde foam insulation; (e) transformers or other equipment which contain polychlorinated biphenyls; and (f) radon gas.

          "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandoning or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, which could reasonably be expected to result in liability of the Company or any of its Subsidiaries.

     (r) Properties. Except for any exceptions to the following as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company: (i) each of the Company and its Subsidiaries has good and valid fee simple title to the real property owned by it (the "Owned Real Property"), free and clear of all Liens other than Permitted Liens (as defined in Section 8.11(g)); (ii) each of the Company and its Subsidiaries has valid leasehold interests in the real property leased (as landlord or as tenant) by or from it (the "Leased Real Property", and together with the Owned Real Property, the "Real Property"), free and clear of all Liens other than Permitted Liens; (iii) all leases pursuant to which the Company or any of its Subsidiaries leases (as landlord or as tenant) any Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iv) the Company and its Subsidiaries have not received any notice of any default either on the part of the Company or any of its Subsidiaries under any such lease and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of the Company or any of its Subsidiaries under any of such leases. Funding, a wholly owned Subsidiary of the Company, has good and valid fee simple title to the Company's headquarters location at 17207 North Perimeter Drive, Scottsdale, Arizona, and the Company has good and valid fee simple title to the 3.6 acres of real property described on Section 3.1(r) of the Company Disclosure Schedule, in each case, free and clear of all Liens other than Permitted Liens.

     (s) Contracts. From the last day to which the Company's most recently filed Form 10-K or Form 10-Q relates, whichever is later, to the date hereof, neither the Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (i) (other than this Agreement) that is required to be filed with the SEC that has not been so filed or any material amendment or modification to, or waiver under, any such contract, (ii) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, or
(iii) related to voting or governing how any shares of Company Common Stock shall be voted (the documents referred to in clauses (i) through (iii), together with all contracts, agreements or other documents or instruments listed in Item 14 of the Company's Annual Report on Form 10-K most recently filed with the SEC which are in effect on the date hereof or listed on Section 3.1(s) of the Company Disclosure Schedule, are collectively referred to as the "Material Contracts"). The Company and its Subsidiaries have not received any notice of any default under any Material Contract either by the Company or any of its Subsidiaries which is a party thereto or by any other party thereto which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute such a default by the Company or such Subsidiary or any other party thereto. Neither the Company nor any of its Subsidiaries is subject to or bound by any exclusive dealing arrangement, or other contract or arrangement, containing covenants which materially limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or which involve any material restriction of geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may required by Law or any applicable Governmental Entity). The aggregate amounts payable to the Executives pursuant to Sections 7(a)(i)(A), 7(a)(i)(C)(ii) and 9 of the Employment Agreements between the Company and each of the Executives shall not exceed $23 million. The aggregate amounts payable to other employees of the Company or its Subsidiaries pursuant to Sections 4(a), 4(b)(i), 4(b)(iii) and 6 of the Continuity Agreements between the Company and any such employee and the aggregate amounts payable pursuant to the Change of Control Severance Plan for Certain Covered Executives of the Company would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

     (t) Disposition Properties. To the Company's knowledge, Annex A hereto sets forth a true and complete list of each parcel of Owned Real Property or real property over which the Company exercises day-to-day control on which an underground storage tank containing, or intended for the storage of, gasoline is located.

     (u) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except the Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm, based upon arrangements made by or on behalf of the Company and previously disclosed to Parent.

     (v) Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by Law. Set forth on Section 3.1(v) of the Company Disclosure
Schedule is a list of all insurance policies acquired or maintained by the Company or its Subsidiaries specifically with respect to any potential Environmental Claims or Environmental Liabilities (the "Environmental Policies"). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) all of the insurance policies, binders or bonds acquired or maintained by the Company or its Subsidiaries, other than the Environmental Policies, (the "Policies") are in full force and effect and neither the Company nor any of its Subsidiaries is in default thereunder and (ii) all claims under the Policies have been filed in due and timely fashion. All of the Environmental Policies are in full force and effect and neither the Company nor any of its Subsidiaries are in default thereunder and all claims under the Environmental Policies have been filed in due and timely fashion, except for any lack of such effectiveness, default or untimely claim that is not, individually or in the aggregate, reasonably likely to result in the incurrence of a liability or loss on the part of the Company or any of its Subsidiaries in excess of $500,000.

     (w) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the
Company: (i) the Company and its Subsidiaries own or have the right to use, and following the Closing will continue to own or have the right to use all significant proprietary systems and databases used by the Company and its Subsidiaries to conduct their businesses as currently conducted which are not generally commercially available ("Systems") without the necessity of obtaining a consent or payment of any additional, material license fees or other material payments; (ii) neither the Company nor any of its Subsidiaries has granted any unaffiliated third party access to or the right to use or access such Systems;
(iii) to the Company's knowledge, no unaffiliated third party has obtained access to or copies of the Systems by, through or from the Company or any of its Subsidiaries; (iv) the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company or any Subsidiary of the Company of any Systems (as such Systems are currently used or otherwise exploited by the Company) does not (A) infringe on any valid and subsisting patent, trademark, copyright or other right of any other Person, (B) constitute a misuse or misappropriation of any valid rights in any trade secret, know-how, process or proprietary information of any other Person, or (C) entitle any other Person to any interest therein, or right to compensation from the Company or any Subsidiary of the Company, by reason thereof (it being understood and agreed that insofar as each of the foregoing representations and warranties relate to any System that is licensed to the Company or any Subsidiary of the Company by any third party, such representations and warranties are made to the Company's knowledge); and (v) neither the Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by clause (iv) above, or has knowledge of any facts or circumstances that would reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation.

     (x) Data Tape. The Company has furnished or made available to Parent a data tape which provides certain information with respect to loans and leases of the Company and its Subsidiaries (the "Data Tape"). To the knowledge of the Company, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, the Data Tape was prepared in good faith by the Company in accordance with the books and records of the Company and its Subsidiaries and in a manner not to have intentionally contained incorrect information.

     (y) Canadian Assets. Neither the Company nor any of its affiliates carries on a business in Canada that has (i) a place of business in Canada, (ii) an individual or individuals in Canada who are employed or self-employed in connection with such business, or (iii) assets in Canada used in carrying on such business (without regard to any mortgage loans made by the Company secured by real property located in Canada). Neither the Company nor any of its affiliates carries on a business undertaking in Canada to which employees employed in connection with such undertaking ordinarily report to work.

     3.2 Representations and Warranties of Parent. Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Each of Parent and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the charter and by-laws of Merger Sub which were previously furnished to the Company are true, complete and correct copies of such documents and have not been amended or otherwise modified.

     (b) Authority; No Conflicts.

          (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation of: (A) any provision of the charter or by-laws of Parent or Merger Sub, or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Law applicable to Parent or its Subsidiaries or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to Parent or Merger Sub as a result of the execution and delivery of this Agreement by each of Parent and Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (c) Board Approval. The Board of Directors of each of Parent and Merger Sub, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) declared that this Agreement and the Merger and the other transactions contemplated hereby are advisable and in the best interests of it and its stockholders and (ii) approved this Agreement and the Merger.

     (d) Vote Required. On or prior to the date hereof, GE Capital Franchise Finance Corporation has duly executed and delivered a written consent as the only stockholder of Merger Sub, approving the Merger. Other than those consents or approvals given or made on or as of the date hereof, no other vote of holders of any shares of any class or series of the capital stock of Merger Sub or Parent is necessary to approve the Merger and the other transactions contemplated hereby and the consent executed in connection with this Section 3.2(d) will not be amended, modified or withdrawn prior to Closing.

     (e) Information Supplied.

          (i) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.1(a)), on the date it is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

          (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or Merger Sub will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Stockholders Meeting shall be deemed to have been supplied by the Company.

     (f) Financing. Parent has and will at the Effective Time have, and will make available to Merger Sub and the Surviving Corporation, sufficient funds available to satisfy the obligations to pay all Merger Consideration and other amounts contemplated in Article I hereof.

     (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Goldman, Sachs & Co., whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent.

     (h) Interest in Company. Parent and Merger Sub are not, nor at any time during the last five years has any of them been, an "interested stockholder" of the Company as defined in Section 3-601 of the MGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company.

     (i) BAF Business. Other than the BAF Business, there is no other line of business or operation conducted by General Electric Company and its controlled affiliates whose primary business consists of providing loan or lease financing advances to borrowers or lessees for the purpose of financing such Persons' acquisition and/or operation of one or more individual locations as franchisees of restaurant concepts or retail businesses.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as contemplated or permitted by this Agreement, as otherwise indicated on Section 4.1 of the Company Disclosure Schedule, as required by Law or by the rules and regulations of a Governmental Entity or the NYSE, or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     (a) Ordinary Course.

          (i) The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

          (ii) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

          (iii) The Company shall take all action necessary to continue to qualify as a REIT; provided, however, that the Company shall not be deemed to be in breach of this Section 4.1(a)(iii) by reason of its failure to make a distribution in excess of that permitted to be made pursuant to
     Section 4.1(b).

     (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for regular quarterly dividends by the Company in an amount not in excess of $0.56 per share for each such dividend (including a pro rated dividend for the portion of the quarterly dividend period ending the day prior to the Effective Time), and except for dividends by Subsidiaries of the Company to the Company or another wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except pursuant to the Rights Agreement or for the purchase from time to time by the Company of Company Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice in connection with the Company Plans.

     (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or any stock appreciation, phantom stock or similar rights with respect to the Company or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of Company Common Stock (and the associated Rights) upon the exercise of Options outstanding as of the date hereof and Warrants in accordance with their terms, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to the Company or another wholly owned Subsidiary of the Company, (iii) issuances in accordance with the Rights Agreement, (iv) deliveries of Company Common Stock (and the associated Rights) pursuant to the Company's Dividend Reinvestment Plan, or (v) the deliveries of Company Common Stock (and the associated Rights) pursuant to the 1997 Employee Stock Purchase Plan.

     (d) Governing Documents. The Company and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

     (e) No Acquisitions. Other than pursuant to the agreements and contracts set forth on Section 4.1(e) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (other than the acquisition of real property and other assets in the ordinary course); provided, however, that so long as the Company delivers prompt notice thereof to Parent, the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company or (ii) the creation of new Subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement; and provided, further, that notwithstanding the foregoing, neither the Company nor any of its Subsidiaries (other than FFCA Capital Holding Corporation or a special purpose business trust or other special purpose entity created in connection with a securitization or warehouse transaction) shall knowingly, after reasonable investigation, acquire or operate, or agree to acquire or operate, any real property (whether in fee or pursuant to a lease) on which an underground storage tank containing or intended for the storage of, gasoline is located (it being agreed that FFCA Capital Holding Corporation (or a special purpose business trust or other special purpose entity created in connection with a securitization or warehouse transaction) may and the Company may permit FFCA Capital Holding Corporation (or a special purpose business trust or other special purpose entity created in connection with a securitization or warehouse transaction) to, foreclose upon or acquire any real property in the ordinary course of its business, consistent with past practices).

     (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company, (ii) in the ordinary course of business (including in connection with (A) permanent securitizations, temporary warehousing facilities in contemplation thereof, and any similar financing activities and (B) the administration of properties acquired by the Company or its Subsidiaries in foreclosures, workouts or settlements), (iii) whole Loan sales or sales of Loans in the secondary market or (iv) pursuant to Section 5.2 hereof, the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

     (g) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to (i) other than in connection with actions permitted by Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by the Company or a Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company or (B) in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by the Company and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of the Company and its Subsidiaries) or
(ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except (A) pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement, in each case, as such credit facilities, indentures, and other arrangements may be amended, extended, modified, refunded, renewed or refinanced in the ordinary course of the Company's business, consistent with its past practices after the date of this Agreement so long as the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby and the other terms and conditions thereof, taken as a whole, are not materially less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement, (B) in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by the Company and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of the Company and its Subsidiaries) or (C) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

     (h) Accounting Methods; Income Tax Elections. The Company shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in U.S. GAAP as concurred in by the Company's independent accountants, or (ii) change its fiscal year, or

(iii) make or revoke any material express or deemed election relating to Taxes, or (iv) settle or compromise any Tax liability material to the Company and its Subsidiaries taken as a whole, or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes. The Company shall, and shall cause each of its Subsidiaries to, duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law; provided, however, that the Company promptly notifies Parent that it is availing itself of such extensions; and provided, further that such extensions do not adversely affect the Company's status as a REIT under the Code.

     (i) Compensation. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or adopt any employment, change in control, "continuity," severance or other similar plan, program, policy or agreement with or with respect to any Company Employee. Except in the ordinary course of business consistent with past practice or as required by Law or an existing agreement, the Company shall not, and shall not permit any of its Subsidiaries to: (i) except pursuant to Section 5.6(f), enter into, adopt or amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Plan as in effect as of the date hereof; (iii) except as otherwise provided in Section 5.6(d), pay any bonuses or annual incentive awards with respect to fiscal 2000 or the interim period of fiscal 2001 ending on the Closing Date in excess of $100,000 in the aggregate; (iv) make any contribution, other than regularly scheduled contributions, to any Company Plan; or (v) make a commitment or agree to do any of the foregoing.

     (j) Fundamental Transactions. The Company shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries.

     (k) Material Contracts. Except in connection with an action otherwise specifically permitted pursuant to this Section 4.1, neither the Company nor any of its Subsidiaries shall enter into, renew or modify any agreement which, if in effect on the date hereof, would have been a Material Contract, other than any such agreement which may be terminated upon no more than 60 days notice without payment of any premium or penalty.

     (l) Settlements and Compromises. The Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise any suit, action or claim pending or threatened against any of them relating to any potential or actual liability of the Company or its Subsidiaries under Environmental Law that is not otherwise covered by environmental insurance which, individually or together with all other such settlements and compromises, is in excess of $500,000.

     (m) Commitments. The Company shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.1.

     4.2 No Control of Company Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Preparation of Proxy Statement; Company Stockholders Meeting.

     (a) As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Parent with a reasonable number of copies of all such filings made with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Each of Parent and the Company shall use all reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof.

     (b) Subject to Sections 5.5 and 7.1(f), (i) the Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining

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the Required Company Vote with respect to the transactions contemplated by this
Agreement (the "Company Stockholders Meeting") and (ii) the Company shall take all lawful action to solicit the approval of the Merger and the transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby, by the Required Company Vote unless the Board of Directors of the Company, after consultation with its outside counsel, determines in good faith that such action would be inconsistent with applicable law. Without limiting the generality of the foregoing but subject to its rights pursuant to
Section 7.1(f), the Company agrees that its obligations pursuant to the preceding provisions of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

     5.2 Disposition. The Company shall use its reasonable best efforts to effect the Disposition prior to the Effective Time for the consideration and on the terms and conditions set forth on Section 5.2 of the Company Disclosure Schedule. Parent agrees to use its reasonable best efforts to cooperate and assist the Company to effect the Disposition as promptly as practicable after the date hereof, and shall take all actions that are designated to be taken by Parent or its Subsidiaries set forth on Section 5.2 of the Company Disclosure Schedule. From time to time during the period commencing on the date hereof and ending immediately prior to the Effective Time, each of the Company and Parent may supplement Annex A to include additional Owned Real Property on which an underground storage tank containing, or intended for the storage of, gasoline is located by delivery of written notice pursuant to Section 8.2 hereof.

     5.3 Access to Information.

     (a) Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to), subject to any limitations in loan, lease or other documentation, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, officers, employees, commitments and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent (i) a copy of (A) each material report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (B) each compliance certificate delivered by it pursuant to any of the facilities listed in Section 5.3(a) of the Company Disclosure Schedule, and (ii) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Company may restrict the foregoing access to the extent that any Law of any Governmental Entity (which, for purposes of this Section 5.3 shall include any foreign governmental entities) applicable to the Company or any existing agreement requires the Company or its Subsidiaries to restrict access to any properties or information.

     (b) Parent and its representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 8, 1999 between the Company and Parent (the "Confidentiality Agreement").

     (c) Any investigation by Parent shall not affect the representations and warranties of the Company.

     5.4 Reasonable Best Efforts.

     (a) Subject to the terms and conditions of this Agreement, each party will
(i) use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and otherwise to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including with respect to obtaining the opinion referred to in
Section 6.2(c) hereof, and all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable in order to consummate the transactions contemplated by this Agreement and (ii) keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.

     (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within five (5) Business Days of the date hereof, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Section 5.4 shall require the Company, Merger Sub, Parent or any of their respective Subsidiaries to sell, hold separate or otherwise dispose of or conduct their respective businesses in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of either the Company and its Subsidiaries, taken as a whole or the BAF Business (as defined below) (it being understood that (i) any obligation of Parent or any of its Subsidiaries to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, is strictly limited to the assets, properties and operations of (A) the franchise finance business conducted by Parent under the name of "Business Asset Funding" (the "BAF Business") and (B) in addition to the obligations under clause (i)(A) above, after the Effective Time, the Company and its Subsidiaries,
(ii) in no event shall Parent or any of its Subsidiaries have any obligation to sell, hold separate or otherwise dispose of or conduct any of its businesses in a specified manner other than the BAF Business and, after the Effective Time, that of the Company and its Subsidiaries and (iii) in the case of any such action required of Parent or Merger Sub or their respective Subsidiaries, the determination of such a material adverse effect will be measured instead against aggregate business, financial condition or results of operations of the BAF Business that would be equivalent economically to the aggregate assets and businesses of the Company and its Subsidiaries, taken as a whole).

     (c) Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.4(b) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law (as defined below), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity (including any foreign governmental entity) and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity (including any foreign governmental entity) or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity (including any foreign governmental entity) or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to resolve, contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c).

     5.5 Acquisition Proposals. The Company agrees that after the date hereof neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its material Subsidiaries, or any purchase or sale of all or 20% or more of the equity securities of it or any of its material Subsidiaries or of the assets of it and its Subsidiaries taken as a whole (any such proposal or offer, other than a proposal or offer made by Parent or an affiliate thereof, being hereinafter referred to as an "Acquisition Proposal"); provided, however, that the Company may take any of the foregoing actions to the extent such actions are in connection with any transaction permitted under Section 4.1(e) or 4.1(f). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Company and its Board of Directors, including all of the aforementioned Persons, shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, and (B) in response to an unsolicited bona fide written Acquisition Proposal by any Person, (I) furnish information to, request information from, and engage in discussions or negotiations with the Person making such Acquisition Proposal and (II) recommend such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, or withdraw or modify in any adverse manner its approval or recommendation of this Agreement, if and only to the extent that, in any such case as is referred to in clause (B), (i) the Board of Directors of the Company concludes in good faith that such Acquisition Proposal (x) in the case of clause (I) above could reasonably be expected to constitute or result in a Superior Proposal or (y) in the case of clause (II) above constitutes a Superior Proposal (after giving effect to any concessions which are offered by Parent, if any, following delivery of notice to Parent required pursuant to Section 7.1(f)), and (ii) prior to providing any information to any Person in connection with an Acquisition Proposal by any such Person, the Company receives from such Person an executed confidentiality agreement and standstill agreement no less favorable in the aggregate to the Company than the Confidentiality Agreement. The Company agrees that it will keep Parent informed as promptly as practicable (but in any case by the end of the next Business Day) of the status and material terms of any such proposals or offers, including any material revisions thereof, and any material developments in the status of any such material discussions or negotiations, including the identity of any Person making an Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

     5.6 Employee Benefits Matters.

     (a) Effective immediately prior to the Effective Time, the Company shall and shall cause its Subsidiaries to terminate any Company Plans which are tax-qualified 401(k) plans, and any Company Employees who are employed by the Surviving Corporation shall be allowed to roll over their accounts under such plan to a 401(k) plan offered by Parent or one of its affiliates following the Effective Time.

     (b) Except with respect to the Executives:

          (i) for at least 18 months after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide the Company Employees with base salaries that are at least equal to the respective base salaries of such Company Employees immediately prior to the Effective Time; and

          (ii) for the period commencing on the Effective Time and ending on December 31, 2002, Parent shall, or shall cause the Surviving Corporation to, provide Company Employees with (A) bonus opportunities (limited, for purposes of this Section 5.6(b)(ii)(A), solely to the cash component thereof) that are the same as, or substantially equivalent to, those provided to such Company Employees immediately prior to the Effective Time, and (B) benefits (other than those described in Sections 5.6(b)(i) and 5.6(b)(ii)(A) above) that are the same as, or substantially equivalent to, those provided to similarly situated employees of Parent.

     Nothing contained in Section 5.6(b)(i) or 5.6(b)(ii) shall prevent Parent from causing the Company Employees to be provided with benefits under Benefit Plans maintained by Parent or any of its affiliates which comply with the foregoing provisions.

     (c) Parent will, or will cause the Surviving Corporation to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any Benefit Plan in which such employees may be eligible to participate after the Effective Time; (ii) provide each Company Employee with credit for any co-payments and deductibles paid in the calendar year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare Benefit Plans in which such employees are eligible to participate after the Effective Time; and (iii) provide each Company Employee with credit for all purposes (other than for the purpose of benefit accruals under any qualified or nonqualified defined benefit pension plan) for all service with the Company and its affiliates (to the extent such service was credited under the applicable Company Plans) under each Benefit Plan of the Parent or its affiliates in which such employees become eligible to participate after the Effective Time.

     (d) In lieu of the annual bonus otherwise payable in respect of the portion of the calendar year ending prior to the Effective Time to Company Employees who are eligible, immediately prior to the Effective Time, to receive such bonus, Parent shall, or shall cause the Surviving Corporation to, pay in the aggregate for the benefit of all such Company Employees, an amount for such calendar year set forth on Section 5.6(d) of the Company Disclosure Schedule (the "2001 Bonus Amount") prorated on a daily basis from January 1 of the calendar year in which the Effective Time occurs through the Effective Time. The allocation of the 2001 Bonus Amount shall be made (i) in the case of the Executives, based on the recommendation of the Compensation Committee and approved by the Board of Directors of the Company, and (ii) in the case of any other Company Employee, based on the recommendation of the Executives and approved by the Compensation Committee and the Board of Directors of the Company. The payment of the 2001 Bonus Amount shall be made as soon as practicable after the Effective Time, but in no event later than 60 days after the Effective Time.

     (e) Immediately prior to the Effective Time, the Option Period (as defined in the Company's 1997 Employee Stock Purchase Plan (the "ESPP")), shall be terminated in accordance with the terms of Section 1.9(c) hereof, and Parent shall, or shall cause the Surviving Corporation to, pay to all participants in the ESPP the per share Merger Consideration in respect of the shares of Company Common Stock (including fractional shares, in accordance with the terms of the ESPP) that such participants would otherwise have been eligible to receive at such time. The Company shall take all such actions as may be necessary to effect the foregoing.

     (f) The Company shall terminate each of the Company Employees set forth on
Section 5.6(f) of the Company Disclosure Schedule prior to the Effective Time and the Company shall have performed all obligations to such Company Employees under all applicable Company Plans, except for those obligations which by their terms are to be performed after the Effective Time.

     5.7 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the

Company or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the preparation, negotiation, authorization, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of the Required Company Vote and all other matters related to the transactions contemplated hereby.

     5.8 Directors' and Officers' Indemnity.

     (a) Parent agrees that from and after the Effective Time it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company and other persons entitled to indemnification under the charter and by-laws or similar organizational documents of the Company or any of its Subsidiaries as in effect on the date hereof ("Covered Persons") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, however, that if required under applicable Law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Each Covered Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent and the Surviving Corporation within ten (10) Business Days of receipt from the Covered Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, to the extent required by the MGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     (b) Parent shall cause the Surviving Corporation and all other Subsidiaries of the Company to maintain for a period of at least six years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts provided by reputable and financially sound insurance companies containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving

Corporation be required to pay premiums therefor in any one year in an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section 5.8, which policies provide such directors and officers with coverage for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder.

     (c) If Parent, the Surviving Corporation, any of its Subsidiaries or any of their successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.8.

     (d) This Section 5.8 is intended to benefit and shall be enforceable by the Covered Persons and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Parent, Merger Sub and the Surviving Corporation and their successors and assigns.

     5.9 Sale of Securitization Interests. Immediately prior to the Effective Time, Parent shall cause Galahad, which shall be a REIT eligible under the terms of the securitizations of the Company set forth on Section 5.9 of the Company Disclosure Schedule to own all of the capital stock of FRIC and the Securitization Interests, to purchase, and the Company shall sell or cause to be sold, all of the Securitization Interests for the consideration set forth on
Section 5.9 of the Company Disclosure Schedule; provided, however, that in no event shall such purchase and sale (i) reduce, alter or otherwise change the Merger Consideration to be paid to the Company's stockholders pursuant to
Section 1.8 or (ii) impede or delay the Closing of the Merger. The sale of the Securitization Interests shall, at Parent's election (to be made at least 5 business days prior to Closing), be in the form of a transfer of all of the capital stock of FRIC and/or an assignment and transfer of the Securitization Interests. Each of the Company and Parent shall take (or shall cause to be taken) all actions and shall execute (or shall cause to be executed) all documents as are reasonably necessary to effect the transactions contemplated by this Section 5.9.

     5.10 Public Announcements. The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. The Company shall have obtained the Required Company Vote approving the Merger and the other transactions contemplated hereby, including the amendment to the Company's charter contemplated hereby.

     (b) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date); provided, however, that if the foregoing provisions of this paragraph (a) shall not be satisfied, such provisions shall nevertheless be deemed to be satisfied so long as all failures of such representations and warranties to be so true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on the Company; and provided, further that notwithstanding anything to the contrary set forth hereinabove, the provisions of this paragraph (a) shall not be satisfied if the representations and warranties of the Company set forth in
Section 3.1(t) shall not be true and correct in all respects as of the Closing Date (after giving effect to any additions to Annex A hereto as permitted pursuant to Section 5.2 hereof); and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company certifying to the satisfaction of the conditions set forth in this Section 6.2(a).

     (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

     (c) REIT and Subsidiary Status Opinion. Parent shall have received an opinion of Kutak Rock LLP, or other counsel to the Company reasonably acceptable to Parent, dated as of the Effective Time, substantially in the form of Exhibit 6.2(c) and with no substantive change in the legal conclusions, legal analysis or qualifications or limitations set forth in Exhibit 6.2(c). Such opinion may be based on the certificate substantially in the form attached as Exhibit 6.2(c), provided, however, that there are no substantive changes in the statements or representations set forth in such Exhibit and no assumptions or representations are added that are not set forth in such Exhibit.

     (d) [Intentionally Omitted].

     (e) No Material Adverse Change. Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on the Company.

     (f) No Governmental Suits. There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity (other than a suit, action or proceeding based on facts solely relating to Parent or Merger Sub or any of their respective Subsidiaries) which would reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Parent's or Merger Sub's ownership or operation (or that of any of their respective affiliates) of all or a material portion of the Company's businesses or assets after giving effect to the Merger, or (iii) in connection with the Merger, compel Parent or Merger Sub or their respective Subsidiaries and affiliates to dispose of or hold separate
(A) any material portion of the business or assets of the BAF Business or (B) any portion of the business or assets of the Company or any of its Subsidiaries (after giving effect to the Merger), if such disposition or holding separate would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     (g) No Adverse Changes in Tax Laws. No "change of law" shall have occurred after the date hereof and be continuing as a result of which it would reasonably be expected (after taking into account, in the case of prospective changes of law, the likelihood of such change of law occurring) that at the Effective Time there would be a material risk that the Company would not qualify at or prior to the Effective Time as a REIT. For this purpose, the term "change in law" shall mean any amendment to or change (including any announced prospective change having a proposed effective date at or prior to the Effective Time) in the federal tax laws of the United States or any provision of the federal securities laws of the United States containing a definition which is applied for purposes of interpreting the federal tax laws, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure or notice, private letter ruling, technical advice memorandum, no action letter, exemptive application or other administrative guidance or official pronouncement) or any judicial decision interpreting such federal tax laws or federal securities laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Company or a Subsidiary of the Company or is subject to review or appeal).

     (h) No Adverse Changes in Equity Markets. There shall have not occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities in the New York Stock Exchange for a period in excess of three hours (excluding suspensions in limitations resulting solely from physical damage or interference with such exchanges not related to market conditions) or
(ii) any decline in the New York Stock Exchange composite index by an amount in excess of 25% measured from the close of business on the date of this Agreement.

     (i) Closing of the Disposition. The Company shall have consummated the Disposition in a manner and for consideration consistent with Section 5.2 hereof.

     6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality and Material Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date); provided, however, that if the foregoing provisions of this paragraph (a) shall not be satisfied, such provisions shall nevertheless be deemed to be satisfied so long as all failures of such representations and warranties to be so true and correct, taken together, would not reasonably be expected to have a Material Adverse Effect on Parent, and the Company shall have received a certificate of a duly authorized representative of Parent certifying to the satisfaction of the conditions set forth in this Section 6.3(a).

     (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of a duly authorized representative of Parent to such effect.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties whether before or after receipt of the Required Company Vote or approval of the Merger by the stockholder(s) of Merger Sub:

     (a) By mutual written consent of Parent and the Company;

     (b) By either the Company or Parent if the Effective Time shall not have occurred on or before December 31, 2001 (the "Termination Date");

     (c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) By either the Company or Parent if the Required Company Vote shall not have been obtained at a duly held meeting of stockholders of the Company, called for the purpose of approving the Merger, including any adjournment or postponement thereof;

     (e) By Parent if the Board of Directors of the Company, (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or (ii) shall approve or recommend a Superior Proposal;

     (f) By the Company, upon two (2) Business Days' prior notice to Parent, if the Board of Directors of the Company shall determine to approve or recommend a Superior Proposal; provided, however, that (i) the Company shall have complied in all material respects with Section 5.5, and (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to any concessions which are offered by Parent during such two (2) Business Day period, after consulting with its financial advisors and outside counsel, that such proposal is a Superior Proposal; and provided, further, that it shall be a condition to termination by the Company pursuant to this Section 7.1(f) that the Company shall have made the payment of the Termination Fee to Parent required by
Section 7.2(b);

     (g) By Parent, if any of the conditions set forth in Section 6.1 or 6.2 shall become impossible to fulfill (other than as a result of any breach by Parent of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

     (h) By the Company, if any of the conditions set forth in Section 6.1 or
6.3 shall become impossible to fulfill (other than as a result of any breach by the Company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement.

     7.2 Effect of Termination.

     (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors under this Agreement or any other agreement or understanding among the parties with respect to the subject matter hereof except with respect to Section 3.1(u), Section 3.2(g), Section 5.3(b), Section 5.7, Section 7.2 and Article VIII of this Agreement; provided, however, that the termination of this Agreement shall not relieve any party from any liability for any material breach of any obligation under this Agreement occurring prior to termination.

     (b) If (i) Company shall terminate this Agreement pursuant to Section 7.1(f), (ii) Parent shall terminate this Agreement pursuant to Section 7.1(e) (or the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d) at any time that Parent shall be entitled to terminate this Agreement pursuant to Section 7.l(e)), or (iii) (x) the Company or Parent shall terminate this Agreement pursuant to Section 7.1(d), (y) at the time of the event giving rise to such termination, an Acquisition Proposal with respect to the Company in which the consideration proposed to be received by the holders of Company Common Stock has a value in excess of the Merger Consideration shall have been publicly announced (any such Acquisition Proposal, whenever announced, being a "Qualifying Acquisition Proposal") and shall not have been publicly rejected by the Company's Board of Directors and (z) within 12 months of the termination of this Agreement, the Company either (1) consummates the transaction contemplated by such Qualifying Acquisition Proposal or any other Qualifying Acquisition Proposal or (2) enters into a definitive agreement with respect to the transaction contemplated by such Qualifying Acquisition Proposal or any other Qualifying Acquisition Proposal and any such transaction is consummated at any time thereafter, then the Company shall pay to Parent an amount equal to $60 million (the "Termination Fee")

     (c) The Termination Fee required to be paid pursuant to Section 7.2(b)(i) or 7.2(b)(ii) shall be paid (x) in the case of Section 7.2(b)(i), prior to, and shall be a pre-condition to the effectiveness of, and (y) in the case of Section 7.2(b)(ii), within five (5) Business Days after, the termination of this Agreement referred to in such Section. The Termination Fee required to be paid pursuant to Section 7.2(b)(iii) shall be made to Parent not later than two (2) Business Days after the consummation of the transaction contemplated by a Qualifying Acquisition Proposal. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent. Notwithstanding anything to the contrary herein, the Company shall not be required to pay more than one Termination Fee under this Agreement.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Required Company Vote or approval of the Merger by Merger Sub's stockholder(s), but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. Except as provided in Section 5.2, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those or any other rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or other agreements, shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) for this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by telecopy upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the day of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered in one of the means set forth above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a) if to Parent or Merger Sub, to:

                       General Electric Capital Corporation
                       44 Old Ridgebury Road
                       Danbury, Connecticut  06810
                       Attention:  Michael A. Meehan, Esq.,
                                   General Counsel - CEF
                                   Facsimile No.:  (203) 796-1313

     in each case with a copy to:

                       Weil, Gotshal & Manges LLP
                       767 Fifth Avenue
                       New York, New York  10153
                       Attention: Jane McDonald, Esq.
                                  Facsimile No.: (212) 310-8007

; provided, however, that with respect to any requests for consents pursuant to
Section 4.1 of this Agreement, to:

                       General Electric Capital Corporation
                       44 Old Ridgebury Road
                       Danbury, Connecticut  06810
                       Attention:  W. Gordon Olivant,
                                   Manager - Business Development - CEF
                                   Facsimile No.:  (203) 796-5656

     (b) if to the Company, to:

                       Franchise Finance Corporation of America
                       17207 North Perimeter Drive
                       Scottsdale, Arizona  85255
                       Attention:  Dennis L. Ruben, Esq.,
                                   Executive Vice President and
                                   General Counsel
                       Facsimile No.: (480) 585-2226

     with a copy to:

                       Simpson Thacher & Bartlett
                       425 Lexington Avenue
                       New York, New York  10017
                       Attention: Robert E. Spatt, Esq.
                       Facsimile No.: (212) 455-2502

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries.

     (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality

     Agreement, which shall survive the execution and delivery of this Agreement. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties not relating to the subject matter hereto shall not be affected by any provision of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.8.

     8.6 Governing Law. Except to the extent that rights of the stockholders of the Company and the transactions contemplated hereby, including the Merger, are governed by the MGCL, this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however that this Agreement may be assigned by any party to its successor in a merger, the purpose of which is to change the state of domicile of such party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction Waivers. Each of Parent, Merger Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Courts of the State of Delaware, and each of Parent, Merger Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent, Merger Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $100,000 and the parties intend that 6 Del. C. ss.2708 shall apply to this Agreement. Parent acknowledges that service or delivery to Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware 19801, whom Parent hereby appoints as its agent for service of process, shall constitute good and sufficient service.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11 Definitions. As used in this Agreement:

     (a) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) to which such Person is a party or which is maintained or contributed to by such Person.

     (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (c) "Business Day" means any day on which banks are not required or authorized to close in New York City, New York and Phoenix, Arizona.

     (d) "Executives" shall mean, collectively, Morton H. Fleischer, John R. Barravecchia, Christopher H. Volk, Dennis L. Ruben and Stephen G. Schmitz.

     (e) "knowledge" of the Company or similar references means the actual knowledge of any of Morton H. Fleischer, John R. Barravecchia, Christopher H. Volk, Dennis L. Ruben, Stephen G. Schmitz, Hal Vinson or Catherine F. Long, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

     (f) "Material Adverse Effect" means, (x) with respect to the Company, any change, circumstance or effect that (after giving effect to any benefits or beneficial or mitigating consequences or effects occasioned by or arising out of or in connection therewith, including the availability of any insurance, any Tax credits, deductions or other benefits, or any contractual reimbursement or indemnity) is materially adverse to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, other than change, circumstance or effect relating to (i) the economy or securities markets in general, (ii) the announcement, pendency or consummation of the Merger or any other action contemplated by this Agreement,
(iii) any changes in general economic conditions in industries in which the Company or any of its Subsidiaries operates, which changes do not affect the Company and its Subsidiaries disproportionately relative to other entities operating in such industries, or (iv) any action required to be taken by the Company or any of its Subsidiaries by the terms hereof; and (y) with respect to the Company or Parent, any change, circumstance or event that would prevent, hinder or materially delay the consummation of the transactions contemplated by this Agreement by such party or its Subsidiaries.

     (g) "Permitted Liens" means the collective reference to (i) Liens set forth in Section 3.1(r) of the Company Disclosure Schedule, (ii) Liens for current property taxes, assessments and other governmental charges not yet due and payable or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP, (iii) statutory liens of landlords, mechanics, carriers, warehousemen, and other Liens imposed by law incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) easements, patent reservations, covenants, rights of way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property and (vi) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interest or encumbrances that have been placed by any developer, landlord or third party on Real Property over which the Company or any Subsidiary has easement rights or on any of the Leased Real Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights of way and other similar restrictions, none of which items set forth in clauses (A), (B) and (C), individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate in the business of the Company and its Subsidiaries taken as a whole as presently conducted.

     (h) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (i) "Subsidiary" (i) when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (A) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (B) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (ii) when used with respect to the Company, includes each Delaware business trust created by one or more wholly owned Subsidiaries of the Company in connection with its securitization or warehouse transactions in which the Company or any of its wholly owned Subsidiaries holds an interest.

     (j) "Superior Proposal" means a bona fide, written Acquisition Proposal made by a third party which the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors and legal counsel),
(i) would, if consummated, result in a transaction that represents greater value to the Company's stockholders (in their capacities as stockholders), from a financial point of view, than the Merger Consideration, and (ii) is reasonably capable of being completed (including with respect to the ability of such third party to obtain any external financing).

     IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.

                                  FRANCHISE FINANCE CORPORATION OF AMERICA


                                  By: /s/ Morton H. Fleischer
                                      ------------------------------------------
                                      Morton H. Fleischer
                                      Chairman and Chief Executive Officer

                                  GALAHAD ACQUISITION CORP.


                                  By: /s/ W. Gordon Olivant
                                      ------------------------------------------
                                      W. Gordon Olivant
                                      Vice President

                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By: /s/ Paul T. Bossidy
                                      ------------------------------------------
                                      Paul T. Bossidy
                                      Vice President

                                   APPENDIX B
                               FAIRNESS OPINION OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                 March 29, 2001


Board of Directors
Franchise Finance Corporation of America
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, Arizona 85255


Gentlemen:

     Franchise Finance Corporation of America (the "Company"), General Electric Capital Corporation (the "Acquiror") and Galahad Acquisition Corp., an indirect wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with Acquisition Sub in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share (the "Shares"), will be converted into the right to receive $25.00 in cash.

     You have asked us whether, in our opinion, the proposed consideration to be received by the holders of the Shares in the Merger is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company;
     (3) Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;
     (4) Reviewed the market prices and valuation multiples for the Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;
     (5) Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;
     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;
     (7) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;
     (8)  Reviewed a draft dated March 29, 2001 of the Agreement; and
     (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed for or by us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any assets or liabilities of the Company. We are not experts in the evaluation of allowances for loan and lease losses, and we have neither made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company, nor reviewed any individual credit files relating to the Company, and, as a result, we have assumed that the aggregate allowance for loan and lease losses for the Company is adequate to cover such losses. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management as to the expected future financial performance of the Company. In addition, we have assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. We have assumed that the Agreement will not be materially different from the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated, and on the information made available to us as of the date hereof.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade securities of the Company and the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed consideration to be received by the holders of the Shares pursuant to the Merger is fair to such shareholders from a financial point of view.

                                 Very truly yours,

                                 /s/ Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                                   APPENDIX C

                      AMENDMENT AND RESTATEMENT OF CHARTER
                                       OF
                    FRANCHISE FINANCE CORPORATION OF AMERICA
            (TO BECOME EFFECTIVE AT THE EFFECTIVE TIME OF THE MERGER)

FIRST: The name of the corporation (the "Corporation") is Franchise Finance Corporation of America.

SECOND: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

THIRD: The address of the principal office of the Corporation in this State is 4 Northpark Dr., Suite 500, Hunt Valley, Maryland 21030.

FOURTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 300 East Lombard Street, 14th Floor, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

FIFTH: The Corporation has authority to issue 10 shares of stock, par value $.01 per share. The aggregate par value of all classes of stock having par value is $.10.

SIXTH: The number of directors of the Corporation shall be three which number may be increased or decreased pursuant to the bylaws of the Corporation. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are Paul T. Bossidy, Thomas F. Fanelli and Christopher Jacobs.

                          PROXY/VOTING INSTRUCTION CARD


                    FRANCHISE FINANCE CORPORATION OF AMERICA
           c/o Wells Fargo Bank Minnesota, N.A., Shareowner Services,
                 P.O. Box 64854, St. Paul, Minnesota 55164-0854

                      SPECIAL MEETING DATE: JULY 20, 2001
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned shareholder of Franchise Finance Corporation of America (the "Company"), a Maryland corporation, hereby constitutes and appoints John Barravecchia and Dennis L. Ruben, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to attend and to vote, as designated below, according to the number of shares of the Company's $.01 par value common stock held of record by the undersigned on May 31, 2001, and as fully as the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders to be held at The Fairmont Scottsdale Princess, 7575 East Princess Drive, Scottsdale, Arizona on Friday, July 20, 2001 at 10:00 a.m. local time, and at any postponements or adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE PROXY AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

Please mark boxes [X] in ink. Sign, date and return this Proxy promptly, using the enclosed envelope.


1. Proposal to approve the merger and the related amendment to the Company's charter as contemplated by the Agreement and Plan of Merger, dated as of March 30, 2001, among General Electric Capital Corporation ("GE Capital"), Galahad Acquisition Corp., an indirect wholly-owned subsidiary of GE Capital, and the Company, as described in the Company's proxy statement dated June 8, 2001, furnished herewith.


     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

2. In the discretion of such proxy holders, upon such other business as may properly come before the Special Meeting or any and all postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated June 8, 2001 and the Proxy Statement furnished therewith, and revokes any previously granted proxy with respect to the Special Meeting, if any.

                                  Dated                                    ,2001
                                        ----------------------------------


                                  ----------------------------------------------
                                  Authorized Signature


                                  ----------------------------------------------
                                  Title


                                  ----------------------------------------------
                                  Authorized Signature


                                  ----------------------------------------------
                                  Title


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

TO SAVE THE COMPANY ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

NON-VOTING INSTRUCTIONS

     [ ] SPECIAL MEETING. Please check here to indicate that you plan to attend the Special Meeting of Shareholders on July 20, 2001.